The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The definitive terms of the transactions described herein will be described in the final prospectus supplement.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-132039
and 333-132039-02

Subject to Change and Completion, dated May 30, 2007

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 30, 2007)

$1,200,000,000 Goal Capital Funding Trust 2007-1 Student Loan Asset-Backed Notes

GOAL CAPITAL FUNDING TRUST 2007-1 Issuing Entity	GOAL CAPITAL FUNDING, LLC Depositor

GOAL FINANCIAL, LLC Sponsor and Administrator

Notes are being offered in the following classes:

Class	Principal Amount	Interest Rate	Price to Public	Underwriting Discount	Proceeds to the Trust	Stated Maturity Date
A-1 Floating Rate Notes	$237,000,000	3-month LIBOR plus %	100%	0.145%	99.855%	June 25, 2021
A-2 Floating Rate Notes	$155,000,000	3-month LIBOR plus %	100%	0.175%	99.825%	March 25, 2024
A-3 Floating Rate Notes	$279,000,000	3-month LIBOR plus %	100%	0.200%	99.800%	September 25, 2028
A-4 Floating Rate Notes	$331,000,000	3-month LIBOR plus %	100%	0.230%	99.770%	March 25, 2036
A-5 Floating Rate Notes	$118,000,000	3-month LIBOR plus %	100%	0.265%	99.735%	March 25, 2042
B-1 Auction Rate Notes	$45,000,000	Auction Rate	100%	0.310%	99.690%	March 25, 2042
C-1 Floating Rate Notes	$35,000,000	3-month LIBOR plus %	100%	0.390%	99.610%	June 25, 2042
Total	$1,200,000,000		$1,200,000,000	$2,522,900	$1,197,477,100

The offered notes are obligations of the issuing entity only and are payable solely from the pledged collateral described in this prospectus supplement and in the accompanying prospectus, which consists primarily of student loans, including consolidation loans, made under the Federal Family Education Loan Program. The offered notes are not obligations of, or interests in, Goal Financial, LLC, the depositor, the administrator, the servicers or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus. You should consider carefully the “risk factors” beginning on page S-16 of this prospectus supplement and on page 7 of the accompanying prospectus. Credit enhancement for the offered notes will include cash on deposit in a reserve fund and a capitalized interest fund, as well as, for the class A notes, the subordination of the class B notes and the class C notes, and for the class B notes, the subordination of the class C notes, as described in this prospectus supplement. Additional support will include an interest rate cap derivative agreement with an entity satisfactory to the rating agencies rating the offered notes.

Receipts of principal and certain other payments received on the student loans held in the trust estate will be distributed as payments of interest on and principal of the offered notes on each applicable distribution date. Interest on the LIBOR rate notes will be distributed on each quarterly distribution date. “Quarterly distribution dates” will occur on the 25th of each March, June, September and December (or, if the 25th of such month is not a business day, the next business day), beginning in September 2007. Distribution dates for interest on the auction rate notes will generally occur on the business day following the end of each auction period for those notes. Initially, these will occur every 28 days. Funds will be allocated to provide for sequential payment of principal on the class A-1 through class A-5 notes until paid in full. The class B notes will not receive payments of principal prior to the stepdown date, which is scheduled to occur on June 25, 2013. The class C notes will receive payments of principal from available funds subsequent to payments of principal, if any, on the class A notes and, after the stepdown date, the class B notes and certain other amounts payable on an applicable distribution date. The notes of classes A-1, A-2, A-3, A-4, A-5 and C-1 are “LIBOR rate notes.” The class B-1 notes are “auction rate notes.”

We are offering the offered notes through the underwriters when and if issued.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

JOINT BOOK-RUNNING MANAGERS
Banc of America Securities LLC	Deutsche Bank Securities
CO-MANAGERS
Barclays Capital	JPMorgan

                 , 2007

SUMMARY OF PARTIES TO THE TRANSACTION	iii
SUMMARY	S-1
RISK FACTORS	S-16
GOAL CAPITAL FUNDING TRUST 2007-1	S-25
GENERAL	S-25
CAPITALIZATION	S-26
ELIGIBLE LENDER TRUSTEE	S-26
THE STUDENT LOAN OPERATIONS OF GOAL CAPITAL FUNDING TRUST 2007-1	S-27
SERVICING OF STUDENT LOANS	S-27
PAYMENTS ON STUDENT LOANS	S-27
SERVICER COMPLIANCE	S-27
GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.	S-28
EXCEPTIONAL PERFORMER STATUS	S-30
ADMINISTRATION AGREEMENT	S-30
VERIFICATION AGENT AGREEMENT	S-31
INDENTURE TRUSTEE	S-31
DELAWARE TRUSTEE	S-31
FEES AND EXPENSES	S-32
USE OF PROCEEDS	S-33
ACQUISITION OF STUDENT LOANS	S-33
CHARACTERISTICS OF THE STUDENT LOANS (AS OF THE STATISTICAL CALCULATION DATE)	S-34
INFORMATION RELATING TO THE GUARANTEE AGENCIES	S-40
GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION	S-41
DESCRIPTION OF THE OFFERED NOTES	S-43
GENERAL	S-43
LIBOR RATE NOTES	S-43
INTEREST PAYMENTS	S-43
CALCULATION OF LIBOR	S-44
AUCTION RATE NOTES	S-45
INTEREST PAYMENTS	S-45
PRINCIPAL DISTRIBUTIONS ON THE OFFERED NOTES	S-46
FLOW OF FUNDS	S-49
MONTHLY ALLOCATION DATES	S-49
QUARTERLY DISTRIBUTION DATES	S-50
AUCTION RATE DISTRIBUTION DATES	S-52
DISTRIBUTION SHORTFALL	S-52
OPTIONAL PURCHASE AND MANDATORY AUCTION	S-53
PREPAYMENT, YIELD AND MATURITY CONSIDERATIONS	S-53
CREDIT ENHANCEMENT	S-54
RESERVE FUND	S-54
SUBORDINATED NOTES	S-54
CAPITALIZED INTEREST FUND	S-55
INTEREST RATE CAP DERIVATIVE AGREEMENT	S-55
GENERAL	S-55
MODIFICATIONS AND AMENDMENT	S-56
EVENTS OF DEFAULT	S-56
TERMINATION EVENTS	S-56
EARLY TERMINATION	S-56
INTEREST RATE CAP DERIVATIVE AGREEMENT COUNTERPARTY	S-57
ERISA CONSIDERATIONS	S-57
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS	S-57
REPORTS TO NOTEHOLDERS	S-58
PLAN OF DISTRIBUTION	S-58
ADDITIONAL INFORMATION	S-60
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-60
RATING OF THE NOTES	S-61
LEGAL MATTERS	S-61
APPENDIX I WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES FOR THE OFFERED NOTES	I-1

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We are providing information about the offered notes in two separate documents that progressively provide more detail. This prospectus supplement and the accompanying prospectus form part of the registration statement that has been filed with the Securities and Exchange Commission. The accompanying prospectus provides general information about the sponsor, the depositor and the issuing entity and the sponsor’s student loan program, some of which may not apply to the offered notes. This prospectus supplement describes the specific terms of the offered notes. You should read both the accompanying prospectus and this prospectus supplement in full to obtain information concerning the offered notes.

Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Glossary of Terms” beginning on page 85 in the accompanying prospectus.

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

ii

SUMMARY OF PARTIES TO THE TRANSACTION*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement for a further description.
**	A direct or indirect wholly-owned subsidiary of Goal Financial, LLC.

iii

SUMMARY

The following summary is a very general overview of the terms of the notes being offered by this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. Before deciding to purchase the offered notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

The words “we”, “us”, “our” and similar terms, as well as references to the “issuing entity” and the “trust,” refer to Goal Capital Funding Trust 2007-1. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus

PRINCIPAL PARTIES AND DATES

Issuing Entity:	Goal Capital Funding Trust 2007-1

Depositor:	Goal Capital Funding, LLC

Sponsor and Administrator:	Goal Financial, LLC

Servicers:	Great Lakes Educational Loan Services, Inc. ACS Education Services, Inc.

Eligible Lender Trustee, Indenture Trustee and Verification Agent:	The Bank of New York Trust Company, N.A.

Delaware Trustee:	Wilmington Trust Company

Auction Agent:	The Bank of New York

Broker-Dealers:	Banc of America Securities LLC J.P. Morgan Securities Inc.

Interest Rate Cap Derivative Agreement Counterparty:	To be determined.

Distribution Dates:	LIBOR RATE NOTES. Distribution dates for the LIBOR Rate notes will be the 25th day of each March, June, September and December, beginning in September 2007, or, if the 25th day is not a business day, the next business day. The distribution dates for the LIBOR rate notes are sometimes referred to as “quarterly distribution dates.” The determination date for each quarterly distribution date generally will be the second business day before such quarterly distribution date.

AUCTION RATE NOTES. Distributions will generally be made on the auction rate notes on the business day following the end of an auction period. However, if an auction period exceeds 90 days, distributions also will be made on the auction rate notes on the quarterly distribution dates described above. The distribution dates for the auction rate notes are sometimes referred to as “auction rate distribution dates.” We sometimes refer to the “quarterly distribution dates” and the “auction rate distribution dates” collectively as “distribution dates.”

Collection Periods:	The collection periods will be the three calendar months preceding each quarterly distribution date. However, the initial collection period will begin on the closing date and end on August 31, 2007.

Interest Accrual Periods:	LIBOR RATE NOTES. The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on September 24, 2007. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on but exclude such quarterly distribution date.

AUCTION RATE NOTES. The first interest accrual period, or “auction period”, for the Class B-1 notes will begin on the closing date and will end on June 27, 2007.

June 28, 2007 will be the auction rate distribution date for the initial auction period and the interest rate adjustment date for the second auction period. The interest rate for the initial auction period will be determined by the administrator and the underwriters prior to the closing date. Thereafter, the auction period for the auction rate notes will be the period from and including the auction rate distribution date for the preceding interest accrual period to and including the day before the next succeeding auction rate distribution date. After the initial auction period, the period between auctions for the auction rate notes generally will be 28 days. The administrator may change the length of the auction periods for the auction rate notes as described in the accompanying prospectus under the heading “Description of the Notes—Auction Rate Notes.”

Cut-off Date:	The “cut-off date” for the student loan portfolio the trust will acquire on the closing date will be the second business day immediately preceding the closing date. For student loans the trust acquires after the closing date, the cut-off date will be the date such loans are transferred to the trust.

Closing Date:	The closing date for this offering is expected to be on or about June 7, 2007.

DESCRIPTION OF THE OFFERED NOTES

General

Goal Capital Funding Trust 2007-1 is offering the following student loan asset-backed notes in the following aggregate principal amounts:

Class A-1 Floating Rate Notes:	$237,000,000
Class A-2 Floating Rate Notes:	$155,000,000
Class A-3 Floating Rate Notes:	$279,000,000
Class A-4 Floating Rate Notes:	$331,000,000
Class A-5 Floating Rate Notes:	$118,000,000
Class B-1 Auction Rate Notes:	$45,000,000
Class C-1 Floating Rate Notes:	$35,000,000

The notes of classes A-1, A-2, A-3, A-4, A-5 and C-1 will be LIBOR-rate notes and are referred to in this prospectus supplement as the “LIBOR rate notes.” The Class B-1 note will be auction rate notes and are referred to in this prospectus supplement as the “auction rate notes.”

The notes of classes A-1, A-2, A-3, A-4 and A-5 are sometimes referred to in this prospectus supplement as the “class A notes”. The Class B-1 notes are sometimes referred to in this prospectus supplement as the “class B notes.” The class C-1 notes are sometimes referred to in this prospectus supplement as the “class C notes.”

The offered notes are debt obligations of the trust and will be issued pursuant to an indenture of trust. The offered notes will receive payments primarily from collections on a pool of student loans held by the trust.

The class A notes will be senior notes, the class B notes will be subordinate notes and the class C notes will be the junior subordinate notes. Each class of the LIBOR rate notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. The auction rate notes will be issued in minimum denominations of $50,000 and in integral multiples thereof. Interest and principal on the offered notes payable on any distribution date will be paid to the record owners of the offered notes as of the close of business on the day before the related distribution date.

LIBOR Rate Notes

Except for the initial interest period, the LIBOR rate notes will bear interest at the following rates:

Class A-1:	Three-month LIBOR plus	%
Class A-2:	Three-month LIBOR plus	%
Class A-3:	Three-month LIBOR plus	%
Class A-4:	Three-month LIBOR plus	%
Class A-5:	Three-month LIBOR plus	%
Class C-1:	Three-month LIBOR plus	%

The interest rates for the LIBOR rate notes during the initial interest period are described in this prospectus supplement under “Description of the Offered Notes—LIBOR Rate Notes—Interest Payments.”

The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360.

Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the following quarterly distribution date; provided that interest on the class C notes will not be payable on quarterly distribution dates when a junior subordinate interest trigger event is in effect.

A “junior subordinate interest trigger event” will occur on any quarterly distribution date on which the cumulative rate of default for the trust’s student loans since the closing date exceeds 25%. The “cumulative rate of default” represents the ratio of the cumulative principal balance of the trust’s defaulted student loans to the sum of (i) the pool balance on the cut-off date of the student loans acquired by the trust on the closing date and (ii) the aggregate initial principal balance of the student loans acquired by the trust after the closing date, including accrued interest expected to be capitalized.

The “junior subordinate carry-over amount” for any quarterly distribution date will be the amount of interest accrued but not paid with respect to the class C notes due to the occurrence of a junior subordinate interest trigger event and not previously paid as a junior subordinate carry-over amount. Any unpaid junior subordinate carry-over amount will bear interest at the then-current interest rate on the class C notes until paid.

Auction Rate Notes

The interest rates for the auction rate notes are determined by the auction procedures described in the accompanying prospectus under “Description of the Notes—Auction Rate Notes.” However, the interest rate on auction rate notes for the initial interest accrual period will be determined by the administrator and the underwriters prior to the closing date. The initial auction date will be June 27, 2007 and the initial rate adjustment date for the auction rate notes will be June 28, 2007.

Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 360.

Interest accrued on the outstanding principal balance of the auction rate notes during an auction period will be paid on the related auction rate distribution date.

If the rate determined pursuant to the auction procedures exceeds a maximum rate, interest on the auction rate notes will be the maximum rate, which is defined in the indenture as the least of:

•

the rate at which the quarterly average auction rate would equal the LIBOR rate for a comparable period plus a margin ranging from 1.00% to 1.50% (as determined based on the ratings of the auction rate notes);

•	the lesser of the highest interest rate allowed by law and 17%;

•

the rate at which the quarterly average auction rate would equal the quarterly average 90-day financial commercial paper rate plus a margin ranging from 0.75% to 1.50% (as determined based on the ratings of the auction rate notes); and

•

a “net loan rate”, which is the weighted average return on the trust’s student loans, including all revenue derived from the student loans and derivative product payments received, less derivative product payments made and the expenses associated with administering the notes and administering and servicing the student loans and other assets in the trust, expressed as a percentage of the average principal amount of the student loans, calculated on a quarterly basis.

The “quarterly average” for a type of interest rate is the simple average of the interest rate of that type as determined for each auction date preceding the current auction date by 91 days or less.

The “auction rate carry-over amount” for any interest accrual period during which interest for the auction rate notes is calculated at the net loan rate will be the excess, if any, of (a) the amount of interest on an auction rate note that would have accrued with respect to the related interest accrual period at the least of the applicable auction rate and the components included in the maximum rate over (b) the amount of interest on such auction rate note actually accrued with respect to such auction rate note with respect to such interest accrual period based on the net loan rate, together with the unreduced portion of any such excess from prior interest accrual periods and interest on such unpaid amounts. See “Description of the Notes—Auction

Rate Notes—Maximum Rate; Net Loan Rate and Interest Carry-Overs” in the accompanying prospectus. Where not otherwise specified, references to “carry-over amounts” for any class of offered notes in this prospectus supplement and the accompanying prospectus refer to auction rate carry-over amounts and/or junior subordinate carry-over amounts, as the context requires.

Principal Payments

Principal payments will be allocated to the class A notes in an amount equal to the lesser of:

•	the class A principal distribution amount for that quarterly distribution date; and

•	funds available to pay principal on the class A notes as described in this prospectus supplement in “Description of the Offered Notes—Flow of Funds.”

This amount will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full, and fifth on the class A-5 notes until paid in full.

Principal payments will be allocated to the class B notes in an amount equal to the lesser of:

•	the class B principal distribution amount for that quarterly distribution date; and

•	funds available to pay principal on the class B notes as described in this prospectus supplement in “Description of the Offered Notes—Flow of Funds.”

This amount will be allocated to the class B notes on and after the stepdown date.

Principal payments will be allocated to the class C notes to the extent amounts in the Collection Fund are available for such payments, as described in this prospectus supplement in “Description of the Offered Notes—Flow of Funds.”

There may not be sufficient funds available to pay the full principal distribution amount on each quarterly distribution date.

During the occurrence of a subordinate principal trigger event, funds that would otherwise be allocable or payable on any quarterly distribution date as carry-over amounts, principal on the class C notes, non-priority termination payments to derivative product counterparties or distributions to the certificateholders will be distributed on that quarterly distribution date as a payment of principal, first to the holders of the class A notes until those notes are paid in full and then to the holders of the class B notes until those notes are paid in full, as described in this prospectus supplement in “Description of the Offered Notes—Flow of Funds.”

The “stepdown date” will be the earlier of the quarterly distribution date in June 2013 and the first date on which no class A notes remain outstanding.

A “subordinate principal trigger event” will occur on any quarterly distribution date if (a) while any class A notes are outstanding, the aggregate outstanding principal balance of the class A notes and the class B notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the adjusted pool balance as of the end of the related collection period or (b) the student loans have not been sold pursuant to the student loan purchase option or the related auction described in this summary in “Optional Purchase and Mandatory Auction.”

The “principal distribution amount” on a quarterly distribution date is the excess, if any, of the aggregate outstanding principal balance of the class A notes and the class B notes over the adjusted pool balance.

The “class A principal distribution amount” is equal to the principal distribution amount times the class A percentage. In addition, on the maturity date for a class of class A notes, the class A principal distribution amount will include the amount necessary to reduce the principal amount of that class of notes to zero.

The “class B principal distribution amount” is equal to the principal distribution amount times the class B percentage. In addition, on the maturity date for the class B notes, the class B principal distribution amount will include the amount necessary to reduce the principal amount of the class B notes to zero.

For each quarterly distribution date the “class A percentage” will equal 100% minus the class B percentage. The “class B percentage” will equal:

•

0% prior to the stepdown date or on any other quarterly distribution date if a subordinate principal trigger event is in effect while the class A notes are outstanding as a result of the aggregate outstanding principal balance of the class A notes and the class B notes exceeding the adjusted pool balance as of the end of the related collection period; or

•

on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of the class A notes and the class B notes, in each case determined on the determination date for that quarterly distribution date.

“Adjusted pool balance” means, for any quarterly distribution date,

•

if the pool balance as of the last day of the related collection period is greater than 40% of the initial pool balance, the sum of that pool balance, any amounts on deposit in the Capitalized Interest Fund and the specified reserve fund balance for that quarterly distribution date; or

•	if the pool balance as of the last day of the related collection period is less than or equal to 40% of the initial pool balance, that pool balance.

“Pool balance” for any date means the aggregate principal balance of the trust’s student loans on that date, including accrued interest that is expected to be capitalized and money on deposit in the Prefunding Account and the Add-On Consolidation Loan Account of the Acquisition Fund (excluding amounts that will become available funds on the next quarterly distribution date), as reduced by the principal portion of:

•	all payments received by the trust through that date from borrowers on the student loans, the guarantee agencies and the U.S. Department of Education;

•	all amounts received by the trust through that date from purchases of student loans by the depositor, a servicer or the sponsor (or its designated affiliate);

•	all liquidation proceeds and realized losses on the student loans through that date;

•	the amount of any adjustment to balances of the student loans that any servicer is permitted to make under a servicing agreement through that date; and

•

the amount by which guarantee agency reimbursements of principal on defaulted student loans through that date are reduced from 100%, as required by the risk sharing provisions of the Higher Education Act.

The “initial pool balance” means the pool balance for the initial pool of student loans as of the cut-off date plus amounts on deposit in the Prefunding Account and the Add-On Consolidation Loan Account of the Acquisition Fund as of the closing date.

“Available funds” include:

•	all collections on the student loans, except collections of principal applied to repurchase loans from a guarantee agency or a servicer;

•	interest benefit payments and special allowance payments;

•	net amounts collected with respect to defaulted loans;

•	amounts received from the depositor, the sponsor and the servicers for repurchased loans;

•	interest and gains on amounts on deposit in any fund or account;

•	payments received by the trust from any derivative product; and

•	other amounts deposited to the Collection Fund.

See “Description of the Offered Notes—Principal Distributions on the Offered Notes” in this prospectus supplement.

Principal allocated to any class of LIBOR rate notes will be paid to the holders of those notes. Principal allocated to the auction rate notes will be used to redeem those notes in lots of $50,000 on the first auction rate distribution date on or after the quarterly distribution date for which notice of redemption can be given. Amounts in excess of lots of $50,000 will be retained in the Future Distribution Fund and added to the amount of principal distributed to the auction rate notes on the next applicable distribution date.

Final Maturity

The quarterly distribution dates on which the offered notes are due and payable in full are as follows:

Class A-1 Notes:	June 25, 2021
Class A-2 Notes:	March 25, 2024
Class A-3 Notes:	September 25, 2028
Class A-4 Notes:	March 25, 2036
Class A-5 Notes:	March 25, 2042
Class B-1 Notes:	March 25, 2042
Class C-1 Notes:	June 25, 2042

The actual maturity of any class of offered notes could occur earlier if, for example:

•	there are prepayments on the student loans held in the trust estate;

•

the sponsor or its assignee exercises its option to purchase all of the student loans remaining in the trust estate (which will not occur until the pool balance has been reduced to 10% or less of the initial pool balance); or

•

the indenture trustee auctions all of the remaining student loans (which, absent an event of default, will occur if the sponsor or its assignee fails to exercise the option to purchase all of the student loans remaining in the trust estate as described above).

Events of Default

Generally, an event of default will occur if:

•	the trust fails to pay interest on a note within five days of such interest becoming due and payable;

•	the trust fails to pay the outstanding principal balance on a note on the final maturity date of that note;

•	the trust fails to perform any of its other obligations under the indenture or the notes and fails to remedy such failure for 90 days after receiving notice of such failure; or

•	an event of bankruptcy occurs with respect to the trust;

provided that failure to pay interest or principal on a class B note will result in an event of default only if no class A notes remain outstanding and failure to pay interest or principal on a class C note will result in an event of default only if no class A notes or class B notes remain outstanding.

If an event of default occurs and is continuing, the indenture trustee or the noteholders may accelerate the maturity of the notes. Events of default and acceleration of maturity of the notes are further described in the accompanying prospectus under the captions “Summary of the Indenture Provisions—Events of Default” and “—Remedies on Default.”

DESCRIPTION OF THE TRUST

General

Goal Capital Funding Trust 2007-1 is a Delaware statutory trust formed pursuant to Chapter 38 of Title 12 of the Delaware Code, whose operations include acquiring and holding student loans originated under the Federal Family Education Loan Program (“FFELP”) and other assets of the trust, issuing and making payments on the notes and any other incidental or related activities.

The trust will use the net proceeds from the sale of the offered notes to purchase student loans and to make deposits to the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund.

The only sources of funds for payment of the offered notes issued under the indenture are the student loans and investments pledged to the indenture trustee, the payments the trust receives with respect to those student loans and investments and any payments the trust receives under any derivative product.

The Trust’s Assets

The assets of the Trust will include:

•	the FFELP student loans acquired with the proceeds of the sale of the offered notes and other amounts on deposit in the Acquisition Fund;

•	collections and other payments received on account of the student loans;

•	money and investments held in funds and accounts created under the indenture; and

•	its rights under any derivative product that may be provided for the benefit of the trust.

The sponsor or its affiliates will originate or acquire the student loans in the ordinary course of their student loan financing businesses. The depositor will acquire the student loans from the sponsor or its affiliates on or prior to the closing date and subsequent to the closing date as described below in “—The Acquisition Fund.” Guarantee agencies described in this prospectus supplement in “Information Relating to the Guarantee Agencies” guarantee all of the student loans and such loans are reinsured by the U.S. Department of Education. Pursuant to a loan purchase agreement, the depositor will sell the student loans to the trust, with the eligible lender trustee holding legal title to the student loans. The student loans sold by the depositor to the trust will be required to satisfy certain criteria set forth in the indenture and the applicable loan purchase agreement. See “The Student Loan Operations of Goal Capital Funding Trust 2007-1” in this prospectus supplement.

Except under limited circumstances set forth in the indenture, student loans may not be transferred out of the trust estate while any class A notes are outstanding. For example, if after the closing date we discover that there has been a breach of the representations or warranties made by the depositor under the loan purchase agreement regarding a student loan, the depositor generally will be obligated to repurchase the student loan. In addition, a student loan may be sold by the trust if the trust is unable to finance an additional trust loan that relates to the student loan. See “Summary of the Indenture Provisions—Sale of Student Loans Held in Trust Estate” in the accompanying prospectus.

The Acquisition Fund

Approximately $1,149,730,015 of the proceeds from the sale of the offered notes will be deposited into the Acquisition Fund. We expect to use approximately $1,053,673,653 of those proceeds to purchase on behalf of the trust on the closing date student loans with an aggregate outstanding principal balance and accrued interest of $1,009,846,533.

Approximately $64,556,362 of the deposit to the Acquisition Fund will be deposited into a Prefunding Account and approximately $30,000,000 will be deposited into an Add-On Consolidation Loan Account, which, in total, represents approximately 7.9% of the proceeds from the sale of the offered notes and approximately 8.6% of the initial pool balance. Approximately $1,500,000 of the deposit to the Acquisition Fund will be used to pay the costs of issuance, including the acquisition of the interest rate cap derivative agreement.

We expect to use amounts in the Prefunding Account to purchase student loans and to finance additional trust loans from the closing date until the quarterly distribution date occurring in September 2007, when any amounts remaining in the Prefunding Account will be transferred to the Collection Fund and will not be replenished.

We expect to use amounts in the Add-On Consolidation Loan Account to finance additional trust loans from the closing date until May 30, 2008, when any amounts remaining in the Add-On Consolidation Loan Account will be transferred to the Collection Fund and will not be replenished.

“Additional trust loans” are additional student loans to borrowers whose consolidation loans are in the trust estate, and include add-on consolidation loans. “Add-on consolidation loans” are loans the Higher Education Act permits borrowers to add to an existing consolidation loan within 180 days from the date such consolidation loan was made. The eligibility criteria for student loans acquired by the trust after the closing date will be the same as those applicable to student loans acquired on the closing date as described in “The Student Loan Operations of Goal Capital Funding Trust 2007-1” in this prospectus supplement. However, the characteristics of such student loans may differ from the characteristics of the student loans acquired on the closing date, as described in “Characteristics of the Student Loans (As of the Statistical Calculation Date)” in this prospectus supplement.

Amounts on deposit in the Acquisition Fund will be available to make certain payments on distribution dates, including interest payments on the offered notes, if amounts in the Collection Fund or the Future Distribution Fund, as applicable, are insufficient to make those payments, as further described in this prospectus supplement under “Description of the Offered Notes—Flow of Funds—Distribution Shortfall.”

The Collection Fund

The indenture trustee will deposit into the Collection Fund all available funds, any amounts transferred from the other funds and accounts and any payments received from a counterparty pursuant to any derivative product. Money on deposit in the Collection Fund will be used to pay the trust’s operating expenses (including amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees’ fees, administration fees, broker-dealer fees, auction agent fees and other fees and expenses of the trust), to pay amounts due to any counterparty on any derivative product, to pay interest and principal on the notes and to pay amounts to restore the balance in the Reserve Fund to the specified reserve fund balance. See “Description of the Offered Notes—Flow of Funds” in this prospectus supplement.

The Capitalized Interest Fund

Approximately $45,000,000 of the proceeds from the sale of the offered notes will be deposited into a Capitalized Interest Fund.

Amounts on deposit in the Capitalized Interest Fund will be available to make certain payments on monthly allocation dates and distribution dates, including servicing fees and interest payments on the offered notes, if amounts in the Collection Fund or the Future Distribution Fund, as applicable, are insufficient to make those payments, as further described in this summary under “Flow of Funds—Distribution Shortfall.”

On the quarterly distribution date in each month set forth below, any amounts remaining in the Capitalized Interest Fund in excess of the amount set forth opposite such month will be transferred to the Collection Fund.

December 2007	$35,000,000
June 2008	$25,000,000
December 2008	$15,000,000

On the quarterly distribution date occurring in June 2009, any amounts remaining in the Capitalized Interest Fund will be transferred to the Collection Fund; provided, however, that if less than 60.0% of the trust’s loans are in repayment status on that quarterly distribution date, those funds will be retained in the Capitalized Interest Fund, unless otherwise required to be transferred to the Collection Fund, until the quarterly distribution date in June 2010 and will be transferred on that date to the Collection Fund.

Amounts released from the Capitalized Interest Fund will not be replenished.

Future Distribution Fund

The indenture trustee will establish and maintain the Future Distribution Fund for amounts to be paid on future distribution dates and will deposit therein the amounts required to be transferred from the Collection Fund, the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund on each monthly allocation date as set forth below under “Flow of Funds” in this summary and under “Description of the Offered Notes—Flow of Funds—Monthly Allocation Dates” in this prospectus supplement.

The Reserve Fund

Approximately $2,747,085 of the proceeds of the offered notes will be deposited into the Reserve Fund on the closing date. The “specified reserve fund balance” will be the greater of (a) one quarter of one percent (0.25%) of the pool balance and (b) fifteen one-hundredths of one percent (0.15%) of the initial pool balance; provided that in no event will the specified reserve fund balance exceed the outstanding principal amount of the offered notes. Amounts in the Reserve Fund may be reduced in connection with the reduction of the outstanding principal balance of the trust student loans. The specified reserve fund balance may be decreased with a “rating confirmation”, which is a confirmation from each rating agency then rating any of the notes that a proposed action, failure to act, or other specified event will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend, withdraw or qualify the ratings then applicable to the notes. Any amounts in the Reserve Fund in excess of the specified reserve fund balance following such decrease will be deposited in the Collection Fund.

If the market value of securities and cash in the Reserve Fund is sufficient to pay the remaining principal amount of and interest accrued on the notes and any unpaid issuer derivative payments on any quarterly distribution date, the administrator will instruct the indenture trustee to pay those amounts on such quarterly distribution date.

Amounts on deposit in the Reserve Fund will be available to make certain payments on distribution dates, including interest payments on the offered notes, if amounts in the Collection Fund or the Future Distribution Fund, as applicable, are insufficient to make those payments, as further described in this prospectus supplement under “Description of the Offered Notes—Flow of Funds—Distribution Shortfall.” To the extent amounts available to pay principal due on a class of notes on the final maturity date for that class are insufficient to pay such principal in full, amounts on deposit in the Reserve Fund will be used to cover such shortfall. To the extent the amount in the Reserve Fund falls below the specified reserve fund balance, the Reserve Fund will be replenished on each quarterly distribution date from funds available in the Collection Fund as described in this prospectus supplement under “Description of the Offered Notes—Flow of Funds—Quarterly Distribution Dates.”

The Department Rebate Fund

The indenture trustee will establish a Department Rebate Fund as part of the trust estate. Interest paid by borrowers on loans first disbursed on or after April 1, 2006 that exceeds the special allowance support levels applicable to such loans under the Higher Education Act must be rebated to the Department of Education, generally by deduction from special allowance payments otherwise due to the trust. On each monthly allocation date, the administrator will direct the indenture trustee to deposit into the Department Rebate Fund an amount, if any, equal to such excess interest, less amounts due to the trust from the Department of Education. Moneys in the Department Rebate Fund will be transferred to the Collection Fund to the extent amounts have been deducted by the Department of Education from payments otherwise due to the trust, or will be paid to the Department of Education if necessary to discharge the trust’s rebate obligation.

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO

The student loans the trust will acquire on the closing date with the proceeds of the sale of the offered notes are consolidation loans originated under the FFELP and are described more fully under “Characteristics of the Student Loans (As of the Statistical Calculation Date)” in this prospectus supplement. As of March 31, 2007, those student loans had an aggregate outstanding principal balance of $829,627,506, which includes accrued interest of $3,548,978 to be capitalized on commencement of repayment. In addition, the weighted average annual interest rate of the student loans was approximately 5.652% and their weighted average remaining term to scheduled maturity was approximately 293 months. For limited periods after the closing date, money in the Prefunding Account will be used to acquire additional student loans and to finance additional trust loans and money in the Add-On Consolidation Loan Account will be used to finance additional trust loans, as described in this summary under “Description of the Trust—The Acquisition Fund.” Any student loans we acquire on or after the closing date will meet certain eligibility requirements as described under “The Student Loan Operations of Goal Capital Funding Trust 2007-1” in this prospectus supplement.

FEES AND EXPENSES

All fees and expenses, including servicing and administration fees, are not expected to exceed 0.35% per annum of the outstanding principal balance of the trust’s student loans. The fees and expenses of the trust are further described in “The Student Loan Operations of Goal Capital Funding Trust 2007-1—Fees and Expenses” in this prospectus supplement.

FLOW OF FUNDS

Monthly Allocation Dates

On each “monthly allocation date”, which will be the 25th of each month (or the next business day if the 25th if not a business day), prior to an event of default that results in an acceleration of the maturity of the offered notes, available funds on deposit in the Collection Fund will be used to make the payments and deposits described in the flowchart of Monthly Allocation Date Cashflows on page S-11. The payments and deposits to be made on each monthly allocation date are further described under “Description of the Offered Notes—Flow of Funds—Monthly Allocation Dates” in this prospectus supplement.

Quarterly Distribution Dates

On each quarterly distribution date, amounts on deposit in the Future Distribution Fund previously allocated for payments on that quarterly distribution date will be applied to make those payments.

On each quarterly distribution date prior to an event of default that results in an acceleration of the maturity of the offered notes, available funds in the Collection Fund received during the prior collection period will be used to make the payments and deposits described in the flowchart of Quarterly Distribution Date Cashflows on page S-12 to the extent such payments and deposits were not made from funds transferred from the Future Distribution Fund. The payments and deposits to be made on each quarterly distribution date are further described under “Description of the Offered Notes—Flow of Funds—Quarterly Distribution Dates” in this prospectus supplement.

If funds distributed from the Future Distribution Fund, available funds received during the prior collection period and amounts transferred from the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund as described under “—Distribution Shortfall” below are not sufficient to make the payments and deposits described in priorities first through fifth in the flowchart of Quarterly Distribution Date Cashflows on page S-12, any other available funds on deposit in the Collection Fund may be applied to make the payments and deposits in priorities first through fifth.

Auction Rate Distribution Dates

On each auction rate distribution date, amounts on deposit in the Future Distribution Fund previously allocated for payments to the auction agent, the broker-dealers or the holders of the auction rate notes on that auction rate distribution date will be applied to make those payments.

Distribution Shortfall

On any monthly allocation date on which applicable amounts on deposit in the Collection Fund are insufficient to make the payments described in priorities first through third in the flowchart of Monthly Allocation Date Cashflows on page S-11, amounts on deposit in the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund, in that order, will be used to cover any such shortfall and will be applied in the order such payments would have been made if no shortfall had occurred.

On any quarterly distribution date on which applicable amounts on deposit in the Collection Fund are insufficient to make the payments described in priorities first through fifth (other than termination payments) in the flowchart of Quarterly Distribution Date Cashflows on page S-12 that are not otherwise paid from the Future Distribution Fund, amounts on deposit in the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund, in that order, will be used to cover any such shortfall and will be applied in the order such payments would have been made if no shortfall had occurred.

On any auction rate distribution date on which amounts on deposit in the Future Distribution Fund previously allocated for such payments are insufficient to pay amounts due for broker-dealer fees, auction agent fees and interest on the auction rate notes, amounts on deposit in the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund will be used to cover any such shortfall, in the following order:

•	first, to the auction agent and the broker-dealers, pro rata, the auction agent fee and the broker-dealer fee plus any previously unpaid fees; and

•	second, to the class B noteholders, the interest payable on the class B notes on that distribution date.

If these amounts are insufficient to cover a distribution shortfall on an auction rate distribution date, amounts on deposit in the Collection Fund will be used to cover the shortfall, but only to the extent of amounts expected to be transferred from the Collection Fund to the Future Distribution Fund on the next monthly allocation date in respect of the payments for which the shortfall exists.

Flow of Funds After Events of Default

Following the occurrence of an event of default that results in an acceleration of the maturity of the offered notes, no distributions of principal or interest will be made with respect to the class B notes or the class C notes until payment in full of principal and interest on the class A notes and no distributions of principal or interest will be made with respect to the class C notes until payment in full of principal and interest on the class B notes. Payments of principal on the class A notes will be made pro rata to the class A noteholders, without preference or priority of any kind, until the class A notes are repaid in full. Payments of principal on the class B notes will be made pro rata to the class B noteholders, without preference or priority of any kind, until the class B notes are repaid in full. Payments of principal on the class C notes will be made pro rata to the class C noteholders, without preference or priority of any kind, until the class C notes are repaid in full. See “Summary of the Indenture Provisions—Remedies on Default” in the accompanying prospectus.

Monthly Allocation Date Cashflows

COLLECTION FUND
¯
1st	PARTIES TO JOINT SHARING AGREEMENT (Payments due under joint sharing agreements)
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2nd	GUARANTEE AGENCIES AND DEPARTMENT REBATE FUND (Applicable fees, expenses and rebates)
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3rd	SERVICERS (Servicing Fees)
¯
4th	FUTURE DISTRIBUTION FUND (Indenture trustee, Delaware trustee, broker-dealer and auction agent fees due on such monthly allocation date or prior to the next monthly allocation date)
¯
5th	FUTURE DISTRIBUTION FUND (Administration fee due on such monthly allocation date)
¯
6th	FUTURE DISTRIBUTION FUND (Monthly interest allocation for class A notes and, if applicable, monthly issuer derivative payment allocation)
¯
7th	FUTURE DISTRIBUTION FUND (Monthly interest allocation for class B notes)

Quarterly Distribution Date Cashflows

COLLECTION FUND
¯
1st	TRUSTEES, AUCTION AGENT AND BROKER-DEALERS (Applicable fees due on such distribution date)
¯
2nd	ADMINISTRATOR (Administration Fee due on such quarterly distribution date)
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3rd

CLASS A NOTEHOLDERS AND

DERIVATIVE PRODUCT COUNTERPARTY (if any)

(Class A Noteholders’ Interest Distribution Amount and amounts due to a derivative product counterparty, if any, excluding non-priority termination payments)

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4th	CLASS B NOTEHOLDERS (Class B Noteholders’ Interest Distribution Amount)
¯
5th	CLASS C NOTEHOLDERS (Unless a junior subordinate interest trigger event is in effect, Class C Noteholders’ Interest Distribution Amount)
¯
6th	CLASS A NOTEHOLDERS (Class A Noteholders’ Principal Distribution Amount)
¯
7th	CLASS B NOTEHOLDERS (On and after the stepdown date, Class B Noteholders’ Principal Distribution Amount)
¯
8th	RESERVE FUND (Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Fund Balance)
¯
9th	CLASS A AND CLASS B NOTEHOLDERS (Accelerated principal payments if a subordinate principal trigger event occurs)
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10th	CLASS B NOTEHOLDERS (Applicable carry-over amounts)
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11th	CLASS C NOTEHOLDERS (Applicable carry-over amounts and principal on the class C notes, in that order)
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12th	DERIVATIVE PRODUCT COUNTERPARTY (if any) (Non-priority termination payments due on such quarterly distribution date)
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13th	CERTIFICATEHOLDERS (Any remaining amounts)

CREDIT ENHANCEMENT

Credit enhancement for the offered notes will include cash on deposit in the Reserve Fund and the Capitalized Interest Fund, as described in this summary under the captions “Description of the Trust—Reserve Fund” and “Description of the Trust—Capitalized Interest Fund.” Credit enhancement for the class A notes will also include the subordination of the class B notes and the class C notes. Credit enhancement for the class B notes will also include the subordination of the class C notes. See “Credit Enhancement—Subordinated Notes” in this prospectus supplement.

In addition, on the closing date, the trust will enter into an interest rate cap derivative agreement with an entity satisfactory to the rating agencies rating the offered notes. Under the interest rate cap derivative agreement, on the second business day before each quarterly distribution date, the derivative counterparty will pay to the trust an amount, calculated on a quarterly basis, equal to the product of (1) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable quarterly distribution date over (ii) 7.0%; and (2) a notional amount equal to $35,000,000. The interest rate cap derivative agreement will terminate on the earlier of the quarterly distribution date occurring in June 2012 and the date on which the interest rate cap derivative agreement terminates in accordance with its terms due to an early termination. Based on a good faith estimate of maximum probable exposure, the significance percentage of the interest rate cap derivative agreement is less than 10%. See “Credit Enhancement—Interest Rate Cap Derivative Agreement” in this prospectus supplement.

JOINT SHARING AGREEMENT

The trust will enter into a joint sharing agreement with the depositor and Goal Capital Funding Trust on or about the closing date. Under the joint sharing agreement, the parties (including the eligible lender trustees for the depositor and each trust) will agree that the eligible lender trustees will hold the loans of the respective entities under a single eligible lender number and will indemnify each other for federal interest subsidies, special allowance payments, guarantee payments and any other payments by a guarantee agency in respect of the student loans held by one entity that are incorrectly or inappropriately paid to the eligible lender trustee for another entity and for which the Secretary of Education or a guarantee agency seeks reimbursement. One or more other entities (and, if applicable, their eligible lender trustees) may in the future become parties to the joint sharing agreement.

SERVICING

Great Lakes Educational Loan Services, Inc. (“GLELSI”) and ACS Education Services, Inc. (“ACS”) will act as servicers for the student loans held by the trust. Pursuant to servicing agreements with the trust, GLELSI and ACS will each agree to assume responsibility for servicing and making collections on certain of the trust’s student loans. In the event that a student loan is denied the benefit of a guarantee due to a servicing error, GLELSI or ACS, as appropriate, will reimburse the trust for principal and interest due on the affected loan. Servicing fees will include per-borrower servicing fees as well as other discrete servicing fees. Servicing fees are not expected to exceed 0.29% per annum of the outstanding principal balance of the trust’s student loans. See “The Student Loan Operations of Goal Capital Funding Trust 2007-1 —Servicing of the Student Loans” and “—Fees and Expenses” in this prospectus supplement. Servicing fees will be paid from monies on deposit in the Collection Fund. See “Description of the Offered Notes—Flow of Funds” in this prospectus supplement.

ADMINISTRATOR

Goal Financial, LLC will act as the trust’s administrator pursuant to an administration agreement dated as of the closing date. The administrator will receive an administration fee of 0.05% of the outstanding principal amount of the trust’s student loans per annum, which will be payable on a quarterly basis. See “The Student Loan Operations of Goal Capital Funding Trust 2007-1—The Administration Agreement” and “—Fees and Expenses” in this prospectus supplement. The administration fee will be paid from monies on deposit in the Collection Fund. See “Description of the Offered Notes—Flow of Funds” in this prospectus supplement.

OPTIONAL PURCHASE AND MANDATORY AUCTION

Optional Purchase

The sponsor or its assignee may, but is not required to, purchase the remaining student loans in the trust on the tenth business day preceding the quarterly distribution date next succeeding the collection period during which the pool balance is first reduced to 10% or less of the initial pool balance (the “student loan purchase option”). If the student loan purchase option is exercised, the student loans will be sold to the sponsor or its assignee and the proceeds will be used on the corresponding quarterly distribution date to repay outstanding notes, which will result in early retirement of the offered notes.

If the sponsor or its assignee exercises the student loan purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

•	reduce the outstanding principal amount of each class of offered notes then outstanding on the related quarterly distribution date to zero;

•	pay to the noteholders the interest payable on the related quarterly distribution date;

•	pay any unpaid servicing fees, administration fees and trustees’ fees;

•	pay any amounts due on any derivative product agreement; and

•	pay any junior subordinate carry-over amounts and auction rate carry-over amounts.

Mandatory Auction

If any offered notes are outstanding and the sponsor or its assignee does not notify the indenture trustee of its intention to exercise the student loan purchase option, an amount of the loans sufficient to redeem the outstanding notes will be offered for sale by the indenture trustee on or before the next succeeding quarterly distribution date. The sponsor or one or more of its designated affiliates and unrelated third parties may offer to purchase the trust’s student loans in the auction. The proceeds of any auction sale will be used to retire any outstanding notes.

The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust’s student loans with respect to future quarterly distribution dates using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust’s student loans either on the auction date or subsequently.

BOOK-ENTRY REGISTRATION

The offered notes will be available only in book-entry form through The Depository Trust Company, Clearstream and Euroclear. Noteholders will not receive certificates representing the offered notes except in very limited circumstances.

FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw LLP will deliver an opinion that for federal income tax purposes, the offered notes will be treated as indebtedness and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal tax purposes. You will be required to include in your income the interest on the offered notes as paid or accrued in accordance with your regular accounting method and the provisions of the Internal Revenue Code. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

The offered notes are eligible for purchase by employee benefit plans and other retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the offered notes you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

RATING OF THE NOTES

We anticipate that each class of the offered notes will receive the ratings listed below opposite the designation of the class from Standard & Poor’s Ratings Services (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”):

Class	Standard & Poor’s	Moody’s	Fitch	DBRS

A-1	AAA	Aaa	AAA	AAA

A-2	AAA	Aaa	AAA	AAA

A-3	AAA	Aaa	AAA	AAA

A-4	AAA	Aaa	AAA	AAA

A-5	AAA	Aaa	AAA	AAA

B-1	AA-	Aa1	AA+	AA high

C-1	—	A3	A-	A low

CUSIP/ISIN/COMMON CODES

The Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, International Securities Identification Numbers (“ISIN”) and European Common Codes assigned to the offered notes will be as follows:

Class	CUSIP	ISIN	Common Code
A-1	38021DAA4	US38021DAA46	30262280
A-2	38021DAB2	US38021DAB29	30262301
A-3	38021DAC0	US38021DAC02	30262336
A-4	38021DAD8	US38021DAD84	30262344
A-5	38021DAF3	US38021DAF33	30262409
B-1	38021DAK2	US38021DAK28	30262611
C-1	38021DAL0	US38021DAL01	30262794

RISK FACTORS

The discussion under the heading “Risk Factors” in the accompanying prospectus describes the risks associated with your investment in the offered notes. In addition, you should consider the following factors:

The assets pledged to the trust estate may not be sufficient to pay the notes.	Upon the issuance of the notes, the aggregate principal balance of the student loans and the other assets pledged as collateral for the notes and held in the trust estate will be less than the aggregate principal balance of the notes. As a result, if an event of default should occur under the indenture requiring repayment of all of the notes, the amount due on the notes may exceed the assets held in the trust estate. If this were to occur, the holders of the notes, and in particular holders of the class B notes and the class C notes, may not be repaid in full.

A high rate of prepayments may adversely affect repayment of the notes.	The aggregate principal balance and accrued interest of the student loans expected to be pledged to the trust estate on the closing date, together with amounts on deposit in the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund, will be approximately 96.01% of the aggregate principal amount of the notes. Noteholders must rely primarily on interest payments on the student loans held in the trust estate to reduce the aggregate principal amount of the notes to the principal balance of the student loans. The holders of the notes, especially class B noteholders and class C noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. The principal balance of the student loans on which interest will be collected will be less than the principal amount of the notes for some period.

Subordination of the class B notes and the class C notes and payment priorities may result in a greater risk of loss.	Payments of interest on the class B notes and the class C notes will be subordinated in priority of payment to payments of interest on class A notes and to payments due to counterparties under derivative product agreements (other than certain termination payments). Payment of interest on the class C notes will be subordinated in priority of payment to payments of interest on the class B notes. Payments of principal on the class B notes and the class C notes will be subordinated to payments of interest on the class A notes. Payments of principal on the class C notes will be subordinated to payments of interest on the class A notes and the class B notes. Principal on the class B notes will not begin to be paid until the stepdown date and principal on the class C notes will be payable only if funds are available therefor after any payments of interest and principal due to the class A notes and class B notes have been made on the applicable distribution date. Thus, investors in the class B notes and the class C notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes and the class C notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal or interest on the class B notes and the class C notes.

Class B notes are subordinated to class A notes as to the direction of remedies upon an event of default. In addition, as long as the class A notes are outstanding, the failure to pay interest or principal on the class B notes will not constitute an event of default under the indenture. Consequently, holders of the class B notes may bear a greater risk of losses or delays in payment.

Class C notes are subordinated to class A notes and class B notes as to the direction of remedies upon an event of default. In addition, as long as the class A notes or the class B notes are outstanding, the failure to pay interest or principal on the class C notes will not constitute an event of default under the indenture. Consequently, holders of the class C notes may bear a greater risk of losses or delays in payment.

Notes within a class may receive payments of principal after other notes in the same class. For example, the class A-1 notes may receive principal payments before class A-2 notes, class A-3 notes, class A-4 notes and class A-5 notes. Consequently, holders of certain notes within a class, particularly holders of class A notes with longer maturities, may bear a greater risk of loss.

Potential purchasers of the offered notes should consider the priority of payment of each class of offered notes before making an investment decision.

Changes to the Higher Education Act may adversely affect your notes.	The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. The Higher Education Act is currently subject to periodic reauthorization. The President signed the Deficit Reduction Act of 2005 into law on February 8, 2006, which extended the Department of Education’s authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act through September 30, 2012.

Recently, each of the U.S. House of Representatives, the U.S. Senate and the president has proposed changes to several provisions of the Higher Education Act. While the proposals differ from each other in material respects, they include provisions that would reduce interest rates on certain types of FFELP loans, reduce student loan insurance from 97% to 95%, or from 99% to 97% for loans serviced by servicers designated as “exceptional performers”, reduce SAP payments and increase origination fees on consolidation loans from 0.50% to 1.00%. Also, one proposal in the House of Representatives would eliminate the “exceptional performer” designation for servicers, potentially resulting in a lower insurance rate for the servicers of the student loans that will be held by the trust, which are currently indicated by the Department of Education to be “exceptional performers” (with one such servicer, ACS, currently in the process of obtaining redesignation of its exceptional performer status).

Any change to the Higher Education Act requires the agreement of the House of Representatives, the Senate and the president. We cannot predict which of the proposals, if any, will be enacted or whether any additional changes will be proposed. We also cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such legislation on the trust’s student loan program.

The United States military build-up may result in delayed payments from borrowers called to active military service.	The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter.

It is not known how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act. Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the offered notes.

Higher Education Relief Opportunities for Students Act of 2003 may result in delayed payments from borrowers.	The Higher Education Relief Opportunities for Students Act of 2003 (“HEROS Act of 2003”), signed by the President on August 18, 2003, authorizes the Secretary of Education, during the period ending September 30, 2007, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of “affected individuals” who:

• are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;

• reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

• suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

• such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

• administrative requirements in relation to that assistance are minimized;

• calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

• amended calculations of overpayment are made; and

•        institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time. Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on the trust’s student loans and our ability to pay principal and interest on the offered notes.

The trust may not be able to use all of the note proceeds to purchase student loans.	Approximately 7.9% of the proceeds from the sale of the offered notes will be deposited in the Prefunding Account of the Acquisition Fund to be used to purchase student loans until the quarterly distribution date occurring in September 2007 and in the Add-On Consolidation Loan Account of the Acquisition Fund to be used to purchase student loans until May 30, 2008. In the interim, we plan to purchase short-term, liquid investments with those funds. The securities purchased, however, may earn less interest than is due on the offered notes. In addition, we may be unable to purchase additional student loans within those time periods. If we are unable to acquire additional student loans within those time periods, any proceeds remaining in the Prefunding Account or the Add-On Consolidation Loan Account at the end of those time periods will be transferred to the Collection Fund.

The acquisition of additional student loans after the closing date may change the characteristics of the pool of student loans from that which is described in this prospectus supplement.	Money on deposit in the Prefunding Account and the Add-On Consolidation Loan Account of the Acquisition Fund will be used to purchase additional student loans. The student loans so acquired may cause the characteristics of the pool of student loans held by the trust to differ significantly from the characteristics described in this prospectus supplement. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of the guarantee agencies guaranteeing the student loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance, the distribution by disbursement date (and corresponding guarantee rate) and the distribution by remaining terms. You should consider potential variances when making your investment decision concerning the offered notes. See “Characteristics of the Student Loans (As of the Statistical Calculation Date)” in this prospectus supplement.

The offered notes may have basis risk which could affect payment of principal and interest on the offered notes.	There is a degree of basis risk associated with the offered notes. Basis risk is the risk that shortfalls might occur because the interest rates of the student loans and those of the offered notes adjust on the basis of different indexes. If a shortfall were to occur, payment of principal or interest on the offered notes could be adversely affected.

Different rates of change in interest rate indexes may affect our cash flow.	The interest rates on the offered notes may fluctuate from one interest period to another as a result of changes in the specified index rates and auction rates. The student loans that will be financed with the proceeds from the sale of the offered notes bear interest at fixed rates. In addition, the student loans may be entitled to receive special allowance payments from the Department of Education based on a three-month commercial paper rate. See “Appendix A—Description of the Federal Family Education Loan Program” in the accompanying prospectus. If there is a decline in the rates payable on student loans held in the trust estate, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on the offered notes do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on the offered notes when due. Even if there is a similar reduction in the rates applicable to the offered notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust, such as administrative expenses, causing interest payments to be deferred to future periods. Similarly, if there is a rapid increase in the interest rates payable on the offered notes without a corresponding increase in rates payable on the student loans, the trust may not have sufficient funds to pay interest on the offered notes when due. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the offered notes or expenses of the trust estate.

The interest rates on any auction rate notes are subject to limitations that may reduce your yield.	The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of:
• a LIBOR rate plus a margin;

• the lesser of the highest interest rate permitted by law or 17%;

• a 90-day financial commercial paper rate plus a margin; and

•     a net loan rate equal to the weighted average return on the trust’s student loans, including all revenue derived from the student loans and any derivative product payments received, less derivative product payments made and the expenses associated with the trust’s student loan program, expressed as a percentage of the average principal amount of the student loans, calculated on a quarterly basis.

If for any interest accrual period for the auction rate notes the maximum rate is less than the auction rate determined in the auction process, interest will be paid on the auction rate notes at the maximum rate.

Auction rate notes may be subject to liquidity and yield risks.	You may not be able to sell some or all of your auction rate notes at an auction if the auction fails; that is, if there are more auction rate notes offered for sale than there are buyers for those auction rate notes. Also, if you place hold orders (orders to retain auction rate notes) at an auction only at a specified rate, and that specified rate exceeds the rate set at the auction, you will not retain your auction rate notes. If you submit a hold order for auction rate notes without specifying a minimum rate, and the auction sets a below-market rate, you may receive a below-market rate of return on your auction rate notes. See “Description of the Notes—Auction Rate Notes” in the accompanying prospectus.

As noted above, if there are more auction rate notes offered for sale than there are buyers for those auction rate notes in any auction, the auction will fail and you may not be able to sell some or all of your auction rate notes at that time. The relative buying and selling interest of market participants in your auction rate notes and in the auction rate securities market as a whole will vary over time, and such variations may be affected by, among other things, news relating to the trust, the attractiveness of alternative investments, the perceived risk of owning the security (whether related to credit, liquidity or any other risk), the tax treatment accorded the instruments, the accounting treatment accorded auction rate notes, U.S. generally accepted accounting principles relating to the treatment of auction rate notes, reactions to regulatory actions or press reports, financial reporting cycles and market sentiment generally. Shifts of demand in response to any one or simultaneous particular events cannot be predicted and may be short-lived or exist for longer periods.

Resignation of the auction agent or the termination of a broker-dealer agreement could impact the ability to hold auctions.	The auction agent agreement provides that the auction agent may resign from its duties as auction agent by giving at least 90 days notice to the trust, the indenture trustee and the broker-dealers and does not require, as a condition to the effectiveness of such resignation, that a replacement auction agent be in place if its fee has not been paid. Each broker-dealer agreement provides that the broker-dealer thereunder may, under certain circumstances, suspend its performance thereunder or, with five days’ notice to the auction agent, terminate the agreement, and does not require, as a condition to the effectiveness of such suspension or termination, that a replacement broker-dealer be in place. For any auction period during which there is no duly appointed auction agent or broker-dealer, it will not be possible to hold auctions for the auction rate notes, with the result that the interest rate on the auction rate notes will be the maximum rate.

No assurances regarding auction outcomes will be provided.	The broker-dealers provide no assurance as to the outcome of any auction. The broker-dealers also do not provide any assurance that any bid will be successful, in whole or in part, or that the auction for the auction rate notes will clear at a rate that a bidder considers acceptable. Bids may be only partially filled, or not filled at all, and the auction rate on any auction rate notes purchased or retained in the auction for the auction rate notes may be lower than the market rate for similar investments.

No broker-dealer will agree before an auction to buy auction rate notes from or sell auction rate notes to a customer after the auction.

Existing owners’ ability to resell auction rate securities may be limited.	An existing owner of an auction rate note may sell, transfer or dispose of the auction rate note (i) in an auction for the auction rate notes, only pursuant to a bid or sell order in accordance with the auction procedures, or (ii) outside an auction for the auction rate notes, only to or through a broker-dealer. Existing owners will be able to sell all of the auction rate notes that are the subject of their submitted sell orders only if there are bidders willing to purchase all those auction rate notes in the auction for the auction rate notes. If sufficient clearing bids have not been made, existing owners that have submitted sell orders will not be able to sell in the auction for the auction rate notes all, and may not be able to sell any, of the auction rate notes subject to such submitted sell orders. As discussed under the caption “Description of the Notes—Auction Rate Notes” in the accompanying prospectus, a broker-dealer may submit a bid in an auction for the auction rate notes to avoid an auction failure, but it is not obligated to do so. There may not always be enough bidders to prevent an auction failure in the absence of a broker-dealer bidding in the auction for the auction rate notes for its own account or encouraging others to bid. Therefore, auction failures are possible, especially if the trust’s credit were to deteriorate, if a market disruption were to occur or if, for any reason, the broker-dealers were unable or unwilling to bid.

Between auctions for the auction rate notes, there can be no assurance that a secondary market for the auction rate notes will develop or, if it does develop, that it will provide existing owners the ability to resell the auction rate notes on the terms or at the times desired by an existing owner. A broker-dealer, in its own discretion, may decide to buy or sell the auction rate notes in the secondary market for its own account from or to investors at any time and at any price, including at prices equivalent to, below, or above par for, the auction rate notes. However, a broker-dealer is not obligated to make a market in the auction rate notes and may discontinue trading in the auction rate notes without notice for any reason at any time. Existing owners who resell between auctions for the auction rate notes may receive an amount less than par, depending on market conditions.

If an existing owner purchased an auction rate note through a dealer that is not the broker-dealer for the auction rate notes, such existing owner’s ability to sell its auction rate notes may be affected by the continued ability of its dealer to transact trades for the auction rate notes through a broker-dealer.

The ability to resell the auction rate notes will depend on various factors affecting the market for the auction rate notes, including news relating to the trust, the attractiveness of alternative investments, investor demand for short-term securities, the perceived risk of owning the auction rate notes (whether related to credit, liquidity or any other risk), the tax or accounting treatment accorded the auction rate notes (including U.S. generally accepted accounting principles as they apply to the accounting treatment of auction rate securities), reactions of market participants to regulatory actions (such as those described in “Securities and Exchange Commission broker-dealer settlement may affect the market for auction rate notes” and “Securities and Exchange Commission auction agent settlement may affect the market for auction rate notes” below) or press reports, financial reporting cycles and market conditions generally. Demand for the auction rate notes may change without warning, and declines in demand may be short-lived or continue for longer periods.

Broker-dealer practices may impact the liquidity of the auction rate notes.	Bids by a broker-dealer or by those it may encourage to place bids are likely to affect (i) the auction rate, including preventing the auction rate from being set at the maximum rate or otherwise causing bidders to receive a higher or lower rate than they might have received had such broker-dealer not bid or not encouraged others to bid and (ii) the allocation of auction rate notes being auctioned, including displacing some bidders who may have their bids rejected or receive fewer auction rate notes than they would have received if such broker-dealer had not bid or encouraged others to bid. Because of these practices, the fact that an auction clears successfully does not mean that an investment in the auction rate notes involves no significant liquidity or credit risk. A broker-dealer is not obligated to continue to place such bids or encourage other bidders to do so in any particular auction to prevent an auction from failing or clearing at a rate such broker-dealer believes does not reflect the market for the auction rate notes. Investors should not assume that such broker-dealer will do so or that an auction failure will not occur. Investors should also be aware that bids by a broker-dealer or by those it may encourage to place bids may cause unfavorable auction rates to occur.

Securities and Exchange Commission broker-dealer settlement may affect the market for auction rate notes.	On May 31, 2006, the Securities and Exchange Commission (the “SEC”) announced that it had settled its investigation against fifteen firms, including Banc of America Securities LLC and J.P. Morgan Securities Inc. (the “Settling Broker-Dealers”), that participate in the auction rate securities market regarding their respective practices and procedures in this market. The SEC alleged in the settlement that the firms had managed auctions for auction rate securities in which they participated in ways that were not adequately disclosed or that did not conform to disclosed auction procedures. As part of the settlement, the Settling Broker-Dealers agreed to pay civil penalties. In addition, the Settling Broker-Dealers, without admitting or denying the SEC’s allegations, agreed to provide to customers written descriptions of their material auction practices and procedures, and to implement procedures reasonably designed to detect and prevent any failures by the Settling Broker Dealers to conduct the auction process in accordance with disclosed procedures. No assurances are given as to how the settlement may affect the market for auction rate securities or the auction rate notes.

Securities and Exchange Commission auction agent settlement may affect the market for auction rate notes.

In addition, on January 9, 2007, the SEC announced that it had settled its investigation of three banks, including The Bank of New York (the “Settling Auction Agents”), that participate as auction agents in the auction rate securities market, regarding their respective practices and procedures in this market. The SEC alleged in the settlement that the Settling Auction Agents allowed broker-dealers in auctions to submit bids or revise bids after the submission deadlines and allowed broker-dealers to intervene in auctions in ways that may have affected the rates paid on the auction rate securities.

As part of the settlement, the Settling Auction Agents agreed to pay civil penalties. In addition, each Settling Auction Agent, without admitting or denying the SEC’s allegations, agreed to provide to broker-dealers and issuers written descriptions of its material auction practices and procedures and to implement procedures reasonably designed to detect and prevent any failures by that Settling Auction Agent to conduct the auction process in accordance with disclosed procedures. The Auction Agent provided a written descriptions of its material practices and procedures to issuers on April 6, 2007. No assurance can be offered as to how the settlement may affect the market for auction rate securities or the auction rate notes.

The termination of an interest rate derivative agreement may result in delayed payments on the offered notes or losses to noteholders.	On the closing date, we will enter into an interest rate cap derivative agreement. We may in the future enter into other derivative agreements that are intended to mitigate the interest rate risk associated with the notes. If on any quarterly distribution date a payment is due to the trust under an interest rate derivative agreement, but the related counterparty defaults and the administrator is unable to arrange for a replacement derivative agreement, holders of the offered notes will remain entitled to the established rate of interest and principal, even though the related derivative agreement has terminated.

In addition, an early termination of an interest rate derivative agreement may occur in the event that either:

• the counterparty fails to make a required payment within any specified grace period of the date that payment was due; or

•     the counterparty fails, within a specified number of days of the date on which the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement, to:

• obtain a replacement interest rate derivative agreement with terms substantially the same as the existing agreement; or

• establish any other arrangement satisfactory to the trust and the applicable rating agencies.

If an early termination occurs, we may no longer have the benefit of that interest rate derivative agreement and we may not be able to enter into substitute interest rate derivative agreements.

If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates that the trust would have been required to pay to the derivative agreement counterparty under the terminated interest rate derivative agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of offered notes and you may suffer a loss. Moreover, our ability to pay principal and interest on the notes also may be adversely affected if the hedges under the interest rate derivative agreements are not fully effective at mitigating the interest rate risk associated with the notes.

If a termination event occurs under any derivative product agreement to which the trust is a party and the trust owes a derivative product counterparty a large termination payment that is required to be paid pro rata with interest due on the class A notes, the trust may not have sufficient funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of offered notes may suffer a loss.

If the counterparty fails to make a termination payment owed to the trust under an interest rate derivative agreement, the trust may not be able to enter into a replacement interest rate derivative agreement. If this occurs, the amount available to pay principal of and interest on the notes may be reduced.

Payments or losses under the joint sharing agreement may result in delayed payments on the offered notes or losses to noteholders.	We will enter into a joint sharing agreement with the depositor and Goal Capital Funding Trust pursuant to which each party will agree to indemnify each other party for payments from the Department of Education or the guarantee agencies that are mistakenly credited to it. There is a risk that we will be obligated to make a payment under the joint sharing agreement at a time when, after such payment is made, there are insufficient funds to make scheduled payments on the then-outstanding notes. Similarly, there is no guarantee that another party would have sufficient monies available at a time when we assert a claim under the joint sharing agreement, thus decreasing the funds we would otherwise have available to make distributions.

You may have difficulty selling your notes.	There is currently no secondary market for the notes and we cannot assure you that one will develop. As a result, you may not be able to resell your notes at all, or may be able to do so only at a substantial loss. The underwriters may assist in resales of the notes, but they are not required to do so. We do not intend to apply for the inclusion of the notes on any exchange or automated quotation system. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

GOAL CAPITAL FUNDING TRUST 2007-1

GENERAL

Goal Capital Funding Trust 2007-1 is a Delaware statutory trust formed by Goal Capital Funding, LLC pursuant to a trust agreement by and between Goal Capital Funding, LLC, as depositor and initial certificateholder, and Wilmington Trust Company, as Delaware trustee, for the transactions described in this prospectus supplement. The assets of the trust will include student loans acquired with the proceeds of the notes offered pursuant to this prospectus supplement, investments that are pledged to the indenture trustee, the payments received on those student loans and investments and any payments the trust has received under any derivative product agreements. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activity in connection therewith. The trust’s activities will include:

•	acquiring and holding the student loans and the other assets of the trust;

•	issuing the notes; and

•	other activities related to the activities listed above.

See “Formation of the Trusts—The Trusts” in the accompanying prospectus.

The notes will be secured by the trust’s assets. The Collection Fund, the Future Distribution Fund, the Capitalized Interest Fund, the Acquisition Fund, the Department Rebate Fund and the Reserve Fund will be maintained in the name of the indenture trustee for the benefit of the noteholders.

Goal Capital Funding, LLC will initially hold all of the equity interests in the trust. The mailing address for Goal Capital Funding, LLC, is 9477 Waples Street, Suite 100, San Diego, California 92121 and its telephone number is (800) 869-1538. The trust’s fiscal year ends on December 31st.

Goal Capital Funding, LLC is a wholly-owned subsidiary of Goal Financial, LLC, the sponsor of the transactions described in this prospectus supplement and the administrator for the trust. SPK Holdings, LLC, a Delaware limited liability company (“SPK”), has a 45% membership interest in Goal Financial, LLC that is non-voting except as to certain material transactions. The sole indirect beneficial owner of SPK is the father of the CEO of Goal Financial, LLC, but is not a director, officer or employee of Goal Financial, LLC and does not participate in the management of Goal Financial, LLC. In January 1994 a Deciding Debarment and Suspension Official of the Department of Education found that this individual had failed to make refunds to lenders of $240,000 of guaranteed student loans for students who had withdrawn from a proprietary school of which he was the president. As a result, he was debarred from initiating, conducting or otherwise participating in any covered transaction under the non-procurement programs and activities of any Federal agency for three years. Enforcement of this debarment was enjoined by the United States Bankruptcy Court for the Northern District of Georgia in March 1994 and the debarment was withdrawn in August 1994 in accordance with a settlement agreement.

Goal Capital Funding, LLC is further described in the accompanying prospectus under the caption “The Sponsor, the Depositor and the Administrator—The Depositor.” Goal Financial, LLC is further described in the accompanying prospectus under the caption “The Sponsor, the Depositor and the Administrator—The Sponsor.”

CAPITALIZATION

As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes and before deducting expenses of the offering will be as follows:

A-1 Notes	$237,000,000
A-2 Notes	$155,000,000
A-3 Notes	$279,000,000
A-4 Notes	$331,000,000
A-5 Notes	$118,000,000
B-1 Notes	$45,000,000
C-1 Notes	$35,000,000
Equity	$1

Total	$1,200,000,001

ELIGIBLE LENDER TRUSTEE

The eligible lender trustee is The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States. It maintains a corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256. The Bank of New York Trust Company, N.A. has been, and currently is, serving as eligible lender trustee for numerous securitization transactions and programs involving pools of student loan receivables.

The Bank of New York Trust Company, N.A. has provided the above information. Other than the above paragraph, The Bank of New York Trust Company, N.A. has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the accompanying prospectus.

On the closing date, the eligible lender trustee will enter into an eligible lender trust agreement with the trust, and, pursuant to the agreement, will acquire on behalf of the trust legal title to all student loans to be held in the trust. The eligible lender trustee, on behalf of the trust, will enter into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the student loans held in the trust. The eligible lender trustee qualifies as an eligible lender and the holder of the trust’s student loans for all purposes under the Higher Education Act and the guarantee agreements.

The duties of the eligible lender trustee in connection with the issuance and sale of the offered notes will consist of discharging the obligations set forth in the agreements to which it is a party, including the eligible lender trust agreement. The eligible lender trustee will not be liable in its individual capacity for any action or inaction under the eligible lender trust agreement that was not the result of its own negligence or willful misconduct. The eligible lender trustee will be entitled to be indemnified by the trust for any loss, liability or expense (including the costs and expenses of defending itself against any claim related to its performance under the eligible lender trust agreement) incurred by it in connection with the performance of its duties under the eligible lender trust agreement except for any loss, liability or expense caused by the eligible lender trustee’s negligence or bad faith.

The eligible lender trustee may resign at any time by giving written notice to the trust. The trust may also remove the eligible lender trustee at any time upon payment to the eligible lender trustee of all money then due it under the eligible lender trust agreement. Such resignation or removal of the eligible lender trustee and appointment of a successor will generally become effective only when a successor accepts its appointment.

The eligible lender trustee is acting as “eligible lender” with respect to the student loans as an accommodation to the trust and not for the benefit of any other party. Notwithstanding any responsibility that the eligible lender trustee may have to the Secretary of Education or any guarantee agency under the Higher Education Act, the eligible lender trustee will not have any responsibility for the trust’s action or inaction, or any action or inaction of the indenture trustee or any other party in connection with the student loans and the documents, agreements, understandings and arrangements relating to the student loans.

THE STUDENT LOAN OPERATIONS OF GOAL CAPITAL FUNDING TRUST 2007-1

The trust will use the net proceeds from the sale of the offered notes to purchase student loans and to make deposits to the Prefunding Account and the Add-On Consolidation Loan Account of the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund. The depositor (through its eligible lender trustee) will first acquire student loans and will direct that the student loans be sold and transferred to the trust. The eligible lender trustee for the trust, on behalf of the trust, will acquire the student loans from the depositor pursuant to a loan purchase agreement among the trust, the depositor and the eligible lender trustees for the trust and the depositor. The depositor will use the proceeds the trust pays to the depositor to acquire the student loans from affiliates of the sponsor pursuant to loan purchase agreements. See “Formation of the Trusts—Acquisition of Student Loans” in the accompanying prospectus.

The student loans we expect to acquire on the closing date and after the closing date from funds as deposit in the Acquisition Fund are expected to be consolidation loans that will (a) be insured as to principal and interest by the Department of Education or guaranteed as to principal and interest under a guarantee agreement between the eligible lender trustee and a guarantee agency reinsured by the Department of Education in accordance with the Higher Education Act, and (b) comply with the Higher Education Act and other applicable law. Additionally, the trust will represent and warrant that not more than 20%, as measured by dollar volume, of the student loans acquired by the trust will be delinquent by more than 30 days when acquired.

SERVICING OF STUDENT LOANS

On the closing date, the trust will enter into servicing agreements with Great Lakes Educational Loan Services, Inc. (“GLELSI”) and ACS Education Services, Inc. (“ACS”) under which GLELSI and ACS, as servicers, will agree to service the trust’s student loans. We expect that substantially all of the student loans we acquire with proceeds of the offered notes will be serviced by GLELSI, with a small portion serviced by ACS. The percentage of the trust’s student loans that each servicer is expected to service is described below in “Characteristics of the Student Loans (As of the Statistical Calculation Date).” The trust will cause the indenture trustee to pay from the Collection Fund servicing fees to the servicers. See “—Fees and Expenses” below.

The servicers will be responsible for reporting all pertinent information to the Department of Education in the manner required by regulations of the Department of Education.

The Higher Education Act and the rules and regulations of the guarantee agencies require due diligence in the servicing and collection of student loans and the use of collection practices intended by Congress and the Department of Education to be no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt. The procedural due diligence requirements mandated by Congress and the Department of Education are substantively different from traditional consumer debt servicing.

PAYMENTS ON STUDENT LOANS

Payments received on the trust’s student loans generally will be deposited into a lockbox account at an insured depository institution in the name of the applicable servicer each business day. Payments received on the trust’s student loans will not be segregated from payments received on other student loans serviced by such servicer. Payments received on account of the trust’s student loans will generally be transferred to the indenture trustee for deposit into the Collection Fund no less frequently than on a weekly basis; however, payments are typically transferred more often than weekly. Prior to the transfer of such funds to the indenture trustee, the applicable servicer may invest those funds for its own account.

SERVICER COMPLIANCE

To the extent required in order for the depositor to satisfy its reporting obligations under the Exchange Act with respect to the trust, each of GLESI and ACS will agree to deliver to the depositor and the trust, upon request, on or before March 1 of each calendar year beginning in 2008, a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, and an attestation report of a registered public accounting firm that attests to, and reports on, the assessment made by such servicer.

To the extent required by applicable securities laws, a separate assessment of compliance and attestation report for each party participating in the servicing function will be filed as exhibits to the trust’s annual report on Form 10-K, unless such entity’s activities relate to only to 5% or less of the trust’s assets. For purposes of preparing the assessment of compliance described in the preceding paragraph, each servicing party will use the applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving that servicing party that are backed by the same types of assets as those backing the notes issued by the trust.

To the extent required in order for the depositor to satisfy its reporting obligations under the Exchange Act with respect to the trust, each of GLESI and ACS will agree to deliver to the depositor and the trust, upon request, an annual statement of compliance signed by an authorized officer to the effect that:

•	a review of the servicer’s activities during the applicable reporting period and of its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the agreement in all material respects throughout the applicable reporting period, or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.

General. GLELSI acts as a loan servicing agent for the trust. GLELSI is a wholly owned subsidiary of Great Lakes Higher Education Corporation (“GLHEC”), a Wisconsin nonstock, nonprofit corporation. The primary operations center for GLHEC and its affiliates (including GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC and affiliates and third-party guaranty agencies and lender servicing and origination functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.

In 1977, GLHEC (formerly known as Wisconsin Higher Education Corporation) established the Lender Servicing Program to encourage private lenders to participate in the FFELP. In 1985, GLHEC added loan origination services for lenders. In 1995, GLHEC began originating and servicing private alternative loans for lenders. In 1996, GLELSI was formed as a loan servicing subsidiary corporation of GLHEC.

In June 2004, GLELSI received the Exceptional Performer designation from the U.S. Department of Education (the “Department”). As a result, lenders serviced by GLELSI are eligible to receive the maximum reimbursement on all claims submitted for insurance. Lenders risk sharing exposure is reduced as long as GLELSI retains the Exceptional Performer designation. GLELSI could lose its Exceptional Performer designation as a result of a variety of factors, including changes to the Higher Education Act. GLELSI could also lose Exceptional Performer status if subsequent audits fail to meet the Department’s standards.

In March 2005, Moody’s Investors Service assigned its highest servicer quality (SQ) rating of SQ1 to GLELSI as a servicer of FFELP student loans. Moody’s SQ ratings represent its view of a servicer’s ability to prevent or mitigate losses across changing markets. Moody’s rating incorporates an assessment of performance measurements including delinquency transition rates, cure rates and claim reject rates – all valuable indicators of a servicer’s ability to get maximum returns from student loan portfolios.

As of March 31, 2007, GLELSI serviced 1,985,441 student and parental accounts with an outstanding balance of $33.5 billion for over 1,400 lenders nationwide. As of March 31, 2007, 65% of the portfolio serviced by GLELSI was in repayment status, 4% was in grace status and the remaining 31% was in interim status. GLELSI will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

The total number of serviced accounts has grown by an annual average of 13.0% over the past five years. The number of FFELP accounts has grown by an annual average of 12.1% over the past five years. The number of private alternative loan accounts has grown by an annual average of 19.9% over the past five years.

The GLELSI Servicing Agreement. The GLELSI servicing agreement will continue until terminated according to its terms. The GLELSI servicing agreement may be terminated by either the trust or GLELSI at the end of any calendar quarter by advance written notice to the other party. GLELSI may assign its rights under the GLELSI servicing agreement only to an affiliate to which its FFELP lender servicing program is transferred in whole or substantial part; provided, however, that a rating confirmation must be obtained if the trust enters into a servicing agreement with a servicer other than GLELSI or ACS.

Under the GLELSI servicing agreement, GLELSI agrees to service all student loans in the trust for which it is responsible in accordance with the Higher Education Act, the rules and regulations of the guarantee agencies and standards and practices that are customary for the servicing of FFELP loans. In accordance with such customary servicing standards and practices, but subject to the express terms of the GLELSI servicing agreement, GLELSI will perform (among others) the following duties:

•	service the trust’s student loans in such a manner so as to maintain the guarantee in full force at all times;

•	prepare and mail directly to the borrower all required statements, notices, disclosures and demands;

•	retain records of contacts, follow-ups, collection efforts and correspondence regarding each student loan;

•	provide accounting for all transactions related to individual student loans;

•	process all deferments and forbearances;

•	process all address changes and update address changes accordingly;

•	as permitted by the Higher Education Act, take all steps necessary to file a claim for loss with the appropriate guarantee agency;

•	provide data as required by any guarantee agency;

•	prepare and deliver monthly certain reports about the prior month’s activity;

•	prepare and forward to the Department of Education on a quarterly basis a Lenders Interest and Special Allowance Request and Report;

•	retain all documents concerning the loans received by GLELSI directly or from the depositor or the administrator pertaining to each student loan, in accordance with applicable requirements;

•	establish a third-party lockbox account into which borrowers will make all loan payments; and

•	provide such other services as servicers customarily provide and deem appropriate.

Under the GLELSI servicing agreement, GLELSI generally may cure a deficiency in its performance in servicing a student loan; provided, however, that, if any such deficiency results in the denial by a guarantee agency of the benefit of any guarantee applicable to such student loan and GLELSI is unable to cause the reinstatement of the guarantee within twelve months of such denial, GLELSI will be obligated to pay the trust an amount equal to the outstanding principal balance of the student loan plus all accrued interest, fees and other amounts due in respect of the student loan as of the date of purchase. Upon such payment, the student loan will be subrogated to GLELSI. In the event GLELSI cures any such student loan, the trust will repurchase the student loan in an amount equal to the then-outstanding principal balance plus all accrued interest and other applicable amounts due on the student loan, whereupon the subrogation rights of GLELSI will terminate.

GLELSI will agree to indemnify the trust for losses relating to GLELSI’s negligence or misconduct in servicing the student loans for which it is servicer, but will not be liable for related consequential damages.

Under the GLELSI servicing agreement, GLELSI may perform additional servicing activities not otherwise specified at the request of the trust.

EXCEPTIONAL PERFORMER STATUS

The Higher Education Act authorizes the Department of Education to recognize lenders and lender servicers (as agents for the eligible lenders) for an exceptional level of performance in servicing FFELP loans. A lender or lender servicer designated as an “exceptional performer” currently can receive 99% reimbursement on all default claims submitted for insurance provided that the lender or lender servicer meets and maintains all requirements for achieving its designation.

GLELSI and ACS are indicated by the Department of Education to be exceptional performers. Exceptional performance status periods may be extended if a servicer meets the Department of Education’s requirements to maintain such designation. ACS is in the process of having its exceptional performer designation renewed and retains its exceptional performer status during the review period.

So long as the exceptional performer status of GLELSI and ACS remains in effect, all loans serviced by those servicers, including the student loans described in this prospectus supplement, will be eligible to receive 99% reimbursement on any default claim submitted for payment. The Secretary of Education may revoke the exceptional performer status of GLELSI or ACS if, among other things, subsequent audits of such servicer’s servicing operations fail to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. If a servicer fails to maintain its exceptional performance designation, or if the exceptional performer program is discontinued, reimbursement on default claims will revert to 98% (or 97% for loans first disbursed on or after July 1, 2006), which will be effective from either the annual renewal date, the date the Secretary determines the non-compliance occurred or another date determined by the Secretary. In this event, any recoupment from the trust by the Secretary or any guarantee agency of amounts previously reimbursed by a guarantee agency that is not reimbursed by the servicer or otherwise, will reduce available funds for any applicable distribution date. There can be no assurance that either servicer will maintain its exceptional performer status in the future. Additionally, Congress may reduce or eliminate the additional reimbursement made on claims submitted for payment by servicers that have been granted exceptional performer status. See “Risk Factors–Changes to the Higher Education Act may adversely affect your notes” in this prospectus supplement. Failure by either servicer to maintain its exceptional performer status in the future is not a default under the related servicing agreement.

ADMINISTRATION AGREEMENT

Goal Financial, LLC will enter into an administration agreement with the trust, Wilmington Trust Company, as Delaware trustee, and The Bank of New York Trust Company, N.A., as indenture trustee and as eligible lender trustee. Under the administration agreement, on each monthly allocation date and on each distribution date, the administrator will direct the indenture trustee to make the required distributions from the funds established under the indenture. In addition, the administrator will prepare, based on data received from the servicers, and provide periodic statements and reports to the trust, the eligible lender trustee and the indenture trustee and any related federal income tax reporting. See “Servicing and Administration—The Administration Agreement” in the accompanying prospectus.

Goal Financial, LLC will receive compensation quarterly for those services based on the outstanding principal balance of the trust’s student loans as described under “Fees and Expenses” below.

VERIFICATION AGENT AGREEMENT

The verification agent is The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States. It maintains a corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256. The Bank of New York Trust Company, N.A. is currently serving as verification agent for two securitization transactions involving student loans.

The Bank of New York Trust Company, N.A. has provided the above information. Other than the above paragraph, The Bank of New York Trust Company, N.A. has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the accompanying prospectus.

Pursuant to a verification agent agreement among the trust, the administrator and the verification agent, the verification agent will deliver monthly to the indenture trustee a certificate certifying as to the accuracy and manner of calculation of certain items in the monthly reports prepared by the administrator on behalf of the trust, including amounts to be paid as trust expenses and principal and interest on the offered notes, outstanding principal amounts of the offered notes and aggregate balances of the student loans in the trust. The verification agent will agree to provide information relating to the verification agent that is required in order for the depositor to satisfy its reporting obligations under the Exchange Act with respect to the trust.

INDENTURE TRUSTEE

The indenture trustee is The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States. It maintains a corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256. The Bank of New York Trust Company, N.A. has been, and currently is, serving as indenture trustee for numerous securitization transactions and programs involving pools of student loan receivables.

The Bank of New York Trust Company, N.A. has provided the above information. Other than the above paragraph, The Bank of New York Trust Company, N.A. has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the accompanying prospectus.

The trust will issue the notes under an indenture of trust to be dated as of the closing date. Under the indenture, The Bank of New York Trust Company, N.A. will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for notes denominated in U.S. dollars. The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture. See “Summary of the Indenture Provisions—The Indenture Trustee” in the accompanying prospectus for additional information regarding the responsibilities of the indenture trustee.

DELAWARE TRUSTEE

The depositor has established the trust as a Delaware statutory trust by entering into a trust agreement with Wilmington Trust Company, as Delaware trustee.

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving student loan receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB under the Securities Act. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

See “Formation of the Trusts—The Delaware Trustee” in the accompanying prospectus for additional information regarding the Delaware trustee.

FEES AND EXPENSES

All fees and expenses, including servicing and administration fees, are not expected to exceed 0.35% per annum of the outstanding principal balance of the trust’s student loans. The fees and expenses payable by the trust are set forth below. The priority of payment of such fees and expenses is described below in “Description of the Offered Notes—Flow of Funds” in this prospectus supplement.

	Recipient	Amount

Administration Fee	Goal Financial, LLC	0.05% per annum of the outstanding principal amount of the trust’s student loans

Trustees’ Fees
Indenture Trustee	The Bank of New York Trust Company, N.A.	Annual administrative fee is an amount equal to 0.004% per annum of the aggregate principal amount of outstanding notes up to $1,000,000,000 plus 0.0025% of the aggregate principal amount of outstanding notes in excess of $1,000,000,000*
Delaware Trustee	Wilmington Trust Company	$4,000 per annum

Auction Agent Fees	The Bank of New York	0.003% per annum of the outstanding principal amount of the auction rate notes

Broker-Dealer Fees	Banc of America Securities LLC J.P. Morgan Securities Inc.	0.15% per annum of the outstanding principal amount of the auction rate notes

*	A default fee based on the indenture trustee’s applicable rate will apply following the occurrence of an uncured event of default and will be subject to change at the discretion of the indenture trustee.

The fees described above may be increased if the trust obtains a rating confirmation with respect to such increase.

The servicing fees payable to ACS and GLELSI, which are calculated on a discrete per-borrower or per-service basis, as applicable, are not expected to exceed 0.29% per annum of the outstanding principal balance of the trust’s student loans.

USE OF PROCEEDS

The proceeds from the sale of the notes, net of any underwriting discount, are expected to be applied as follows:

Deposit to Acquisition Fund	$1,149,730,015
Deposit to Reserve Fund	2,747,085
Deposit to Capitalized Interest Fund	45,000,000

Total	$1,197,477,100

Approximately $1,500,000 of the proceeds of the sale of the offered notes deposited to the Acquisition Fund will be used to pay the costs of issuance, including the acquisition of the interest rate cap derivative agreement.

ACQUISITION OF STUDENT LOANS

We expect to use approximately $1,053,673,653 of the proceeds of the notes being offered by this prospectus supplement to purchase student loans on the date of issuance of the offered notes from an eligible lender trustee holding the student loans on behalf of the depositor. The trust will purchase the student loans on the closing date for a price equal to their aggregate outstanding principal balance (including accrued and unpaid interest) as of the cut-off date plus an applicable premium.

The eligible lender trustee on behalf of the depositor will acquire student loans on and after the closing date from Higher Education Finance, LLC, a wholly-owned subsidiary of the sponsor (the “originating affiliate”) that (through its eligible lender trustee) originated those student loans, and from other affiliates of the sponsor (the “warehousing entities”) that acquired student loans from the originating affiliate. See “Affiliations Among Financing Participants” in the accompanying prospectus.

The depositor will make representations and warranties with respect to the student loans to be sold to the trust and the depositor will agree to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. If the depositor fails to repurchase such loans, the sponsor will in some circumstances be obligated to purchase them. See “Formation of the Trusts—Acquisition of Student Loans” in the accompanying prospectus.

On the date of issuance of the notes, approximately $64,556,362 of the deposit to the Acquisition Fund will be deposited in the Prefunding Account of the Acquisition Fund and approximately $30,000,000 of the deposit to the Acquisition Fund will be deposited in the Add-On Consolidation Loan Account of the Acquisition Fund. From the closing date until the quarterly distribution date occurring in September 2007, the depositor expects to acquire student loans from the originating affiliate, the warehousing entities or one or more other affiliates of the sponsor, and the trust will acquire those loans using funds on deposit in the Prefunding Account. On the quarterly distribution date in September 2007 or upon the determination of the administrator that the trust is unable to acquire additional student loans, any funds remaining on deposit in the Prefunding Account will be transferred to the Collection Fund for application as available funds, and the Prefunding Account will not be replenished.

Amounts on deposit in the Add-On Consolidation Loan Account are expected to be used to finance add-on consolidation loans and other additional trust loans from the closing date until May 30, 2008, when any funds remaining on deposit in the Add-On Consolidation Loan Account will be transferred to the Collection Fund for application as available funds, and the Add-On Consolidation Loan Account will not be replenished thereafter. Additional trust loans may be acquired by the trust directly from originators that are not affiliated with the sponsor, rather than from the depositor.

“Additional trust loans” are additional student loans to borrowers whose consolidation loans are in the trust, and include add-on consolidation loans. “Add-on consolidation loans” are loans the Higher Education Act permits borrowers to add to an existing consolidation loan within 180 days from the date such consolidation loan was made. See “Description of the Federal Family Education Loan Program—Consolidation Loans” in Appendix A to the accompanying prospectus.

When an additional trust loan is added to an existing consolidation loan, one result may be that the consolidation loan has a different interest rate and a different final payment date than it had before the additional trust loan was added. Any additional trust loan added to a consolidation loan in the trust will be financed by a transfer from the Prefunding Account or the Add-On Consolidation Loan Account, as applicable, of the amount required to repay in full any student loan that is being discharged through such loan. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans.

We expect that student loans acquired or financed after the closing date will satisfy the same eligibility criteria as loans acquired on the closing date; however, the characteristics of those loans may be different than the characteristics of loans acquired on the closing date.

CHARACTERISTICS OF THE STUDENT LOANS (AS OF THE STATISTICAL CALCULATION DATE)

As of March 31, 2007, the statistical calculation date, the characteristics of the pool of student loans we expect to purchase on the closing date were as described below. Since the date for purchase of the loans to be acquired with the proceeds of the offered notes is other than the statistical calculation date, the characteristics of those loans will vary from the information presented below. Due to rounding, the percentage and balance totals may not be consistent in all tables presented below.

After purchasing the initial pool of student loans on the closing date, the trust may acquire additional student loans and finance additional trust loans, and, as a result, the aggregate characteristics of the entire pool of student loans, including the distribution of the student loans and the related borrowers, the related guarantee agencies and the related servicers by the various criteria described in the tables presented below, will vary from those of the student loans described in the following tables as of the statistical calculation date.

A variety of borrower incentives are offered in connection with student loans originated or purchased by us and our affiliates, including our “auto-debit” incentive, which reduces a borrower’s interest rate by 0.25% if the borrower makes payments directly from a bank account by auto-debit, and a “timely repayment incentive” and a “high balance timely repayment incentive” for borrowers who consolidated on or after April 9, 2004 and make the first consecutive 36 on-time payments on their student loans, which reduce a borrower’s interest rate by 1% if a borrower has a balance of $60,000 or less or by 1.25% if a borrower has a balance of more than $60,000. For purposes of these repayment incentives, an “on-time payment” is no later than 14 days after the date the payment is due. We may suspend or terminate any of these incentives at any time with or without notice.

Composition of the Student Loan Portfolio (As of the Statistical Calculation Date)

Aggregate outstanding balance	$829,627,506
Number of loans	39,058
Average outstanding principal balance per loan	$21,241
Average outstanding principal balance per borrower	$38,813
Weighted average annual interest rate	5.652%
Weighted average remaining term (months)	293
Percentage of loans with SAP index based on commercial paper	100%
Percentage of loans with graduated repayment characteristics	77.50%

The weighted average annual interest rate shown above excludes special allowance payments. The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.64% as of the statistical calculation date.

Distribution of the Student Loans by Loan Type

(As of the Statistical Calculation Date)

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
Unsubsidized Consolidation	20,801	$465,713,916	56.14%
Subsidized Consolidation	18,257	363,913,589	43.86

	39,058	$829,627,506	100.00%

Distribution of the Student Loans by Interest Rate

(As of the Statistical Calculation Date)

Interest Rate	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
2.000% - 2.499%	2	$18,655	*
2.500% - 2.999%	437	7,783,743	0.94%
3.000% - 3.499%	1,290	28,069,700	3.38
3.500% - 3.999%	2,622	59,660,117	7.19
4.000% - 4.499%	3,417	80,413,859	9.69
4.500% - 4.999%	6,709	140,094,345	16.89
5.000% - 5.499%	5,344	106,889,991	12.88
5.500% - 5.999%	2,265	62,080,564	7.48
6.000% - 6.499%	2,700	68,301,083	8.23
6.500% - 6.999%	4,554	83,957,255	10.12
7.000% - 7.499%	6,153	99,252,732	11.96
7.500% - 7.999%	1,212	29,700,967	3.58
8.000% - 8.499%	2,353	63,404,494	7.64

	39,058	$829,627,506	100.00%

*Less than 0.01%

Distribution of the Student Loans by SAP Interest Rate Index

(As of the Statistical Calculation Date)

SAP Interest Rate Index	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
Three-Month CP Index	39,058	$829,627,506	100.00%

	39,058	$829,627,506	100.00%

Distribution of the Student Loans by Payment Status

(As of the Statistical Calculation Date)

Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
Deferment	7,093	$165,955,028	20.00%
Forbearance	3,671	89,979,034	10.85
Repayment	28,294	573,693,443	69.15

	39,058	$829,627,506	100.00%

Scheduled Weighted Average Remaining Months in Status of the Trust Student Loans

(As of the Statistical Calculation Date)

Current Status	Deferment	Forbearance	Repayment	Remaining
Deferment	13	0	308	321
Forbearance	0	5	305	310
Repayment	0	0	283	283

Distribution of the Student Loans by Number of Days Delinquent

(As of the Statistical Calculation Date)

Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
0-30	35,894	$767,085,857	92.46%
31-60	1,479	28,888,896	3.48
61-90	741	14,210,584	1.71
91-120	516	9,987,859	1.20
121-150	428	9,454,310	1.14

	39,058	$829,627,506	100.00%

Distribution of the Student Loans by Date of Disbursement

(As of the Statistical Calculation Date)

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
July 1, 2006 and thereafter	33,331	$694,328,947	83.69%
October 1, 1993 through June 30, 2006	5,727	135,298,559	16.31

	39,058	$829,627,506	100.00%

Student loans disbursed after October 1, 1993 and before July 1, 2006 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments and student loans disbursed on or after July 1, 2006 are 97% guaranteed by the guarantee agency and reinsured by the Department of Education up to a maximum of 97% of the guarantee payments, provided that all loans serviced by a servicer deemed an “exceptional performer” by the Department of Education are entitled to a 99% guarantee so long as the servicer retains its exceptional performer status. Currently, GLELSI and ACS are indicated by the Department of Education to be exceptional performers, with ACS currently in the process of obtaining redesignation of its exceptional performer status. See “The Student Loan Operations of Goal Capital Funding Trust 2007-1—Servicing of Student Loans—Exceptional Performer Status” in this prospectus supplement.

Distribution of the Student Loans by Range of Principal Balance

(As of the Statistical Calculation Date)

Principal Balance	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
$9,999.99 or less	8,857	$52,474,094	6.33%
$10,000.00 - $14,999.99	7,457	92,990,477	11.21
$15,000.00 - $19,999.99	6,846	118,920,380	14.33
$20,000.00 - $24,999.99	5,415	121,233,955	14.61
$25,000.00 - $29,999.99	3,075	83,758,972	10.10
$30,000.00 - $39,999.99	3,438	118,241,201	14.25
$40,000.00 - $49,999.99	1,674	74,249,207	8.95
$50,000.00 - $59,999.99	884	48,154,792	5.80
$60,000.00 - $69,999.99	543	35,201,523	4.24
$70,000.00 - $79,999.99	308	23,029,917	2.78
$80,000.00 - $89,999.99	180	15,288,058	1.84
$90,000.00 - $99,999.99	123	11,637,905	1.40
$100,000.00 - $124,999.99	134	14,981,052	1.81
$125,000.00 - $149,999.99	66	8,943,411	1.08
$150,000.00 or greater	58	10,522,560	1.27

	39,058	$829,627,506	100.00%

Distribution of the Student Loans by Number of Months

Remaining Until Scheduled Maturity (As of the Statistical Calculation Date)

Number of Months	Number of Loans	Aggregate Outstanding Principal Balance		Percent of Loans by Aggregate Outstanding Balance
60 or less	7	$55,019		0.01%
61 – 70	1	2,764		*
71 – 80	1	*	*	*
81 – 90	4	44,039		0.01
91 – 100	3	6,282		*
101 – 110	6	94,385		0.01
111 – 120	200	1,004,679		0.12
121 – 130	18	63,604		0.01
131 – 140	84	479,468		0.06
141 – 150	197	1,137,893		0.14
151 – 160	11	50,288		0.01
161 – 170	11	44,273		0.01
171 – 180	3,533	33,463,174		4.03
181 – 190	370	3,309,540		0.40
191 – 200	85	778,661		0.09
201 – 210	52	487,549		0.06
211 – 220	31	249,768		0.03
221 – 230	26	274,577		0.03
231 – 240	15,923	240,546,487		28.99
241 – 250	2,918	44,072,906		5.31
251 – 260	570	8,005,535		0.96
261 – 270	277	3,884,532		0.47
271 – 280	148	2,101,167		0.25
281 – 290	127	1,756,694		0.21
291 – 300	5,351	135,073,287		16.28
301 – 310	1,815	42,794,604		5.16
311 – 320	277	6,446,111		0.78
321 – 330	160	3,667,247		0.44
331 – 340	107	2,726,824		0.33
341 – 350	181	5,533,491		0.67
351 – 360	4,030	182,997,255		22.06
361 – 370	2,004	88,125,676		10.62
371 or greater	530	20,349,728		2.45

	39,058	$829,627,506		100.00%

*	Less than 0.01%.
**	Less than $1.00.

Distribution of the Student Loans by Servicer

(As of the Statistical Calculation Date)

Servicer	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
ACS Education Services, Inc.	1,918	$33,038,235	3.98%
Great Lakes Educational Loan Services, Inc.	37,140	796,589,271	96.02

	39,058	$829,627,506	100.00%

Distribution of the Student Loans by Geographic Location

(As of the Statistical Calculation Date)

The following table shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the applicable servicer’s records:

Geographic Location	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
Alabama	622	$13,744,717	1.66%
Alaska	96	1,589,752	0.19
Arizona	773	15,730,639	1.90
Arkansas	296	6,053,285	0.73
California	3,789	84,165,082	10.14
Colorado	822	17,379,143	2.09
Connecticut	416	8,916,041	1.07
Delaware	113	2,227,853	0.27
District of Columbia	149	3,647,297	0.44
Florida	1,980	41,953,440	5.06
Georgia	1,422	31,295,418	3.77
Hawaii	174	3,978,412	0.48
Idaho	280	5,406,801	0.65
Illinois	1,654	37,655,191	4.54
Indiana	687	13,924,055	1.68
Iowa	525	9,712,557	1.17
Kansas	442	10,112,068	1.22
Kentucky	435	8,536,457	1.03
Louisiana	523	10,475,501	1.26
Maine	167	3,324,873	0.40
Maryland	867	20,346,844	2.45
Massachusetts	823	18,766,224	2.26
Michigan	1,520	33,098,196	3.99
Minnesota	935	17,055,670	2.06
Mississippi	410	7,987,410	0.96
Missouri	729	15,958,493	1.92
Montana	108	2,103,221	0.25
Nebraska	195	4,008,878	0.48
Nevada	258	5,088,190	0.61
New Hampshire	159	3,401,577	0.41
New Jersey	1,173	26,401,867	3.18
New Mexico	216	4,111,314	0.50
New York	3,265	70,341,534	8.48
North Carolina	1,080	21,889,590	2.64
North Dakota	186	2,782,794	0.34
Ohio	1,858	39,688,467	4.78
Oklahoma	380	7,823,067	0.94
Oregon	650	13,420,416	1.62
Pennsylvania	1,644	34,846,353	4.20
Rhode Island	126	2,808,128	0.34
South Carolina	649	12,902,615	1.56
South Dakota	197	3,623,389	0.44
Tennessee	646	13,140,847	1.58
Texas	2,180	44,255,075	5.33
Utah	218	4,084,120	0.49
Vermont	79	2,392,828	0.29
Virginia	977	21,653,211	2.61

Geographic Location	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
Washington	926	19,659,606	2.37
West Virginia	232	4,594,433	0.55
Wisconsin	727	13,937,782	1.68
Wyoming	67	1,336,516	0.16
Other	213	6,290,268	0.76

	39,058	$829,627,506	100.00%

Distribution of the Student Loans by Guarantee Agency

(As of the Statistical Calculation Date)

Guarantee Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Loans by Aggregate Outstanding Balance
Massachusetts Higher Education Assistance Corporation, d/b/a American Student Assistance	1,877	$32,267,530	3.89%
Great Lakes Higher Education Guaranty Corporation	37,140	796,589,271	96.02
Educational Credit Management Corporation	41	770,705	0.09

	39,058	$829,627,506	100.00%

Distribution of Student Loans by Eligibility to Earn Floor Income

(As of the Statistical Calculation Date)

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percentage of Loans by Aggregate Outstanding Balance
Prior to April 1, 2006	45	$784,215	0.09%
April 1, 2006 and thereafter	39,013	828,843,291	99.91

	39,058	$829,627,506	100.00%

For student loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans. Such excess interest is sometimes referred to in this prospectus supplement as “floor income.” See “Description of the Trust—The Department Rebate Fund” in the summary of this prospectus supplement.

INFORMATION RELATING TO THE GUARANTEE AGENCIES

The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education’s authority in the event a guarantee agency is unable to meet its insurance obligations see “Description of the Guarantee Agencies” in the accompanying prospectus.

We expect that substantially all of the student loans we acquire with the proceeds of the offered notes will be guaranteed through Great Lakes Higher Education Guaranty Corporation (“GLHEGC”), with a small portion guaranteed through Massachusetts Higher Education Assistance Corporation, doing business as American Student Assistance (“ASA”), and Educational Credit Management Corporation (“ECMC”). For information relating to the percentages and outstanding balances of the trust student loans guaranteed by GLHEGC, ASA and ECMC as of the statistical calculation date, see “Characteristics of the Student Loans (As of the Statistical Calculation Date) — Distribution of the Student Loans by Guarantee Agency” herein.

Presented below is information with respect to GLHEGC. See “Description of the Guarantee Agencies” in the accompanying prospectus for more detailed information concerning the characteristics of the guarantee agencies.

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

GLHEGC is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation (“GLHEC”). GLHEGC’s predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC) outsourced certain aspects of its student loan program guaranty support operations to Great Lakes Educational Loan Services, Inc. (“GLELSI”), a wholly owned subsidiary of GLHEC. GLHEGC continues as the “guaranty agency” as defined in Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC (through its support services agreement with GLHEC) also performs oversight of all direct and outsourced student loan program operations. The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

GLHEGC has entered into a voluntary flexible agreement with the U.S. Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC’s agreement, which commenced October 1, 2000 and is currently effective through September 30, 2007, GLHEGC’s revenues are tied directly to default aversion performance. Certain sources of GLHEGC’s Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education reimburses GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC’s Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement allows GLHEGC to pilot a new approach to the claims review process, under which GLHEGC develops and implements with willing lenders and servicers a post-claim random sampling process that replaces the current claim-by-claim process. The information in the following tables has been provided to the trust from reports provided by or to the U.S. Department of Education and has not been verified by GLHEGC or the underwriters. No representation is made by GLHEGC or the underwriters as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning GLHEGC or any other guarantee agency.

Guarantee Volume. The aggregate original principal amount of all student loans, including Stafford, unsubsidized Stafford, SLS, PLUS and Consolidation loan volume, guaranteed and outstanding is calculated by the National Student Loan Data System of the Department of Education for all guarantee agencies. The GLHEGC balance as of the end of each of the last five federal fiscal years was as follows:

Federal Fiscal Year	Guaranty Volume (Millions)
2002	$16,527.6
2003	21,803.7
2004	26,085.6
2005	30,077.5
2006	35,971.8

Reserve Ratio. Following are GLHEGC’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Fiscal Year	Federal Guaranty Reserve Fund Level
2002	1.86%
2003	1.29%
2004	0.99%
2005	0.83%
2006	0.72%

The Department of Education’s website at http://www.fp.ed.gov/PORTALSWebApp/fp/whatsnew.jsp. has posted reserve ratios for GLHEGC for federal fiscal years 2003, 2004 and 2005 of 1.168%, .646% and .578%, respectively. GLHEGC believes the Department of Education has not calculated the reserve ratio in accordance with the Higher Education Act and the correct ratio should be 1.29%, .99% and .83%, respectively, as shown above. On November 17, 2006, the Department of Education advised GLHEGC that beginning in federal fiscal year 2006 it would publish reserve ratios that include loan loss provision and deferred revenues. GLHEGC believes this change should more closely approximate the statutory calculation. In accordance with Section 428(c)(9) of the Higher Education Act, the reserve ratio does not include loans transferred from the former Higher Education Assistance Foundation, Northstar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation.

The minimum reserve fund ratio under the Higher Education Act is .25%. According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantee agency’s financial health.

Recovery Rate. GLHEGC does not calculate recovery rates. The table below sets forth the recovery rates (calculated by dividing the combined recovery collections by the beginning of the year inventory of defaulted loans) for GLHEGC for the past five federal fiscal years, as taken from the Department of Education’s website at http://www.fsacollections.ed.gov/contractors/ga/stats/index.asp:

Federal Fiscal Year	Recovery Rate
2002	23.33%
2003	23.72%
2004	25.84%
2005	23.74%
2006	21.64%

Loss Rate. GLHEGC’s loss rates (calculated by dividing the aggregate dollar amount of unreinsured loans and unreinsured portions of loans by the dollar amount of claims paid by GLHEGC) for the past five federal fiscal years are as follows:

Fiscal Year	Loss Rate
2002	.0002%
2003	.0002%
2004	.0004%
2005	.0017%
2006	.0052%

Claims Rate. For the past five federal fiscal years, GLHEGC’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all GLHEGC’s claims. The actual claims rates (calculated by dividing the amount of reinsurance claims paid during a fiscal year by GLHEGC’s total amount of loans in repayment at the end of the preceding federal fiscal year) are as follows:

Fiscal Year	Claims Rate
2002	1.06%
2003	1.27%
2004	.68%
2005	.51%
2006	.62%

As a result of various statutory and regulatory changes over the past several years, historical rates may not be an accurate indicator of current delinquency or default trends or future claims rates.

DESCRIPTION OF THE OFFERED NOTES

GENERAL

The notes will be issued pursuant to the terms of the indenture, a form of which, including a form of the offered notes, has been filed as an exhibit to the registration statement to which this prospectus supplement relates. The following summary describes the material terms of the indenture and the offered notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the offered notes.

The indenture trustee did not participate in the preparation of this prospectus supplement and makes no representations concerning the offered notes, the collateral or any other matter stated in this prospectus supplement. The indenture trustee has no duty or obligation to pay the offered notes from its own funds, assets or corporate capital or to make inquiry regarding, or investigate the use of, amounts disbursed from the trust estate.

LIBOR RATE NOTES

INTEREST PAYMENTS

Interest will accrue on the LIBOR rate notes at their respective interest rates during each interest accrual period. Interest on the LIBOR rate notes will be payable to the noteholders on each quarterly distribution date commencing September 25, 2007. Subsequent quarterly distribution dates for the LIBOR rate notes will be on the 25th day of each March, June, September and December or, if any such day is not a business day, the next business day. Interest accrued but not paid on any quarterly distribution date will be due on the next quarterly distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below; provided, however, that to the extent interest accrues on the class C notes but is not paid on an applicable quarterly distribution date as a result of a junior subordinate interest trigger event, such interest will be payable as a junior subordinate carry-over amount, as described below under “—Flow of Funds.”

The interest rate on the class A-1 notes for each interest accrual period will be equal to three-month LIBOR plus     %. The interest rate on the class A-2 notes for each interest accrual period will be equal to three-month LIBOR plus     %. The interest rate on the class A-3 notes for each interest accrual period will be equal to three-month LIBOR plus     %. The interest rate on the class A-4 notes for each interest accrual period will be equal to three-month LIBOR plus     %. The interest rate on the class A-5 notes for each interest accrual period will be equal to three-month LIBOR plus     %. The interest rate on the class C-1 notes for each interest accrual period will be equal to three-month LIBOR plus     %.

LIBOR for the initial interest accrual period will be determined by the following formula:

x + [(a/b) * (y-x)]

where: x = three-month LIBOR, and

y = four-month LIBOR, in each case, as of the second business day before the start of the initial interest accrual period.

a = the actual number of days from the maturity date of three-month LIBOR to the first distribution date; and

b = the actual number of days from the maturity date of three-month LIBOR and the maturity date of four-month LIBOR.

The indenture trustee will determine the rate of interest on the LIBOR rate notes on the LIBOR determination date described below. The amount of interest distributable to holders of the LIBOR rate notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

CALCULATION OF LIBOR

For each interest accrual period, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months (or, with respect to four-month LIBOR, four months) which appears on Telerate Page 3750 (or such other page as may replace that page) as of 11:00 a.m., London time, on the related LIBOR determination date. The “LIBOR determination date” will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the indenture trustee. The indenture trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the indenture trustee, as applicable, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous interest accrual period.

“Business day” means:

•	for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business;

•

for purposes of calculations with respect to the auction rate notes, any day other than a Saturday, Sunday, holiday or other day on which the New York Stock Exchange or banks located in New York, New York, or in the city in which the principal office of the indenture trustee or the auction agent is located, are authorized or permitted by law or executive order to close; provided that with respect to auction dates, such term shall exclude such other dates as may be agreed to in writing by the auction agent, the broker-dealers and the trust; and

•

for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or the city in which the principal office of the indenture trustee is located, are authorized or permitted by law, regulation or executive order to close.

AUCTION RATE NOTES

INTEREST PAYMENTS

The first interest accrual period, or “auction period”, for the auction rate notes will begin on the closing date and will end on June 27, 2007.

June 28, 2007 will be the auction rate distribution date for the initial auction period and the interest rate adjustment date for the second auction period. After the initial auction period, the auction period generally will be 28 days, and will begin on the business day following the auction date, which will also be the auction rate distribution date for the preceding auction period and the interest rate adjustment date for such auction period. The administrator may change the length of the auction period as described in the accompanying prospectus under the heading “Description of the Notes—Auction Rate Notes.”

The interest rate for the initial auction period will be determined by the administrator and the underwriters prior to the closing date. For subsequent auction periods, the interest rate on the auction rate notes will be calculated on the basis of the actual number of days elapsed in the related auction period divided by 360, and rounding the resulting percentage figure to the fifth decimal point, and will be reset on each applicable interest rate adjustment date at the interest rate determined pursuant to the auction procedures described in the accompanying prospectus under the heading “Description of the Notes—Auction Rate Notes”; provided, however, that the interest paid on the auction rate notes will never exceed a maximum rate, which is defined in the indenture as the least of:

•	the rate at which the quarterly average auction rate would equal the LIBOR rate plus the margin shown below;

•	the lesser of the highest rate permitted by law, or 17%;

•	the rate at which the quarterly average auction rate would equal the quarterly average 90-day financial commercial paper rate plus the margin shown below; and

•

a net loan rate equal to the weighted average return on the trust’s student loans, including all revenue derived from the student loans and any derivative product payments received, less derivative product payments made and the expenses associated with administering the notes and administering and servicing the student loans and other assets in the trust estate, expressed as a percentage of the average principal amount of the student loans, calculated on a quarterly basis.

If the rate of interest determined by the auction procedures for the auction rate notes exceeds the maximum rate, the auction rate notes will bear interest at the maximum rate. If the interest rate on the auction rate notes is set at the net loan rate, holders of the auction rate notes may receive auction rate carry-over interest payments as described in the accompanying prospectus under the heading “Description of the Notes—Auction Rate Notes.”

The margin to be added to 90-day financial commercial paper rates and LIBOR rates for purposes of determining the maximum rate varies depending on the lowest of the then-current ratings of the auction rate notes, as shown below:

Rating Category	CP Margin	LIBOR Margin
Top three rating categories	0.75%	1.00%
Fourth highest rating category	1.00%	1.25%
Lower rating categories	1.50%	1.50%

If the auction agent fails to complete the auction procedures for the auction rate notes, the auction rate notes will bear interest for the next auction period at the maximum rate. If, during the auction process, each holder of the auction rate notes indicates a desire to hold the notes regardless of the interest rate, the auction rate notes will bear interest at the “all hold rate,” which will be 90% of the LIBOR rate for a comparable period. If a payment default occurs, the auction rate notes will bear interest at a “non-payment rate” equal to the lesser of (i) one-month LIBOR plus 1.50% and (ii) the lesser of 17% and the highest rate the trust may legally pay from time to time.

The auction procedures are described more fully in the accompanying prospectus under the heading “Description of the Notes—Auction Rate Notes.”

The trust may alter the auction procedures described above and in the accompanying prospectus by obtaining the consent of all registered holders of the auction rate notes. Consent is deemed to be given by the registered holders if, on the first auction date occurring at least 20 days after the indenture trustee mailed notice regarding the proposed change to the then-holders of the auction rate notes, the interest rate for the auction rate notes is the clearing auction rate or the all hold rate.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED NOTES

The aggregate outstanding principal balance of each class of offered notes will be due and payable in full no later than the stated maturity date set forth below opposite the class to which that maturity date applies:

Class A-1 Notes:	June 25, 2021
Class A-2 Notes:	March 25, 2024
Class A-3 Notes:	September 25, 2028
Class A-4 Notes:	March 25, 2036
Class A-5 Notes:	March 25, 2042
Class B-1 Notes:	March 25, 2042
Class C-1 Notes:	June 25, 2042

The actual date on which the final distribution on each class of offered notes will be made may be earlier than the maturity dates set forth above as a result of a variety of factors. See “—Prepayment, Yield and Maturity Considerations” below.

Principal payments will be allocated to the class A notes in an amount equal to the lesser of:

•	the class A principal distribution amount for that quarterly distribution date; and

•	funds available to pay principal on the class A notes as described below in “Description of the Offered Notes—Flow of Funds.”

This amount will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full, and fifth on the class A-5 notes until paid in full.

Principal payments will be allocated to the class B notes in an amount equal to the lesser of:

•	the class B principal distribution amount for that quarterly distribution date; and

•	funds available to pay principal on the class B notes as described below in “Description of the Offered Notes—Flow of Funds.”

This amount will be allocated to the class B notes on and after the stepdown date.

Principal payments will be allocated to the class C notes to the extent amounts in the Collection Fund are available for such payments, as described below in “Description of the Offered Notes—Flow of Funds.”

Principal allocated to any class of LIBOR rate notes will be paid to the holders of those notes. Principal allocated to the auction rate notes will be used to redeem those notes in lots of $50,000 on the first auction rate distribution date for those notes on or after the quarterly distribution date for which notice of redemption can be given. Amounts in excess of lots of $50,000 will be retained in the Future Distribution Fund and added to the amount of principal allocated to the auction rate notes on the next applicable quarterly distribution date.

There may not be sufficient funds available to pay the full principal distribution amount on each quarterly distribution date. Amounts on deposit in the Reserve Fund, other than amounts in excess of the specified reserve fund balance that are transferred to the Collection Fund, will not be available to make principal payments on the offered notes except upon their final maturity. If an event of default occurs under the indenture and the maturity of the offered notes is accelerated, payments will not be made in the order described above. Instead, payments will be made as described in the accompanying prospectus under “Summary of the Indenture Provisions—Remedies on Default.”

During the occurrence of a subordinate principal trigger event, funds that would otherwise be allocable or payable on any quarterly distribution date as carry-over amounts, principal on the class C notes, non-priority termination payments to derivative product counterparties or distributions to the certificateholders will be distributed on that quarterly distribution date as a payment of principal, first to the holders of the class A notes until those notes are paid in full and then to the holders of the class B notes until those notes are paid in full, as described below in “Description of the Offered Notes—Flow of Funds—Quarterly Distribution Dates.”

The “stepdown date” will be the earlier of the quarterly distribution date in June 2013 and the first date on which no class A notes remain outstanding.

A “subordinate principal trigger event” will occur on any quarterly distribution date if (a) while any class A notes are outstanding, the aggregate outstanding principal balance of the class A notes and the class B notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the adjusted pool balance as of the end of the related collection period or (b) the student loans have not been sold pursuant to the student loan purchase option or the related auction described below under “Optional Purchase and Mandatory Auction.”

The “principal distribution amount” on a quarterly distribution date is the excess, if any, of the aggregate outstanding principal balance of the class A notes and the class B notes over the adjusted pool balance.

The “class A principal distribution amount” is equal to the principal distribution amount times the class A percentage. In addition, on the maturity date for a class of class A notes, the class A principal distribution amount will include the amount necessary to reduce the principal amount of that class of notes to zero.

The “class B principal distribution amount” is equal to the principal distribution amount times the class B percentage. In addition, on the maturity date for the class B notes, the class B principal distribution amount will include the amount necessary to reduce the principal amount of the class B notes to zero.

For each quarterly distribution date the “class A percentage” will equal 100% minus the class B percentage. The “class B percentage” will equal:

•

0% prior to the stepdown date or on any other quarterly distribution date if a subordinate principal trigger event is in effect while the class A notes are outstanding as a result of the aggregate outstanding principal balance of the class A notes and the class B notes exceeding the adjusted pool balance as of the end of the related collection period; or

•

on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of the class A notes and the class B notes, in each case determined on the determination date for that quarterly distribution date.

“Adjusted pool balance” means, for any quarterly distribution date,

•

if the pool balance as of the last day of the related collection period is greater than 40% of the initial pool balance, the sum of that pool balance, any amounts on deposit in the Capitalized Interest Fund and the specified reserve fund balance for that quarterly distribution date; or

•	if the pool balance as of the last day of the related collection period is less than or equal to 40% of the initial pool balance, that pool balance.

“Pool balance” for any date means the aggregate principal balance of the trust’s student loans on that date, including accrued interest that is expected to be capitalized and money on deposit in the Prefunding Account and the Add-On Consolidation Loan Account of the Acquisition Fund (excluding amounts that will become available funds on the next quarterly distribution date), as reduced by the principal portion of:

•	all payments received by the trust through that date from borrowers on the student loans, the guarantee agencies and the U.S. Department of Education;

•	all amounts received by the trust through that date from purchases of student loans by the depositor, a servicer or the sponsor (or its designated affiliate);

•	all liquidation proceeds and realized losses on the student loans through that date;

•	the amount of any adjustment to balances of the student loans that any servicer is permitted to make under a servicing agreement through that date; and

•

the amount by which guarantee agency reimbursements of principal on defaulted student loans through that date are reduced from 100%, as required by the risk sharing provisions of the Higher Education Act.

The “initial pool balance” means the pool balance for the initial pool of student loans as of the cut-off date plus amounts on deposit in the Prefunding Account and the Add-On Consolidation Loan Account of the Acquisition Fund as of the closing date.

“Available funds” includes:

•	all collections on the student loans, except collections of principal applied to repurchase loans from a guarantee agency or a servicer;

•	interest benefit payments and special allowance payments;

•	net amounts collected with respect to defaulted loans;

•	amounts received from the depositor, the sponsor and the servicers for repurchased loans;

•	interest and gains on amounts on deposit in any fund or account;

•	payments received by the trust from any derivative product; and

•	other amounts deposited to the Collection Fund.

FLOW OF FUNDS

MONTHLY ALLOCATION DATES

On each “monthly allocation date”, which will be the 25th of each month (or the next business day if the 25th if not a business day), prior to an event of default that results in an acceleration of the maturity of the offered notes, the administrator will direct the indenture trustee to pay from money available in the Collection Fund:

•	first, to pay amounts due under any applicable joint sharing agreement;

•

second, pro rata, to the guarantee agencies, for applicable fees and expenses related to the student loans, and the Department Rebate Fund as described under “Description of the Trust—The Department Rebate Fund;”

•	third, to each servicer, the servicing fees due on such monthly allocation date;

•

fourth, to the Future Distribution Fund, for payment pro rata to the indenture trustee, the Delaware trustee, the auction agent and the broker-dealers, an amount equal to the fees due to such parties on such monthly allocation date or prior to the next monthly allocation date, plus any previously accrued and unpaid such fees;

•	fifth, to the Future Distribution Fund, for payment to the administrator, the administration fee due on such monthly allocation date;

•

sixth, to the Future Distribution Fund, for payment to the class A noteholders and any applicable derivative product counterparty, an amount equal to the monthly interest allocation for that monthly allocation date with respect to the class A notes and the monthly issuer derivative payment allocation for that monthly allocation date, pro rata based on each respective amount; and

•	seventh, to the Future Distribution Fund, for payment to the class B noteholders, the monthly interest allocation for that monthly allocation date with respect to the class B notes.

The “monthly interest allocation” for any monthly allocation date and any class of notes will be: (i) for each class of notes on which interest is paid more frequently than intervals of 60 days an amount equal to the interest that will become payable on the class of notes on such monthly allocation date or prior to the following monthly allocation date, and (ii) for each class of notes on which interest is paid at intervals of 60 days or less frequently, (x)

if the monthly allocation date is a distribution date for the class of notes, the amount of interest payable on the class of notes on that distribution date less the amount of funds previously deposited to the Future Distribution Fund for the payment of interest to the class of notes on that distribution date and (y) if the monthly allocation date is not a distribution date for the class of notes, an amount equal to the result of (1) the amount of interest payable on the following distribution date on which interest is payable on the class of notes less the amount of funds previously deposited to the Future Distribution Fund for the payment of interest to that class of notes divided by (2) the number of monthly allocation dates during the period from (and including) the current monthly allocation date to the following distribution date on which interest is payable to that class of notes (including any monthly allocation date occurring on the distribution date, if applicable); provided that, in the event the administrator does not know on the monthly allocation date the rate at which interest will accrue on any class of notes for any period prior to the next monthly allocation date, those notes will be assumed to bear interest for that period at a rate determined by the administrator.

The “monthly issuer derivative payment allocation” for any monthly allocation date and any derivative product will be: (i) for each derivative product under which the trust is required to make payments more frequently than every 60 days, an amount equal to those payments (excluding non-priority termination payments) that will become due on such monthly allocation date or prior to the following monthly allocation date and (ii) for each derivative product under which the trust is required to make payments every 60 days or less frequently, (a) if any such payments are due on that monthly allocation date, the amount of such payments (excluding non-priority termination payments) less the amount of funds previously deposited to the Future Distribution Fund for those payments and (b) otherwise, an amount equal to the result of (1) the amounts due under the derivative product (excluding non-priority termination payments) on the next payment date for that derivative product less the amount of funds previously deposited to the Future Distribution Fund with respect to those amounts divided by (2) the number of monthly allocation dates during the period from (and including) the current monthly allocation date to the next date on which the trust is required to make payments on that derivative product (including any monthly allocation date occurring on that date); provided that, in the event the administrator does not know on the monthly allocation date the amounts due under a derivative product prior to the next monthly allocation date, the administrator will determine the amount to be allocated with respect to the derivative product.

QUARTERLY DISTRIBUTION DATES

On each quarterly distribution date prior to an event of default that results in an acceleration of the maturity of the offered notes, available funds in the Collection Fund received during the preceding collection period will be used to make the following deposits and distributions to the extent not already paid pursuant to the monthly allocation date distributions described above or from distributions from the Future Distribution Fund.

•

first, to the indenture trustee, the Delaware trustee and, to the extent such quarterly distribution date is also an auction rate distribution date, the broker-dealers and the auction agent, as applicable, pro rata, to pay fees due to such parties on such quarterly distribution date plus prior unpaid fees due to such parties;

•	second, to the administrator, the administration fee due on such quarterly distribution date and any prior unpaid administration fees;

•

third, to the class A noteholders of each class for which the date is a distribution date, interest due on such class A notes, including any previously accrued and unpaid interest, and to any counterparty under a derivative product, amounts due to such counterparty excluding termination payments other than priority termination payments, pro rata, based on amounts owed to each such party;

•	fourth, to the class B noteholders if such date is a distribution date for the class B notes, pro rata, interest due on the class B notes, including any previously accrued and unpaid interest;

•

fifth, to the class C noteholders, if no junior subordinate trigger event is then in effect, pro rata, interest on the class C notes, including any previously accrued and unpaid interest other than interest not paid due to a junior subordinate interest trigger event;

•	sixth, to the class A noteholders, the class A principal distribution amount in the following order:

•	to the class A-1 noteholders until the outstanding principal balance on the class A-1 notes is paid in full;

•	to the class A-2 noteholders until the outstanding principal balance on the class A-2 notes is paid in full;

•	to the class A-3 noteholders, until the outstanding principal balance on the class A-3 notes is paid in full;

•	to the class A-4 noteholders, until the outstanding principal balance on the class A-4 notes is paid in full; and

•	to the class A-5 noteholders, until the outstanding principal balance on the class A-5 notes is paid in full;

•	seventh, to the class B noteholders, pro rata, on and after the stepdown date, the class B principal distribution amount until the outstanding principal balance on the class B notes is paid in full;

•	eighth, to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the specified reserve fund balance;

•

ninth, during the occurrence of a subordinate principal trigger event, as a payment of principal to the holders of the class A notes in the priority and manner described in priority sixth above until those notes are paid in full, and then to the holders of the class B notes, pro rata, until those notes are paid in full;

•	tenth, to the holders of the class B notes, pro rata, any auction rate carry-over amounts;

•

eleventh, to the class C noteholders, first, any junior subordinate carry-over amounts and, second, any remaining available funds as a payment of principal to the class C noteholders until the outstanding principal balance on the class C notes is paid in full;

•

twelfth, to any derivative product or swap counterparty, any non-priority termination payments due to such counterparty under the applicable derivative product on the distribution date and not payable above; and

•	thirteenth, to pay to the certificateholders any remaining funds.

The amounts described above will be paid, as applicable, subsequent to the payments and allocations described in “—Monthly Allocation Dates” above and only to the extent that those amounts will not be paid from the Future Distribution Fund on that quarterly distribution date.

The “auction rate carry-over amount” for any interest accrual period during which interest for the auction rate notes is calculated at the net loan rate will be the excess, if any, of (a) the amount of interest on an auction rate note that would have accrued with respect to the related interest accrual period at the least of the applicable auction rate and the components included in the maximum rate over (b) the amount of interest on such auction rate note actually accrued with respect to such auction rate note with respect to such interest accrual period based on the net loan rate, together with the unreduced portion of any such excess from prior interest accrual periods and interest on such unpaid amounts. See “Description of the Notes—Auction Rate Notes—Maximum Rate; Net Loan Rate and Interest Carry-Overs” in the accompanying prospectus.

On any quarterly distribution date that is not an auction rate distribution date, any auction rate carry-over amounts will be deposited to the Future Distribution Fund and paid on the next auction rate distribution date and any principal amounts allocated to the auction rate notes will be deposited to the Future Distribution Fund and applied to the redemption of the auction rate notes on the next auction rate distribution date for which timely notice of redemption can be furnished to the holders of those notes.

A “junior subordinate interest trigger event” will occur on any quarterly distribution date on which the cumulative rate of default for the trust’s student loans since the closing date exceeds 25%. The “cumulative rate of default” represents the ratio of the cumulative principal balance of the trust’s defaulted student loans to the sum of (i) the pool balance on the cut-off date of the student loans acquired by the trust on the closing date and (ii) the aggregate initial principal balance of the student loans acquired by the trust after the closing date, including accrued interest expected to be capitalized.

The “junior subordinate carry-over amount” for any quarterly distribution date will be the amount of interest accrued but not paid with respect to the class C notes due to the occurrence of a junior subordinate interest trigger event and not previously paid as a junior subordinate carry-over amount. Any unpaid junior subordinate carry-over amount will bear interest at the then-current interest rate on the class C notes until paid.

AUCTION RATE DISTRIBUTION DATES

On each auction rate distribution date, amounts on deposit in the Future Distribution Fund previously allocated for payments to the auction agent, the broker-dealers or the holders of the auction rate notes on that auction rate distribution date will be applied to make those payments.

DISTRIBUTION SHORTFALL

On any monthly allocation date on which applicable amounts on deposit in the Collection Fund are insufficient to make the payments described in priorities first through third under “—Monthly Allocation Dates” above, amounts on deposit in the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund, in that order, will be used to cover any such shortfall and will be applied in the order such payments would have been made if no shortfall had occurred.

On any quarterly distribution date on which applicable amounts on deposit in the Collection Fund are insufficient to make the payments described in priorities first through fifth under “—Quarterly Distribution Dates” above (other than termination payments payable to any counterparty under a derivative product) that are not otherwise paid from the Future Distribution Fund, amounts on deposit in the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund, in that order, will be used to cover any such shortfall and will be applied in the order such payments would have been made if no shortfall had occurred.

On any auction rate distribution date on which amounts on deposit in the Future Distribution Fund previously allocated for such payments are insufficient to pay amounts due for broker-dealer fees, auction agent fees and interest on the auction rate notes, amounts on deposit in the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund will be used to cover any such shortfall, in the following order:

•	first, to the auction agent and the broker-dealers, pro rata, the auction agent fee and the broker-dealer fee plus any previously unpaid fees; and

•	second, to the class B noteholders, the interest payable on the class B notes on that distribution date.

If these amounts are insufficient to cover a distribution shortfall on an auction rate distribution date, amounts on deposit in the Collection Fund will be used to cover the shortfall, but only to the extent of amounts expected to be transferred from the Collection Fund to the Future Distribution Fund on the next monthly allocation date in respect of the payments for which the shortfall exists.

OPTIONAL PURCHASE AND MANDATORY AUCTION

The sponsor or its assignee may, but is not required to, purchase the remaining student loans in the trust on the tenth business day preceding the quarterly distribution date next succeeding the collection period during which the pool balance is first reduced to 10% or less of the initial pool balance. If this purchase option, referred to in this prospectus supplement as the “student loan purchase option,” is exercised, the student loans will be sold to the sponsor or its assignee and the proceeds will be used on the succeeding quarterly distribution date to repay outstanding notes, which will result in early retirement of the offered notes.

If the sponsor or its assignee exercises the student loan purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust plus the appraised value of the other property in the trust (other than funds and accounts), but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

•	reduce the outstanding principal amount of each class of offered notes then outstanding on the related quarterly distribution date to zero;

•	pay to the noteholders the interest payable on the related quarterly distribution date;

•	pay any unpaid servicing fees, administration fees and trustees’ fees;

•	pay any amounts due on any derivative product agreement; and

•	pay any junior subordinate carry-over amounts and auction rate carry-over amounts.

If any offered notes are outstanding and the sponsor or its assignee does not notify the indenture trustee of its intention to exercise the student loan purchase option, an amount of loans sufficient to redeem the outstanding notes will be offered for sale by the indenture trustee on or before the next succeeding quarterly distribution date. The sponsor or one or more designated affiliates and unrelated third parties may offer to purchase the trust’s student loans in the auction. The proceeds of any auction sale will be used to retire any outstanding notes.

The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust’s student loans with respect to future quarterly distribution dates using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust’s student loans either on the auction date or subsequently.

If the trust’s student loans are not sold as described above, on each subsequent quarterly distribution date, any amounts on deposit in the Collection Fund that would otherwise be paid to the trust will be distributed as accelerated payments of principal on the class A notes and the class B notes, until they have been paid in full.

PREPAYMENT, YIELD AND MATURITY CONSIDERATIONS

Generally, all of the trust’s student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of offered notes and the yield on a class of offered notes may be affected by prepayments of the trust’s student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of offered notes will occur prior to the final maturity date of such class of notes. Accordingly, in the event that the trust’s student loans experience significant prepayments, the actual final payments on a class of offered notes may occur substantially before its final maturity date, causing a shortening of the notes’ weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an offered note until each dollar of principal of such note will be repaid to the investor.

The rate of prepayments on the trust’s student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust’s student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust’s student loans, and each servicer is obligated to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

However, scheduled payments with respect to, and maturities of, the trust’s student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of offered notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust’s student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments on such student loans. In addition, the maturity of certain of the trust’s student loans may extend beyond the final maturity date for a class of offered notes.

CREDIT ENHANCEMENT

RESERVE FUND

Approximately $2,747,085 of the proceeds of the offered notes will be deposited into the Reserve Fund on the closing date. The “specified reserve fund balance” will be the greater of (a) one quarter of one percent (0.25%) of the pool balance and (b) fifteen one-hundredths of one percent (0.15%) of the initial pool advance; provided that in no event will the specified reserve fund balance exceed the principal amount of the offered notes. Amounts in the Reserve Fund may be reduced in connection with the reduction of the outstanding principal balance of the trust student loans. The specified reserve fund balance may be decreased with a rating confirmation. Any amounts in the Reserve Fund in excess of the specified reserve fund balance following such decrease will be deposited in the Collection Fund. Amounts on deposit in the Reserve Fund will be available to make certain payments on distribution dates, including interest payments on the offered notes, if amounts in the Collection Fund or the Future Distribution Fund, as applicable, are insufficient to make those payments, as further described above under “Description of the Offered Notes—Flow of Funds—Distribution Shortfalls.” To the extent the amount in the Reserve Fund falls below the specified reserve fund balance, the Reserve Fund will be replenished on each quarterly distribution date from funds available in the Collection Fund as described above under “Description of the Offered Notes—Flow of Funds—Quarterly Distribution Dates.”

The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a class of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the specified reserve fund balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a class of notes, amounts on deposit in the Reserve Fund will be available to pay principal on the notes and accrued interest.

SUBORDINATED NOTES

The class B notes are subordinate notes and the class C notes are junior subordinate notes. The rights of the class B noteholders to receive payments of interest are subordinated to the rights of the class A noteholders to receive payments of interest. The rights of the class B noteholders to receive payments of principal are subordinated to the rights of the class A noteholders to receive payments of interest and the class A principal distribution amount. The rights of the class C noteholders to receive payments of interest are subordinated to the rights of the class A and the class B noteholders to receive payments of interest. The rights of the class C noteholders to receive payments of principal are subordinated to the rights of the class A noteholders and the class B noteholders to receive payments of interest and principal. The subordination of the class B notes and the class C notes is intended to enhance the likelihood of regular receipt by the class A noteholders of the full amount of the payments of interest and principal due them and to protect the class A noteholders against losses. The subordination of the class C notes is intended to enhance the likelihood of regular receipt by the class A noteholders and the class B noteholders of the full amount of the payments of interest and principal due them and to protect the class A noteholders and the class B noteholders against losses See “Risk Factors—Subordination of the class B notes and the class C notes and payment priorities may result in a greater risk of loss” above and “Description of Credit Enhancement and Derivative Products—Credit Enhancement—Subordinate Notes” in the accompanying prospectus.

CAPITALIZED INTEREST FUND

Approximately $45,000,000 of the proceeds from the sale of the offered notes will be deposited into a Capitalized Interest Fund.

Amounts on deposit in the Capitalized Interest Fund will be available to make certain payments on distribution dates, including certain fees and expenses and interest payments on the offered notes, if amounts in the Collection Fund or the Future Distribution Fund, as applicable, are insufficient to make those payments, as further described above under “Description of the Offered Notes—Flow of Funds—Distribution Shortfalls.”

In addition, on the quarterly distribution date in each month set forth below, any amounts remaining in the Capitalized Interest Fund in excess of the amount set forth opposite such month will be transferred to the Collection Fund.

Quarterly Distribution Date	Amount
December 2007	$35,000,000
June 2008	$25,000,000
December 2008	$15,000,000

On the quarterly distribution date occurring in June 2009, any amounts remaining in the Capitalized Interest Fund will be transferred to the Collection Fund; provided, however, that if less than 60.0% of the trust’s loans are in repayment status on that quarterly distribution date, those funds will be retained in the Capitalized Interest Fund, unless otherwise required to be transferred to the Collection Fund, until the quarterly distribution date in June 2010 and will be transferred on that date to the Collection Fund.

Amounts transferred from the Capitalized Interest Fund will not be replenished.

INTEREST RATE CAP DERIVATIVE AGREEMENT

On the closing date the trust will enter into an interest rate cap derivative agreement under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes and the indenture with an entity satisfactory to the rating agencies rating the offered notes as counterparty.

GENERAL

Under the terms of the interest rate cap derivative agreement, on the second business day before each quarterly distribution date, the derivative counterparty will pay to the trust an amount, calculated on a quarterly basis, equal to the product of (1) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable quarterly distribution date over (ii) 7.0%; and (2) a notional amount equal to $35,000,000. The interest rate cap derivative agreement will terminate on the earlier of the quarterly distribution date occurring in June 2012 and the date on which the interest rate cap derivative agreement terminates in accordance with its terms due to an early termination.

Based on a reasonable good-faith estimate of maximum probable exposure, the significance percentage of the interest rate cap derivative agreement is less than 10%.

MODIFICATIONS AND AMENDMENT

No amendment, modification or waiver to the interest rate cap derivative agreement may be entered into or will be effective unless written confirmation is received from Standard & Poor’s and Fitch that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of their respective then-current ratings of the notes.

EVENTS OF DEFAULT

Events of default under the interest rate cap derivative agreements are limited to:

•	the failure of the derivative counterparty to pay any amount when due under the agreement after giving effect to the applicable grace period,

•	the occurrence or event of default in respect of any obligation of the derivative counterparty for borrowed money in an amount not less than 3% of the total equity capital of that entity,

•	the occurrence of events of insolvency or bankruptcy of either party, and

•

the following other standard events of default under the 1992 ISDA Master Agreement: “Credit Support Default,” “Breach of Agreement” (not applicable to the trust), “Misrepresentation” (not applicable to the trust) and “Merger Without Assumption”, as described in Sections 5(a)(ii), (iii), (iv) and (viii) of the 1992 ISDA Master Agreement.

TERMINATION EVENTS

Termination events under the interest rate cap derivative agreement include the following events:

•	illegality on the part of the trust or the derivative counterparty to perform its obligations under the interest rate cap derivative agreement;

•	noncompliance by the derivative counterparty with certain obligations after its ratings downgrade;

•	certain tax consequences arising from changes in tax law or certain mergers and asset transfers; and

•

the entry by the trust into any amendment or supplement to the indenture without the prior written consent of the derivative counterparty where such consent is required under the such agreement (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (i) materially and adversely affect any of the derivative counterparty’s rights or obligations under the interest rate cap derivative agreement; or (ii) modify the obligations of, or impair the ability of, the trust to fully perform any of its obligations under the interest rate cap derivative agreement.

EARLY TERMINATION

Upon the occurrence of any default under the interest rate cap derivative agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.

Upon an early termination of the interest rate cap derivative agreement, the counterparty may be liable to make a termination payment to the trust, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction under the interest rate cap derivative agreement computed in accordance with the procedures in, and limited by the terms of, the interest rate cap derivative agreement.

INTEREST RATE CAP DERIVATIVE AGREEMENT COUNTERPARTY

The identity of the derivative counterparty and a description thereof will be included in the final prospectus supplement.

The derivative counterparty will be a third party counterparty having (or having a credit support provider with) at least the following ratings as of the closing date: (a) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”; (b) a short-term unsecured and unsubordinated debt rating from Standard & Poor’s of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from Standard & Poor’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Standard & Poor’s of “A+”; and (c) a long-term unsecured and unsubordinated debt rating from Fitch of “A” and a short-term unsecured and unsubordinated debt rating from Fitch of “F1”.

ERISA CONSIDERATIONS

Subject to the important considerations described below and under “ERISA Considerations” in the accompanying prospectus, the offered notes are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”).

Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the trust believes that, at the time of their initial issuance, the offered notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation (as defined in the accompanying prospectus). This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that such notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the trust incurs losses. This risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.

By acquiring an offered note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the offered note with the assets of a Benefit Plan or a governmental plan, non-U.S. plan, or church plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“Similar Law”); or (ii) the acquisition, holding and disposition of the note will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law. See “ERISA Considerations” in the accompanying prospectus.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

On the closing date, Mayer, Brown, Rowe & Maw LLP will render, with respect to the offered notes, its opinion to the effect that the offered notes will be treated as debt, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

REPORTS TO NOTEHOLDERS

Reports concerning Goal Capital Funding Trust 2007-1 will be delivered to noteholders in connection with each distribution date for the offered notes. See “Summary of the Indenture Provisions—Statements to Noteholders” in the accompanying prospectus. Generally, you will receive those reports not from the trust, but through the clearing agencies as the registered holders of the offered notes. See “Book-Entry Registration” in the accompanying prospectus.

The depositor will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

The availability of periodic reports, including those filed with the SEC, is further described in the accompanying prospectus under the caption “Incorporation Of Documents By Reference; Where To Find More Information.”

PLAN OF DISTRIBUTION

Subject to the terms and conditions to be set forth in the underwriting agreement relating to the transactions contemplated by this prospectus supplement among the sponsor, the depositor and the underwriters named below, the depositor has agreed to cause the trust to sell to each of the underwriters, and each of the underwriters has agreed to purchase from the trust, the principal amount of the notes set forth opposite its name.

	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B-1	Class C-1	Total
Banc of America Securities LLC	$99,000,000	$64,500,000	$116,500,000	$138,000,000	$49,500,000	$18,500,000	$14,000,000	$500,000,000
Deutsche Bank Securities Inc.	99,000,000	64,500,000	116,500,000	138,000,000	49,500,000	18,500,000	14,000,000	$500,000,000
Barclays Capital Inc.	35,000,000	23,000,000	41,000,000	49,000,000	17,000,000	6,000,000	5,000,000	$176,000,000
J.P. Morgan Securities Inc.	4,000,000	3,000,000	5,000,000	6,000,000	2,000,000	2,000,000	2,000,000	$24,000,000

Total	$237,000,000	$155,000,000	$279,000,000	$331,000,000	$118,000,000	$45,000,000	$35,000,000	$1,200,000,000

The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

	Initial Public Offering Price	Underwriting Discount	Proceeds to the Trust	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-1 Notes	$237,000,000	0.145%	$236,656,350	0.087%	0.044%
Class A-2 Notes	$155,000,000	0.175%	$154,728,750	0.105%	0.053%
Class A-3 Notes	$279,000,000	0.200%	$278,442,000	0.120%	0.060%
Class A-4 Notes	$331,000,000	0.230%	$330,238,700	0.138%	0.069%
Class A-5 Notes	$118,000,000	0.265%	$117,687,300	0.159%	0.080%
Class B-1 Notes	$45,000,000	0.310%	$44,860,500	0.186%	0.093%
Class C-1 Notes	$35,000,000	0.390%	$34,863,500	0.234%	0.117%

The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

Additional offering expenses are estimated to be $1,500,000.

Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, as amended:

•	over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

•	stabilizing transactions, which permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum; and

•	syndicate covering transactions, which involve purchases of the notes in the open market after the distribution has been completed to cover syndicate short positions.

Over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither we nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice.

Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

The interest rate cap derivative agreement counterparty may be one of the underwriters or an affiliate of one of the underwriters.

The broker-dealers are Banc of America Securities LLC and J.P. Morgan Securities Inc., which are underwriters.

The underwriting agreement provides that the depositor and the sponsor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933. The underwriting agreement also provides that the depositor or the sponsor will pay (to the extent that the proceeds at closing are not sufficient to pay) the underwriters for various fees and expenses.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and none of the prospectus, this prospectus supplement or any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances that result in an offer to the public in the United Kingdom that is in compliance with all applicable provisions of the FSMA and other applicable law.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of offered notes to the public in that Relevant Member State prior to the publication of an offering circular in relation to the offered notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of offered notes to the public in that Relevant Member State at any time:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication by the depositor or the trust of an offering circular pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of offered notes to the public” in relation to any offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe the offered notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

ADDITIONAL INFORMATION

Pursuant to Item 1105 of Regulation AB, static pool information regarding the sponsor’s previous student loan securitizations is available on the internet at http://www.goalfinancial.net/investor_relations/staticpool.aspx. See “Incorporation of Documents by Reference; Where to Find Additional Information” in the accompanying prospectus. Static pool information concerning the sponsor’s securitization activities prior to January 1, 2006 is not part of this prospectus supplement, the accompanying prospectus or the registration statement to which this prospectus supplement relates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and the accompanying prospectus, including those concerning expectations as to the trust’s ability to purchase eligible student loans, to structure and to issue competitive securities, the trust’s ability to pay notes, and certain other information presented in this prospectus supplement and the accompanying prospectus, constitute “forward-looking statements,” which represent the sponsor’s expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

RATING OF THE NOTES

We anticipate that offered notes will receive the ratings described in the summary of this prospectus supplement under the caption “Rating of the Notes.”

LEGAL MATTERS

Certain legal matters, including certain income tax matters, will be passed upon for Goal Capital Funding Trust 2007-1 by Mayer, Brown, Row & Maw LLP. Certain legal matters will be passed upon for the underwriters by Kutak Rock LLP.

APPENDIX I

WEIGHTED AVERAGE LIVES,

EXPECTED MATURITIES AND PERCENTAGES

OF ORIGINAL PRINCIPAL REMAINING AT CERTAIN QUARTERLY DISTRIBUTION

DATES FOR THE OFFERED NOTES

Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on prepayment rates derived on a linear function that is ramped over time based on loan age. For purposes of this transaction we refer to this model as the “pricing prepayment curve” or “PPC.” The PPC applies a constant percentage rate (“CPR,” see discussion below) of prepayment that rises steadily from 0% CPR to 8% CPR over a 120 month period (growing 0.0666667% per month), leveling off at 8% thereafter.

100% PPC implies prepayment exactly according to the ramp. A rate of “x% PPC” implies the indicated constant percentage to each of the CPRs along the ramp.

CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments	=	(Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR)1/12)

CONSTANT PREPAYMENT RATE

PERCENT OF PPC	SEASONING (MONTHS)
	24	48	72	96	120
50% PPC	0.80%	1.60%	2.40%	3.20%	4.00%
100% PPC	1.60%	3.20%	4.80%	6.40%	8.00%
150% PPC	2.40%	4.80%	7.20%	9.60%	12.00%
200% PPC	3.20%	6.40%	9.60%	12.80%	16.00%

The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain quarterly distribution dates under various PPC scenarios.

For purposes of calculating the information presented in the tables, it is assumed, among other things, that:

•	the cutoff date for the trust student loans is as of June 5, 2007;

•	the closing date is June 7, 2007;

•	all trust student loans (as grouped within the “rep lines” described below) are in repayment, and no trust student loan moves from repayment to any other status;

•	there are government payment delays of 30 days for interest subsidy and special allowance payments;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

•	index levels for calculation of borrower and government payments are:

•	91-day Treasury bill rate of 4.85%;

•	three-month commercial paper rate of 5.27%; and

•	three-month LIBOR rate of 5.35%;

•

quarterly distributions begin on September 25, 2007, and payments are made quarterly on the 25th day of every March, June, September, and December thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	Class A-1 notes: 5.37%;

•	Class A-2 notes: 5.42%;

•	Class A-3 notes: 5.45%;

•	Class A-4 notes: 5.50%;

•	Class A-5 notes: 5.54%;

•	Class B notes: 5.65%; and

•	Class C notes: 5.78%;

•	an administration fee equal to 0.05% of the outstanding principal amount of the trust student loans paid quarterly by the trust to the administrator;

•	trustee fees equal to 0.01% of the outstanding principal amount of bonds, paid quarterly by the trust to the indenture trustee and the Delaware trustee;

•	aggregate servicing fees based on the per borrower fees set forth in the respective servicing agreements;

•	a consolidation loan rebate fee equal to 1.05% of the outstanding principal amount of the trust student loans paid quarterly by the trust to the Department of Education;

•	the Reserve Fund has an initial balance equal to $2,747,085 and at all times a balance equal to the greater of (1) 0.25% of the applicable Pool Balance and (2) $1,645,334;

•	the Collection Fund has an initial balance equal to $5,568,756;

•

the Capitalized Interest Fund has an initial balance equal to $45,000,000. The Capitalized Interest Fund will step down on the following Quarterly Distribution Dates: to $35,000,000 in December 2007, $25,000,000 in June 2008, $15,000,000 in December 2008, $0 in June 2009;

•

all payments are assumed to be made at the end of the month and amounts on deposit in the Collection Fund, Reserve Fund and Capitalized Interest Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.25% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

•	an optional redemption of the offered notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance; and

•

the pool of trust student loans were grouped into 212 representative loans (“rep lines”), which have been created, for modeling purposes, from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES

OF THE NOTES AT VARIOUS PERCENTAGES OF THE PPC(1)

CLASS	WEIGHTED AVERAGE LIFE (YEARS)(2)
	0%	50%	100%	150%	200%
Class A-1 Notes	5.78	3.83	3.00	2.58	2.31
Class A-2 Notes	11.97	8.73	7.00	5.90	5.15
Class A-3 Notes	15.80	12.23	10.00	8.60	7.61
Class A-4 Notes	21.18	17.73	15.00	12.93	11.42
Class A-5 Notes	25.52	22.76	19.28	17.26	15.26
Class B Notes	17.21	14.63	12.75	11.54	10.60
Class C Notes	4.45	4.55	4.66	4.79	4.94

CLASS	EXPECTED MATURITY DATE
	0%	50%	100%	150%	200%
Class A-1 Notes	September 2017	September 2014	March 2013	March 2012	June 2011
Class A-2 Notes	December 2020	June 2017	June 2015	June 2014	June 2013
Class A-3 Notes	June 2025	December 2021	June 2019	September 2017	June 2016
Class A-4 Notes	June 2032	September 2029	March 2026	March 2024	March 2022
Class A-5 Notes	December 2032	March 2030	September 2026	September 2024	September 2022
Class B Notes	December 2032	March 2030	September 2026	September 2024	September 2022
Class C Notes	September 2013	December 2013	March 2014	June 2014	December 2014

(1)

Assuming for purposes of this table that, among other things, the optional redemption of the notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

CLASS A-1 NOTES

PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES

REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS

PERCENTAGES OF THE PPC(1)

QUARTERLY DISTRIBUTION DATES	0%	50%	100%	150%	200%
Closing Date	100	100	100	100	100
June 2008	87	85	84	82	81
June 2009	70	65	60	56	51
June 2010	65	56	46	36	27
June 2011	62	46	30	14	0
June 2012	59	35	11	0	0
June 2013	56	22	0	0	0
June 2014	47	3	0	0	0
June 2015	36	0	0	0	0
June 2016	21	0	0	0	0
June 2017	4	0	0	0	0
June 2018	0	0	0	0	0
June 2019	0	0	0	0	0
June 2020	0	0	0	0	0
June 2021	0	0	0	0	0

(1)

Assuming for purposes of this table that, among other things, the optional redemption of the notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

CLASS A-2 NOTES

PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES

REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS

PERCENTAGES OF THE PPC(1)

QUARTERLY DISTRIBUTION DATES	0%	50%	100%	150%	200%
Closing Date	100	100	100	100	100
June 2008	100	100	100	100	100
June 2009	100	100	100	100	100
June 2010	100	100	100	100	100
June 2011	100	100	100	100	99
June 2012	100	100	100	82	49
June 2013	100	100	85	39	0
June 2014	100	100	43	0	0
June 2015	100	72	0	0	0
June 2016	100	34	0	0	0
June 2017	100	0	0	0	0
June 2018	76	0	0	0	0
June 2019	44	0	0	0	0
June 2020	10	0	0	0	0
June 2021	0	0	0	0	0
June 2022	0	0	0	0	0
June 2023	0	0	0	0	0

(1)

Assuming for purposes of this table that, among other things, the optional redemption of the notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

CLASS A-3 NOTES

PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES

REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS

PERCENTAGES OF THE PPC(1)

QUARTERLY DISTRIBUTION DATES	0%	50%	100%	150%	200%
Closing Date	100	100	100	100	100
June 2008	100	100	100	100	100
June 2009	100	100	100	100	100
June 2010	100	100	100	100	100
June 2011	100	100	100	100	100
June 2012	100	100	100	100	100
June 2013	100	100	100	100	98
June 2014	100	100	100	93	65
June 2015	100	100	99	63	31
June 2016	100	100	72	32	0
June 2017	100	97	45	2	0
June 2018	100	73	18	0	0
June 2019	100	51	0	0	0
June 2020	100	29	0	0	0
June 2021	86	8	0	0	0
June 2022	65	0	0	0	0
June 2023	42	0	0	0	0
June 2024	19	0	0	0	0
June 2025	0	0	0	0	0
June 2026	0	0	0	0	0
June 2027	0	0	0	0	0
June 2028	0	0	0	0	0

(1)

Assuming for purposes of this table that, among other things, the optional redemption of the notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

CLASS A-4 NOTES

PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES

REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS

PERCENTAGES OF THE PPC(1)

QUARTERLY DISTRIBUTION DATES	0%	50%	100%	150%	200%
Closing Date	100	100	100	100	100
June 2008	100	100	100	100	100
June 2009	100	100	100	100	100
June 2010	100	100	100	100	100
June 2011	100	100	100	100	100
June 2012	100	100	100	100	100
June 2013	100	100	100	100	100
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	99
June 2017	100	100	100	100	72
June 2018	100	100	100	78	50
June 2019	100	100	95	59	32
June 2020	100	100	76	42	18
June 2021	100	100	60	28	6
June 2022	100	89	45	15	0
June 2023	100	72	31	5	0
June 2024	100	56	18	0	0
June 2025	95	40	7	0	0
June 2026	73	25	0	0	0
June 2027	61	16	0	0	0
June 2028	49	8	0	0	0
June 2029	37	0	0	0	0
June 2030	24	0	0	0	0
June 2031	11	0	0	0	0
June 2032	0	0	0	0	0
June 2033	0	0	0	0	0
June 2034	0	0	0	0	0
June 2035	0	0	0	0	0

(1)

Assuming for purposes of this table that, among other things, the optional redemption of the notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

CLASS A-5 NOTES

PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES

REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS

PERCENTAGES OF THE PPC(1)

QUARTERLY DISTRIBUTION DATES	0%	50%	100%	150%	200%
Closing Date	100	100	100	100	100
June 2008	100	100	100	100	100
June 2009	100	100	100	100	100
June 2010	100	100	100	100	100
June 2011	100	100	100	100	100
June 2012	100	100	100	100	100
June 2013	100	100	100	100	100
June 2014	100	100	100	100	100
June 2015	100	100	100	100	100
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	89
June 2023	100	100	100	100	0
June 2024	100	100	100	88	0
June 2025	100	100	100	0	0
June 2026	100	100	92	0	0
June 2027	100	100	0	0	0
June 2028	100	100	0	0	0
June 2029	100	100	0	0	0
June 2030	100	0	0	0	0
June 2031	100	0	0	0	0
June 2032	96	0	0	0	0
June 2033	0	0	0	0	0
June 2034	0	0	0	0	0
June 2035	0	0	0	0	0
June 2036	0	0	0	0	0
June 2037	0	0	0	0	0
June 2038	0	0	0	0	0
June 2039	0	0	0	0	0
June 2040	0	0	0	0	0
June 2041	0	0	0	0	0

(1)

Assuming for purposes of this table that, among other things, the optional redemption of the notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

CLASS B NOTES

PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES

REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS

PERCENTAGES OF THE PPC(1)

QUARTERLY DISTRIBUTION DATES	0%	50%	100%	150%	200%
Closing Date	100	100	100	100	100
June 2008	100	100	100	100	100
June 2009	100	100	100	100	100
June 2010	100	100	100	100	100
June 2011	100	100	100	100	100
June 2012	100	100	100	100	100
June 2013	100	99	99	98	97
June 2014	98	94	91	88	85
June 2015	95	89	83	78	72
June 2016	92	83	75	67	60
June 2017	88	76	66	57	51
June 2018	83	69	57	49	41
June 2019	78	63	50	41	32
June 2020	73	56	44	34	25
June 2021	68	50	38	27	20
June 2022	62	45	32	22	15
June 2023	56	39	26	17	0
June 2024	49	33	21	14	0
June 2025	42	27	17	0	0
June 2026	37	22	13	0	0
June 2027	33	19	0	0	0
June 2028	29	16	0	0	0
June 2029	25	13	0	0	0
June 2030	20	0	0	0	0
June 2031	16	0	0	0	0
June 2032	12	0	0	0	0
June 2033	0	0	0	0	0
June 2034	0	0	0	0	0
June 2035	0	0	0	0	0
June 2036	0	0	0	0	0
June 2037	0	0	0	0	0
June 2038	0	0	0	0	0
June 2039	0	0	0	0	0
June 2040	0	0	0	0	0
June 2041	0	0	0	0	0

(1)

Assuming for purposes of this table that, among other things, the optional redemption of the notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

CLASS C NOTES

PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES

REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS

PERCENTAGES OF THE PPC(1)

QUARTERLY DISTRIBUTION DATES	0%	50%	100%	150%	200%
Closing Date	100	100	100	100	100
June 2008	100	100	100	100	100
June 2009	100	100	100	100	100
June 2010	84	85	86	87	88
June 2011	58	60	62	64	65
June 2012	31	34	37	41	44
June 2013	1	7	13	18	24
June 2014	0	0	0	0	5
June 2015	0	0	0	0	0
June 2016	0	0	0	0	0
June 2017	0	0	0	0	0
June 2018	0	0	0	0	0
June 2019	0	0	0	0	0
June 2020	0	0	0	0	0
June 2021	0	0	0	0	0
June 2022	0	0	0	0	0
June 2023	0	0	0	0	0
June 2024	0	0	0	0	0
June 2025	0	0	0	0	0
June 2026	0	0	0	0	0
June 2027	0	0	0	0	0
June 2028	0	0	0	0	0
June 2029	0	0	0	0	0
June 2030	0	0	0	0	0
June 2031	0	0	0	0	0
June 2032	0	0	0	0	0
June 2033	0	0	0	0	0
June 2034	0	0	0	0	0
June 2035	0	0	0	0	0
June 2036	0	0	0	0	0
June 2037	0	0	0	0	0
June 2038	0	0	0	0	0
June 2039	0	0	0	0	0
June 2040	0	0	0	0	0
June 2041	0	0	0	0	0
June 2042	0	0	0	0	0

(1)

Assuming for purposes of this table that, among other things, the optional redemption of the notes occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

PROSPECTUS

STUDENT LOAN ASSET-BACKED NOTES

GOAL CAPITAL FUNDING TRUSTS

ISSUING ENTITY

GOAL CAPITAL FUNDING, LLC

DEPOSITOR

GOAL FINANCIAL, LLC

SPONSOR AND ADMINISTRATOR

Goal Capital Funding, LLC will periodically establish trusts that will issue student loan asset-backed notes. Each issue will have its own series designation and will include one or more classes of notes secured by the assets of that trust. A class of notes may be senior or subordinate to other classes. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

Proceeds from the sale of the notes will be used to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will represent obligations of the issuing entity only and are not guaranteed by Goal Capital Funding, LLC, Goal Financial, LLC or any of their affiliates. The notes will be payable solely from the student loans each trust acquires and the other assets of each trust.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement or other permitted offering document.

Unless otherwise indicated in the prospectus supplement describing a series of notes, the notes will not be listed on a national securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 30, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

Goal Capital Funding, LLC will establish one or more trusts in connection with the issuance of notes. Each trust will issue one or more series of notes, the repayment of which are secured primarily by student loans the trust will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trusts may offer along with certain other information concerning the collateral pledged to secure payment of the notes and the parties involved in the transaction. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold;

•	information on the timing of interest and principal payments on the notes;

•	information concerning the student loans that will be purchased with the proceeds of the notes;

•	information with respect to any notes the trust may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement;

•	information concerning the companies that will be engaged to service the student loans that will be acquired with note proceeds;

•	information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans; and

•	any updates or changes to the information presented in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

Appendix A and Appendix B are integral parts of this prospectus and are incorporated herein.

(continued)

(continued)

v

(continued)

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

OVERVIEW

Goal Capital Funding, LLC will from time to time establish separate trusts that will sell notes in one or more series and in one or more classes, and will purchase a pool or pools of student loans with the proceeds received from these sales. Each trust will be formed pursuant to a trust agreement and will pledge the student loans it purchases with the proceeds from the sale of its notes as collateral for repayment of such notes. The priority of payments among the various series and classes of notes each trust sells will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the related trust.

PARTIES

ISSUING ENTITY: A Delaware statutory trust to be formed under a trust agreement between the depositor and the Delaware trustee.

DEPOSITOR: Goal Capital Funding, LLC. You may contact Goal Capital Funding, LLC at 9477 Waples Street, Suite 100, San Diego, California 92121, or by phone at (800) 869-1538.

SERVICER: The prospectus supplement for each series will identify one or more servicers for each trust. To the extent specified in the related prospectus supplement, a servicer may delegate its servicing duties to one or more sub-servicers.

ADMINISTRATOR: Goal Financial, LLC will perform administrative services for each trust.

SPONSOR: Goal Financial, LLC will be the sponsor of each trust. The sponsor is an education finance company that originates, consolidates, securitizes, holds and services student loans. The depositor is a subsidiary of the sponsor.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE: The prospectus supplement for each series of notes will identify the eligible lender trustee for each trust’s student loans and the indenture trustee under an indenture governing a trust’s issuance of notes.

DELAWARE TRUSTEE: The prospectus supplement for each series of notes will identify the Delaware trustee for each trust.

ORIGINATOR: The prospectus supplement for each series of notes will identify each originator of student loans not affiliated with the sponsor responsible for originating 10% or more of a trust’s student loans.

THE NOTES

Each trust will issue student loan asset-backed notes in one or more series and in one or more classes. The notes will be issued pursuant to an indenture of trust among the trust, the eligible lender trustee and the indenture trustee described in the related prospectus supplement. The notes will be denominated in U.S. Dollars or another currency as specified in the related prospectus supplement.

The prospectus supplement will describe the principal amount and the rate of interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

AUCTION RATE NOTES. A trust may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to auction procedures. Under certain circumstances, if specified in the related prospectus supplement, the auction rate notes may be converted to index rate notes or reset rate notes upon the occurrence of the conditions specified therein.

The auction procedures are summarized and an example of an auction is included in this prospectus under “Description of the Notes—Auction Rate Notes.”

INDEX RATE NOTES. A trust may issue classes of notes that bear interest at a rate determined by reference to LIBOR, a United States Treasury security, a commercial paper rate or by reference to another index of interest rates for debt described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper rate notes will be determined periodically by reference to the rate of interest paid on designated commercial paper and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See “Description of the Notes—Index Rate Notes.”

ORIGINAL ISSUE DISCOUNT NOTES. A trust may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See “Description of the Notes—Original Issue Discount Notes.”

RESET RATE NOTES. A trust may issue notes the applicable currency and interest rate for which will be reset from time to time in a currency and at an interest rate determined using procedures described in the related prospectus supplement. See “Description of the Notes—The Reset Rate Notes.”

PAYMENTS ON THE NOTES

The indenture trustee will make payments of principal and interest due on the notes on behalf of each trust solely from the assets held by the trust. The assets of each trust will consist of a pool of student loans, payments made on the student loans, funds in accounts held by the indenture trustee under an indenture and the trust’s interests in certain agreements, including any derivative product or swap agreement. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement. Generally, principal payments received on student loans will be used to make principal payments on the notes.

USE OF PRINCIPAL RECEIPTS—THE REVOLVING PERIOD

The net proceeds from the offering of notes by a trust will be deposited into an Acquisition Fund to be used to purchase student loans on or before a specified date. If so provided in a prospectus supplement, a trust may use the principal payments that it receives on its student loans to purchase additional student loans for a period of time specified in the prospectus supplement. During this revolving period, the trust will pay interest on the notes as it becomes due. However, the trust will not make principal payments on the notes or redeem notes during the revolving period, except as provided in a prospectus supplement.

SUBORDINATED NOTES

The rights of the owners of class B notes issued by a trust to receive payments of principal and interest will generally be subordinated to the rights of the owners of class A notes issued by that trust to receive payments of principal and interest. The rights of the owners of any class C notes issued by a trust to receive payments of principal and interest will generally be subordinated to the rights of the owners of class B notes and class A notes issued by that trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due to them and to protect such owners against losses.

OPTIONAL PURCHASE

If provided in the related prospectus supplement, the sponsor or another party specified in the prospectus supplement may, at its option, purchase, or arrange for the purchase of, some or all of the remaining student loans owned by a trust when the pool balance is 10% or less of the initial pool balance or at such other times as may be described in a prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that trust.

MANDATORY AUCTION

If provided in the related prospectus supplement, the indenture trustee will offer for sale all of the student loans remaining in a trust at the end of a collection period if the sponsor or other designated party does not exercise its option to repurchase all of the student loans remaining in a trust as described above. The auction of the student loans remaining in a trust will result in the early retirement of the notes issued by that trust.

REDEMPTION PROVISIONS

MANDATORY REDEMPTION. If so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on a trust’s student loans, including principal payments received from guarantee agencies and principal proceeds from any sale of student loans permitted under the indenture, after required payments and transfers have been made from the Collection Fund, if so provided in the related prospectus supplement. Notes may also be redeemed from interest payments on a trust’s student loans after required payments and transfers have been made from the Collection Fund, if so provided in the related prospectus supplement.

OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed, in whole or in part, from available funds, including proceeds from the sale of student loans by a trust, as described in a related prospectus supplement.

EXTRAORDINARY OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering a trust have placed unreasonable burdens upon that trust’s ability to perform its obligations under the applicable indenture.

PARTIAL REDEMPTION. If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed. Generally, class A notes will be redeemed before class B notes. An indenture may provide for the issuance of class C notes, and if so, class B notes will generally be redeemed before class C notes. However, we may have the option of redeeming some or all of the class B notes before all of the class A notes are redeemed, and we may have the option to redeem some or all of the class C notes before the class A notes and class B notes are redeemed, if the applicable trust’s ratio of assets to liabilities exceeds levels specified in the related prospectus supplement. See “Description of the Notes—Notice and Partial Redemption of Notes.”

STUDENT LOAN ASSETS

The eligible lender trustee will be the legal owner on behalf of a trust of the student loans that comprise the assets of that trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

Each trust will use the proceeds of its notes to purchase student loans pursuant to the terms of student loan purchase agreements. Principal payments on a trust’s student loans may also be used to purchase additional student loans during a revolving period if so provided in the related prospectus supplement. An eligible lender trustee will first acquire the student loans on behalf of the depositor. The depositor will then direct that the student loans be sold and transferred to the Acquisition Fund of a trust.

The characteristics of the portfolio of student loans to be acquired by a trust with the proceeds of the notes of any series, and the characteristics of any existing portfolio held by the eligible lender trustee for a trust, will be described in the related prospectus supplement.

SERVICING AND ADMINISTRATION

SERVICING AGREEMENTS. Each trust will enter into a servicing agreement or agreements under which one or more servicers will perform servicing obligations with respect to a trust’s student loans. Each affiliated servicer and any servicer that services more than 10% of a trust’s student loans will be described in the related prospectus supplement.

ADMINISTRATION AGREEMENT. Goal Financial, LLC, as administrator, will enter into an administration agreement with each trust, the Delaware trustee, the eligible lender trustee and the indenture trustee under which the administrator will provide various notices and perform other administrative services required under the indenture and the trust agreement. The administrator will receive an administration fee specified in the related prospectus supplement.

STUDENT LOAN GUARANTEES

The payment of principal and interest on all of the student loans that comprise the assets of a trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act of 1965, as amended. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the student loans. Failure to follow these regulations may result in the guarantee claim for a student loan being denied.

Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 and before July 1, 2006 are guaranteed as to 98% of principal and accrued interest. Student loans originated on or after July 1, 2006 are guaranteed as to 97% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the eligible lender trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency’s full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

FUNDS

The indenture governing a trust’s issuance of notes will create the following funds, unless otherwise described in the related prospectus supplement. Additional funds and accounts may be created as described in a prospectus supplement. Funds held by the indenture trustee for one trust will not be available to pay the notes or expenses of another trust.

COLLECTION FUND. All funds received with respect to student loans will be deposited into a Collection Fund under an indenture. Generally, funds on deposit in the Collection Fund will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by that trust. If so provided in a prospectus supplement, principal payments that we receive on the student loans during a revolving period will be transferred from the Collection Fund to the Acquisition Fund and used to purchase additional student loans. Amounts in the

Collection Fund will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance, and any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

CAPITALIZED INTEREST FUND. An indenture may provide for the establishment of a Capitalized Interest Fund, as described in the related prospectus supplement.

ACQUISITION FUND. Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. These funds will be used to acquire the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

Funds in an Acquisition Fund that are not used by a trust to acquire student loans will be used to make payments on the notes or to redeem notes issued by that trust as described in the related prospectus supplement.

PREFUNDING ACCOUNT. If so provided in a prospectus supplement, a specified percentage of the proceeds of the issuance of a series of notes will be deposited in a prefunding account in the Acquisition Fund. During the prefunding period, we will use funds in the prefunding account to purchase additional portfolios of student loans, to purchase serial loans and to originate consolidation loans to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

RESERVE FUND. In connection with the issuance of each series of notes, a deposit will be made to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. Moneys in the Reserve Fund will be used to pay the trust’s operating expenses and interest and principal due on the notes if funds in the Collection Fund and the Acquisition Fund are insufficient to make those payments, as described in the related prospectus supplement. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to the Reserve Fund if so provided in a prospectus supplement.

OTHER FUNDS. The prospectus supplement for each trust will also describe any other funds or accounts to be established for a series of notes. These may include, for any series that contains reset rate notes, one or more accumulation funds, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. Dollars.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT AND DERIVATIVE PRODUCTS

Credit or cash flow enhancement for a series of notes may be established in the form of:

•	insurance policies or surety bonds;

•	subordination of certain classes or subclasses of notes;

•	letters of credit;

•	one or more special reserve funds;

•	a capitalized interest fund; or

•	derivative product agreements, limited to interest rate or currency swaps or interest rate caps.

See “Description of Credit Enhancement and Derivative Products” in this prospectus for a description of the credit and cash flow enhancements identified above. The specific details about a credit or cash flow enhancement or derivative product for a series of notes will be described in the related prospectus supplement.

REPORTS TO NOTEHOLDERS

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of DTC, then all reports will be provided to those entities and the further distribution of the reports to eligible participants and beneficial owners will be governed by arrangements among them. See “Book-Entry Registration.”

Each trust or the depositor will file with the SEC all periodic reports required under the Securities Exchange Act of 1934.

FEDERAL INCOME TAX CONSEQUENCES

On the closing date of the issuance of a series of notes, tax counsel to Goal Capital Funding, LLC, will deliver an opinion that the notes of that series will be treated as indebtedness and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. See “Material Federal Income Tax Consequences” in this prospectus and “Certain Federal Income Tax Considerations” in the related prospectus supplement.

ERISA CONSIDERATIONS

If you are a pension employee benefit plan or other retirement account, you should review the considerations discussed under “ERISA Considerations” in this prospectus and the related prospectus supplement and consult counsel before investing in the notes. In general, subject to those considerations and conditions described in that section and to the extent specified in the related prospectus supplement, you may purchase notes of any series.

RISK FACTORS

You should consider the following factors regarding your purchase of the notes.

THE NOTES ARE NOT A SUITABLE INVESTMENT FOR ALL INVESTORS

The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE NOTES ARE PAYABLE SOLELY FROM THE TRUST ESTATE AND YOU WILL HAVE NO OTHER RECOURSE AGAINST US

Interest and principal on the notes will be paid solely from the funds and assets held in the trust estate created under an indenture for each trust. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of a trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely on:

•

the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

•	amounts on deposit in the Reserve Fund and other funds held in the related trust estate; and

•	any form of credit enhancement described in the prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

SUBORDINATION OF THE CLASS B AND CLASS C NOTES AND PAYMENT PRIORITIES MAY RESULT IN A GREATER RISK OF LOSS

A trust may issue one or more series of notes, in one or more classes. Payments of interest on class B notes are subordinated in priority of payment to payments of interest due on class A notes and payments of principal on class B notes are generally subordinated in priority of payment to payments of principal on class A notes. An indenture may also provide for the issuance of class C notes which will generally be subordinated in priority of payment to payments of interest and principal due on class B notes. Class B notes and class C notes are subordinated to class A notes, and class C notes are also subordinate to class B notes, as to the direction of remedies upon an event of default. Consequently, holders of class B notes and class C notes may bear a greater risk of losses or delays in payment.

If so provided in a prospectus supplement, notes within a class may receive payments of principal after other notes in the same class. For example, class A-1 notes may receive principal payments before class A-2 notes, and class B-1 notes may receive principal payments before class B-2 notes. Consequently, holders of certain notes within a class may bear a greater risk of loss.

FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR STUDENT LOANS MAY RESULT IN LOSS OF GUARANTEE AND OTHER BENEFITS

We must meet various requirements in order to maintain the federal guarantee on a trust’s student loans. These requirements establish servicing requirements and procedural guidelines and specify school and borrower eligibility criteria.

A guarantee agency may reject a loan for claim payment due to a violation of the Federal Family Education Loan Program due diligence collection and servicing requirements. In addition, a guarantee agency may reject claims under other circumstances, including, for example, if a claim is not timely filed or adequate documentation is not maintained. Once a loan ceases to be guaranteed, it is ineligible for federal interest subsidies and special allowance payments. If a loan is rejected for claim payment by a guarantee agency, we continue to pursue the borrower for payment or institute a process to reinstate the guarantee.

Guarantee agencies may reject claims as to portions of interest for certain violations of the due diligence collection and servicing requirements even though the remainder of a claim may be paid. Examples of errors that cause claim rejections include isolated missed collection calls, or failures to send collection letters as required.

The Department of Education has implemented school eligibility requirements, including default rate limits. In order to maintain eligibility in the Federal Family Education Loan Program, schools must maintain default rates below specified levels and both guarantee agencies and lenders are required to insure that loans are made to students attending schools that meet default criteria. If we fail to comply with any of the above requirements, we could incur penalties or lose the federal guarantee on some or all of a trust’s student loans.

Each student loan purchase agreement to which the depositor and a trust are party requires the depositor to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, the depositor may not be financially able to repurchase loans if called upon to do so.

IF THE DEPOSITOR OR A SERVICER OR THE SPONSOR FAILS TO REPURCHASE, PURCHASE OR MAKE A PAYMENT WITH RESPECT TO STUDENT LOANS, PAYMENTS ON YOUR NOTES COULD BE ADVERSELY AFFECTED

Upon the occurrence of a breach of representations and warranties by the depositor with respect to a student loan held by us, we may (subject to the terms of the loan purchase agreement) require the depositor to repurchase the related student loan from us. Upon the breach of a covenant in a servicing agreement, we may, subject to the terms of the servicing agreement, be able to require the applicable servicer to purchase from us, or otherwise make a payment to us with respect to, the related student loan. If the depositor is required to repurchase a student loan from us and fails to do so, and such student loan is not required to be purchased by a servicer pursuant to its servicing agreement, then we may be able to require the sponsor to purchase such student loan from us pursuant to a student loan repurchase agreement. If the depositor or a servicer or the sponsor were to become insolvent or otherwise be unable to repurchase, purchase or make payments in respect of the applicable student loans, the failure of the depositor or servicer or the sponsor to repurchase, purchase or make a payment with respect to the applicable student loans would constitute a breach of the related loan purchase agreement or servicing agreement or loan repurchase agreement. However, the breach would not constitute an event of default under the indenture or permit the exercise of remedies thereunder. It is anticipated that we will purchase student loans from the depositor, which has limited assets to satisfy any repurchase obligation. We cannot assure you that the depositor, any servicer or the sponsor will be able to fulfill any repurchase, purchase or payment obligation.

BANKRUPTCY OR INSOLVENCY OF GOAL CAPITAL FUNDING, LLC OR THE BANKRUPTCY OR INSOLVENCY OF THE ORIGINATORS OR SELLERS OF STUDENT LOANS COULD RESULT IN PAYMENT DELAYS

Goal Capital Funding, LLC will be the depositor of each trust. The depositor will acquire student loans either directly from the originator of the student loans or from one or more warehousing entities that are affiliates of Goal Capital Funding, LLC and will sell to each trust all of the loans acquired by the trust with the proceeds of the notes. We have taken steps to structure each student loan purchase by the trust from the depositor, by the depositor from the applicable seller and, if applicable, by the seller from the applicable originator, as a “true sale”. If the depositor or one of the originators or other sellers of student loans to Goal Capital Funding, LLC seeks relief under bankruptcy or related laws, a bankruptcy court could conclude that the depositor or one of the originators or sellers of student loans effectively still owns the student loans acquired by a trust. This could happen if a court presiding over the bankruptcy of the depositor or the applicable originator or seller of the student loans were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the student loans should be treated as the same person for bankruptcy purposes. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes as a result of:

•

the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral; or

•

tax or government liens on the depositor’s or an applicable originator’s or other seller’s property that arose prior to the transfer of a student loan to a trust having a right to be paid from collections before the collections are used to make payments on the notes.

If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the “loan.” Under such circumstances, you could expect a delay in receiving payments on your notes or even a reduction in payments on your notes.

BANKRUPTCY OR INSOLVENCY OF ANY SERVICER OR ANY SUBSERVICER COULD RESULT IN PAYMENT DELAYS TO YOU

Each trust will engage one or more other entities to act as a servicer with respect to the student loans acquired by each trust and may engage one or more other entities to act as a subservicer with respect to such student loans. In the event of a default by any servicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the indenture trustee or the noteholders from appointing a successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

THE STUDENT LOANS THE TRUST PURCHASES MAY BE EVIDENCED BY A MASTER PROMISSORY NOTE

Student loans made under the Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional student loans made by the lender are evidenced by a confirmation sent to the borrower, and all such student loans are governed by the single master promissory note.

A student loan evidenced by a master promissory note may be sold independently of the other student loans governed by the master promissory note. If a trust purchases a student loan governed by a master promissory note and does not acquire possession of the master promissory note, other parties could claim an interest in the student loan. This could occur if the holder of the master promissory note were to take an action inconsistent with the trust’s rights to a student loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Although such action would not defeat the trust’s rights to the student loan or impair the security interest held by the indenture trustee for your benefit, it could delay receipt of principal and interest payments on the student loan.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENT ON YOUR NOTES IF BORROWERS DEFAULT ON THEIR STUDENT LOANS

For a variety of economic, social and other reasons all the payments that are actually due on student loans may not be made. Borrowers’ failures to make timely payments of the principal and interest due on the student loans will affect the revenues of the trust estate for a trust, which may reduce the amounts available to pay principal and interest due on the notes.

In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan originated after October 1, 1993 and before July 1, 2006, and 97% of each student loan originated on or after July 1, 2006. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% or 3% of the outstanding principal and accrued interest on each of the defaulted loans depending upon when it was first disbursed. The trust does not have any right to pursue the borrower for the remaining unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

THE INDENTURE TRUSTEE MAY BE FORCED TO SELL THE STUDENT LOANS AT A LOSS AFTER AN EVENT OF DEFAULT

Generally, if an event of default occurs under an indenture, certain noteholders may authorize the indenture trustee to sell a trust’s student loans. However, the indenture trustee may not find a purchaser for the student loans or the market value of the student loans plus other assets in the trust estate might not equal the principal amount of outstanding notes plus accrued interest. Competition currently existing in the secondary market for student loans made under the Federal Family Education Loan Program also could be reduced, resulting in fewer potential buyers of the trust’s student loans and lower prices available in the secondary market for those student loans. You may suffer a loss if the indenture trustee is unable to find purchasers willing to pay prices for a trust’s student loans sufficient to pay the principal amount of the notes plus accrued interest.

SOME LIENS WOULD BE GIVEN PRIORITY OVER YOUR NOTES WHICH COULD CAUSE A LOSS IN YOUR INVESTMENT OR DELAYED PAYMENTS

A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of a trust, the depositor or another seller or an originator may arise before the origination or acquisition of student loans, or before a trust pledges its student loans under the indenture. Such a lien would have priority over your interest in those student loans and as a result, payments to you could be delayed or reduced.

THE RATE OF PAYMENTS ON STUDENT LOANS MAY AFFECT THE MATURITY AND YIELD OF THE NOTES

Student loans may be prepaid at any time without penalty. If a trust receives prepayments on its student loans, those amounts may be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each class of its notes. Factors affecting prepayment of student loans include general economic conditions, prevailing interest rates and changes in the borrower’s job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program and borrower incentive programs, also affect prepayment rates.

Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of deferment, forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the student loans and the average life of each class of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of student loans.

The rate of principal payments to you on the notes will be directly related to the rate of payments of principal on the student loans each trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a student loan, the greater the effect may be on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments on the notes.

THE CHARACTERISTICS OF THE PORTFOLIO OF STUDENT LOANS HELD IN THE TRUST ESTATE MAY CHANGE

If so provided in a prospectus supplement, a trust may issue several series of notes and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of a trust’s student loans at that time. However, the actual characteristics at any given time will change due to factors such as repayment of the loans in the normal course of business, purchase of additional loans during a prefunding or revolving period or the occurrence of delinquencies or defaults.

Our cash flow, and our ability to make payments due on our notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter, as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain subsidized student loans that qualify for interest benefit payments. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

STUDENT LOANS ARE UNSECURED AND THE ABILITY OF THE GUARANTEE AGENCIES TO HONOR THEIR GUARANTEES MAY BECOME IMPAIRED

The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in each trust estate are the guarantees provided by the guarantee agencies.

A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency’s ability to make claims payments to the indenture trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of money available to pay principal and interest to you as the owner of the notes or delay those payments past their due date.

If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the student loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect to such claims. See “Description of the Guarantee Agencies” below. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

PAYMENT OFFSETS BY GUARANTEE AGENCIES OR THE DEPARTMENT OF EDUCATION COULD PREVENT THE TRUST FROM PAYING YOU THE FULL AMOUNT OF THE PRINCIPAL AND INTEREST DUE ON YOUR NOTES

The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the sponsor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in a trust, the Department of Education or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust’s ability to pay you principal and interest on the notes.

COMMINGLING OF PAYMENTS ON STUDENT LOANS COULD PREVENT THE TRUST FROM PAYING YOU THE FULL AMOUNT OF THE PRINCIPAL AND INTEREST DUE ON YOUR NOTES

Payments received on a trust’s student loans generally are deposited into an account in the name of the servicer each business day. However, payments received on a trust’s student loans will not be segregated from payments the servicer receives on other student loans it services. Such amounts are transferred to the indenture trustee for deposit into the related Collection Fund on at least a weekly basis. Prior to the transfer of such funds, the servicer may invest those funds for its own account and at its own risk. If the servicer is unable to transfer such funds to the indenture trustee, noteholders may suffer a loss.

PRINCIPAL OF THE STUDENT LOANS MAY AMORTIZE FASTER BECAUSE OF INCENTIVE PROGRAMS

The student loans purchased by a trust may be subject to various borrower incentive programs. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans may result in the principal amount of trust student loans amortizing faster than anticipated.

IF A TRUST CANNOT PURCHASE STUDENT LOANS, IT WILL PAY PRINCIPAL ON OR REDEEM NOTES

We will use the proceeds of the notes sold by a trust to acquire student loans. A trust may also use principal payments on its student loans to purchase additional student loans during a revolving period, if so provided in the related prospectus supplement. If the student loan purchases are not completed, or if a trust is not able to purchase student loans that meet its requirements, the trust will use those amounts to pay principal on or to redeem your notes, as provided in the related prospectus supplement.

A SECONDARY MARKET FOR YOUR NOTES MAY NOT DEVELOP, AND THIS COULD DIMINISH THEIR VALUE

Each series of notes will be a new issue without an established trading market. While we may list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list any series of notes on any exchange in the United States. As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

CONGRESSIONAL ACTIONS MAY AFFECT A TRUST’S STUDENT LOAN PORTFOLIO

The Department of Education’s authority to provide interest subsidies, special allowance payments and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The provisions of the Higher Education Act governing the Federal Family Education Loan Program are periodically amended and the Higher Education Act must be reauthorized by Congress periodically in order to prevent sunset of the Higher Education Act. The Higher Education Reconciliation Act of 2005 extended the authorization for the Federal Family Education Loan Program through September 30, 2012. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan

Program, it may elect not to reauthorize the Department of Education’s ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans a trust then owned, it would reduce the number of loans available for purchase in the future.

Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See “Appendix A—Description of the Federal Family Education Loan Program” and “Description of the Guarantee Agencies” below.

A TRUST MAY ISSUE ADDITIONAL NOTES SECURED BY THE TRUST ESTATE

A trust may issue additional series of notes, in one or more classes if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the same trust. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and will be subordinate to any notes previously issued by the same trust. However, before issuing additional notes, a trust must receive written evidence from each rating agency then rating any outstanding notes of that trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See “Additional Notes.”

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

Usually, each class of notes of any series will be initially represented by one or more certificates registered in the nominee name of a securities depositary such as the Depository Trust Company, or, for notes denominated in a foreign currency, Clearstream Banking, Luxembourg or Euroclear, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the indenture trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through DTC and its participating organizations. See “Book-Entry Registration.”

THE RATINGS OF THE NOTES ARE NOT A RECOMMENDATION TO PURCHASE AND MAY CHANGE

It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be increased, lowered or withdrawn by any rating agency if, in the judgment of the rating agency, circumstances so warrant.

RATING AGENCIES CAN PERMIT CERTAIN ACTIONS TO BE TAKEN WITHOUT YOUR APPROVAL

Each indenture provides that the trust and the indenture trustee may undertake various actions based upon receipt by the indenture trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by a trust of interest rate or currency swap agreements.

LESS THAN ALL OF THE HOLDERS CAN APPROVE AMENDMENTS TO THE INDENTURE OR WAIVE DEFAULTS UNDER AN INDENTURE

Under each indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of such indenture without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under an indenture.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any related prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “intend,” “potential,” and the negative of such terms or other similar expressions.

The forward-looking statements reflect our current expectations and views about future events. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on the forward-looking statements.

You should understand that the following factors, among other things, could cause our results to differ materially from those expressed in forward-looking statements:

•

changes in terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program;

•

changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could affect a trust’s ability to purchase eligible student loans;

•	changes in the general interest rate environment and in the securitization market for student loans, which may increase the costs or limit the marketability of financings;

•	losses from student loan defaults; and

•	changes in prepayment rates and credit spreads.

We discuss many of these risks and uncertainties in greater detail under the heading “Risk Factors.”

You should read this prospectus and any related prospectus supplement and the documents that we reference in this prospectus and any related prospectus supplement and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We may not update the forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the forward-looking statements by these cautionary statements.

FORMATION OF THE TRUSTS

THE TRUSTS

Each trust will be established as a Delaware statutory trust pursuant to a trust agreement by and between Goal Capital Funding, LLC, as depositor and initial certificate holder, and a Delaware trustee. Each trust will issue notes in one or more series, and in one or more classes. The trust agreement establishing each trust will limit the operations of a trust generally to the following activities:

•	to acquire, hold, manage and sell student loans, other assets of the trust and any proceeds therefrom;

•	to issue notes;

•	to make payments of principal and interest on the notes; and

•	to engage in any incidental or related activities.

In addition, the trust agreement for each trust will prohibit a trust from taking certain actions, including but not limited to:

•

combining, consolidating or merging with or into any other person, reorganizing the trust in a jurisdiction other than Delaware or, to the fullest extent permitted by applicable law, dissolving, liquidating or transferring substantially all of its assets;

•	becoming or holding itself out as being liable for the debts of any other person, or holding out its credit as being available to satisfy the obligations of any other person;

•

pledging any assets of the trust (except pursuant to an indenture or other documents entered into with respect to the issuance of a series of notes), lending or advancing any money to any other person or endorsing or otherwise becoming contingently liable for, or paying from its funds, the obligations or indebtedness of any other person; and

•	making an investment in or for the benefit of any other person.

Furthermore, the trust agreement for each trust will require the trust to maintain its existence as a Delaware statutory trust.

Each trust will be a special purpose, bankruptcy-remote entity; however, a bankruptcy or similar proceeding with respect to a trust could occur. The trust agreement establishing each trust will prohibit a trust from taking or authorizing any bankruptcy action. Under the trust agreement, a bankruptcy action means:

•	commencing any case, proceeding or other action or filing a petition under any existing or future bankruptcy, insolvency or similar law seeking:

•	to adjudicate the trust as bankrupt or insolvent;

•	to have an order for relief entered with respect to the trust; or

•	reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the trust or its debts;

•	consenting to the institution of bankruptcy or insolvency proceedings against the trust;

•	seeking or consenting to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the trust or a substantial part of its property;

•	except as required by law, admitting its inability to pay its debts generally as they become due;

•	failing generally to pay the debts of the trust as such debts become due within the meaning of the Federal Bankruptcy Code, as determined by a relevant bankruptcy court;

•	making a general assignment for the benefit of creditors; or

•

authorizing, taking any action in furtherance of, consenting to or acquiescing in any of the foregoing or any similar action or other proceedings under any United States Federal or state bankruptcy or insolvency or similar law on behalf of, or with respect to, the trust or in connection with any obligations relating to the trust’s notes.

An eligible lender trustee will acquire legal title to the student loans on behalf of each trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee must qualify as an “eligible lender” under the Higher Education Act and the guarantee agreements. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the related trust.

Following the acquisition of student loans, the assets of a trust will include:

•	student loans, legal title to which will be held by the eligible lender trustee;

•

revenues, consisting of all principal and interest payments, proceeds, charges and other income the indenture trustee receives on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

•	all moneys and investments held in the funds created under the indenture;

•

rights under any loan purchase agreement and servicing agreement, including the right to require the depositor or a servicer to repurchase student loans or to substitute student loans under certain circumstances; and

•	any other property described in the related prospectus supplement, including any credit enhancement for the notes and rights to receive payments under derivative product or swap agreements.

A trust will have no indebtedness apart from the issued notes. The notes will be issued pursuant to an indenture of trust and any supplemental indenture of trust described in the related prospectus supplement that each trust will enter into with the indenture trustee. The notes will represent indebtedness of the issuing trust only and will be secured only by the assets of that trust. Pursuant to the indenture of trust, each trust will grant to the indenture trustee a first priority, perfected security interest in its assets for and on behalf of the noteholders. Each trust will file financing statements and continuation statements in any jurisdictions necessary to perfect and maintain the security interest in the student loans, including financing statements naming each of the trust and the depositor as debtor. Each trust’s fiscal year will be described in the related prospectus supplement.

The trust agreement establishing each trust may be amended without the consent of the noteholders or certificateholders by a written instrument signed by the Delaware trustee and the depositor, provided that:

•	the Delaware trustee and the depositor receive a legal opinion indicating that the amendment will not materially adversely affect the interests of any certificateholder or any registered owner; or

•	each rating agency confirms that such amendment will not cause a withdrawal, downgrade or qualification of the then-current rating of the trust’s notes.

The trust agreement establishing each trust may also be amended to add any provisions to or change in any manner or eliminate any of the provisions of the trust agreement or to modify in any manner the rights of the registered owners or the certificateholders with the consent of the following:

•	the registered owners of notes evidencing not less than a majority of the aggregate outstanding principal balance of the notes; and

•	the certificateholders of trust certificates evidencing not less than a majority of the aggregate percentage interests,

provided, that no such amendment may reduce the percentage of the aggregate outstanding amount of the notes and the percentage interest of certificates required to consent to any such amendment without the consent of all the outstanding registered owners and certificateholders.

The Delaware trustee, however, may, in its sole discretion, decline to enter into any amendment to the trust agreement if the proposed amendment adversely affects any right, duty or immunity of the Delaware trustee.

THE DELAWARE TRUSTEE

Pursuant to the trust agreement establishing each trust and the Delaware Statutory Trust Act, a Delaware trustee will be appointed to administer the trust on behalf of the certificateholders. The Delaware trustee will generally be authorized to take any action on behalf of the trust that is required of the trust and to receive instruction or direction from the administrator to take any action on behalf of the trust as may be required under an applicable administration agreement or other transaction document. Each trust agreement will require the Delaware trustee, on behalf of the trust, to (i) transfer legal title of any student loans held by the trust to any eligible lender trustee, (ii) cooperate with any servicer as required under an applicable servicing agreement and (iii) cooperate with the administrator in obtaining payments due to the trust from the Department of Education.

The Delaware trustee’s liability in performing its obligations under the trust agreement will generally be limited to circumstances arising out of its own willful misconduct or gross negligence. To the extent not indemnified by the trust or otherwise, the Delaware trustee may reimburse itself from funds paid to the Delaware trustee on behalf of the trust. The Delaware trustee may resign at any by giving written notice to the administrator, and may be removed by the administrator in the event it is no longer eligible to serve as Delaware trustee and does not resign. In the event that the Delaware trustee resigns, the administrator will appoint an eligible successor Delaware trustee.

ACQUISITION OF STUDENT LOANS

The eligible lender trustee will purchase student loans originated under the Federal Family Education Loan Program from “eligible lenders” under the Higher Education Act pursuant to the terms of student loan purchase agreements. An eligible lender trustee will first acquire the student loans on behalf of the depositor, which will direct that the student loans be sold and transferred to the Acquisition Fund of a trust. The student loan purchase agreements or related loan transfer documents will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those student loans. The depositor will be obligated under the student loan purchase agreement to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the student loans and to cause the applicable servicer to reflect in its records the transfer of student loan notes and related documentation to the eligible lender trustee.

The depositor will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan purchase agreement, including the following:

•	each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

•	the depositor is the sole owner and holder of each student loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

•	each student loan to be sold under the student loan purchase agreement is either insured or guaranteed;

•

the depositor and any servicer have each exercised and will continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the student loans; and

•

the depositor, or the lender that originated a student loan, has reported or will report to the Secretary of the Department of Education the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act for the period in which the fee was authorized to be collected; and the depositor, or originating lender, has or will made any refund of an origination fee collected in connection with any student loan that may be required pursuant to the Higher Education Act.

At the request of the trust or the eligible lender trustee, the depositor will be obligated to repurchase any student loan purchased from the seller if:

•	any representation or warranty made or furnished by the depositor in or pursuant to its respective student loan purchase agreement will prove to have been materially incorrect as to the student loan;

•

the Secretary of the Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the student loan to the trust; or

•

on account of any wrongful or negligent act or omission of the depositor or its servicing agent that occurred prior to the sale of a loan, a defense that raises reasonable doubt about the enforceability of the student loan is asserted by a maker or endorser, if any, of the student loan with respect to his or her obligation to pay all or any part of the student loan.

Upon the occurrence of any of the conditions set forth above and upon request by the trust or the eligible lender trustee, the depositor will be required to pay to the eligible lender trustee an amount equal to the then-outstanding principal balance of the student loan, plus the percentage of premium paid in connection with the purchase of the student loan and interest and special allowance payments accrued and unpaid with respect to the student loan, plus any attorneys’ fees, legal expenses, court costs, servicing fees or other expenses incurred in connection with the student loan and arising out of the reasons for the repurchase.

If the depositor is required to repurchase a student loan from a trust and fails to do so, and such student loan is not required to be purchased by a servicer pursuant to its servicing agreement, then the sponsor will be obligated under certain circumstances to purchase such student loan from the trust pursuant to a student loan repurchase agreement.

Each transfer of student loans to a trust will be structured to constitute a “true sale” of the student loans. Upon each issuance of a series of notes, the depositor will receive an opinion of counsel that, subject to various facts, assumptions and qualifications, the applicable seller’s transfer of the student loans to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under applicable insolvency laws. The depositor will also represent and warrant that each sale of student loans to a trust is a valid sale of those student loans. In addition, the depositor, the indenture trustee, the eligible lender trustee and each trust will treat the conveyance of the student loans as a sale. The depositor and each seller will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans. A financing statement or statements covering the student loans naming each seller as debtor will be filed under the

Uniform Commercial Code to protect the interest of the depositor in the event the transfer by that seller is deemed to be an assignment of collateral as security rather than a true sale.

THE SPONSOR, THE DEPOSITOR AND THE ADMINISTRATOR

The following summary provides a general description of the sponsor, the depositor and the administrator to be involved in the establishment of the trusts and the issuance of the notes.

THE SPONSOR

Goal Financial, LLC, a California limited liability company (“Goal Financial”), and its affiliates will acquire the student loans transferred to each of the trusts. Goal Financial will select the student loans transferred to each of the trusts and is also the sponsor for each transaction described in this prospectus and the related prospectus supplement. Goal Financial is an education finance company focused on providing student loan products and services to students nationwide. Headquartered in San Diego, California, Goal Financial originates, consolidates, securitizes and holds student loans, principally loans originated under the Federal Family Education Loan Program.

Goal Financial’s primary business is to provide student loan marketing, originations, acquisition and portfolio management services. Goal Financial owns a portfolio of student loan assets through a series of education lending subsidiaries, including the trusts. These education lending subsidiaries primarily invest in student loans, through an eligible lender trustee, made under the Higher Education Act of 1965. Certain of its subsidiaries may invest in non-federally insured student loans in the future. Goal obtains loans through direct origination or through acquisitions of loans, and also provides marketing, sales, managerial and administrative support related to its asset generation activities. Goal Financial and its subsidiaries have been securitizing student loans since 2002.

Goal Financial currently markets federal consolidation loans. The products are designed to make student loan repayment more convenient and affordable by combining a borrower’s existing eligible federal student loans into a single new federal loan. The programs feature flexible repayment term options which extend the maturity on the borrower’s original loans and which allow a borrower to customize a monthly repayment plan that meets his or her financial needs. In addition, Goal Financial also markets federally guaranteed Stafford loans and PLUS loans. Stafford loans enable qualifying students to borrow funds to pay their education expenses. PLUS loans enable parents with good credit histories to borrow to pay the education expenses of each child who is a dependent undergraduate student enrolled at least halftime. Graduate and professional students may also borrow under the PLUS Loan program. Goal Financial currently originates loans as an agent of other entities, which act as the lenders.

Goal Financial attributes much of its success to having uniquely positioned itself as a direct-to-consumer marketing company. Goal Financial markets education loans to customers nationwide through direct mail, telesales, print and internet advertising, and its website www.goalfinancial.net. Goal Financial’s programs are also introduced to customers through partner relationships with other entities, such as sponsorship and affinity agreements with membership organizations.

Goal Financial has a call center located in its principal offices in San Diego, California where it employs approximately 229 full and part-time employees. The Company has approximately 100 employees dedicated to direct sales and marketing and approximately 35 employees involved in loan processing. Through its affiliates, Goal has originated between $1.5 billion and $2.0 billion of education loans annually since it began securitizing in 2002 and as of March 31, 2007 the Company has over $7.5 billion of education loan receivables under management. The balance as of March 31, 2007 represents a portfolio growth rate of approximately 35% per annum over the last two years.

Goal Financial’s principal offices are located at 9477 Waples Street, San Diego, California 92101 and its telephone number is (800) 869-1538.

THE DEPOSITOR

The depositor, Goal Capital Funding, LLC (“Goal Capital Funding”), is a Delaware limited liability company formed on August 11, 2005. Goal Financial, LLC, is the sole equity member of Goal Capital Funding, LLC. Goal Capital Funding’s Limited Liability Company Agreement limits Goal Capital Funding’s activities to those that relate to the acquisition, financing, sale and securitization of student loans.

Goal Capital Funding will acquire student loans and will be the seller of the student loans each trust acquires with the proceeds of the notes. Goal Capital Funding will initially own all of the beneficial interests of each trust.

Goal Capital Funding has been securitizing student loans since its formation and has not been engaged in any activities other than securitizing assets.

THE ADMINISTRATOR

Goal Financial will act as the administrator to each trust.

SERVICING AND ADMINISTRATION

One or more servicers will service a trust’s student loans pursuant to one or more servicing agreements, as described in the related prospectus supplement. The prospectus supplement will describe any affiliated servicer and any servicer that services more than 10% of a trust’s student loans or any other material servicer. The related prospectus supplement will contain a summary of the terms of the trust’s servicing agreement with each material servicer. Goal Financial will also enter into an administration agreement with each trust under which it will provide various administrative services to each trust. The depositor has filed forms of the servicing agreements and the administration agreement as exhibits to the registration statement of which this prospectus is a part. The administration agreement is summarized below. The summaries of the administration agreement and any servicing agreements do not cover every detail of these agreements and are subject to the terms and provisions of the servicing agreement and the administration agreement.

THE ADMINISTRATION AGREEMENT

The trust, the eligible lender trustee, the indenture trustee and the Delaware trustee will enter into an administration agreement with Goal Financial, as administrator. Under the administration agreement, the administrator will provide various notices and other administrative services required by the indenture and the trust agreement, including:

•	directing the indenture trustee to make distributions required under the indenture on each applicable payment and distribution date as described in the related prospectus supplement;

•	preparing and providing periodic reports concerning the property and operations (including distributions) of the trust and any related federal income tax reporting; and

•	providing notices and performing other administrative services required by the indenture and the trust agreement.

The administrator will receive compensation for providing such services as specified in the related prospectus supplement.

On or before each distribution date, the administrator will prepare and provide to the indenture trustee as of the end of the preceding collection period, a statement that will include:

•	the amount of principal distributions on the notes;

•	the amount of interest distributions for each class of notes and the applicable interest rates;

•	the pool balance at the end of the collection period;

•	the outstanding principal amount for each class of the notes and for all of the outstanding notes; and

•

the balance of student loans held by a trust that are delinquent in each delinquency period or with respect to which claims have been made with a guarantee agency as of the end of the previous collection period.

Furthermore, within 150 days of the close of its fiscal year, the administrator shall provide to each rating agency a copy of its audited financial statements.

The administrator is not required to take any action unless it is instructed to do so by the Delaware trustee or the depositor with respect to matters it reasonably judges to be “non-ministerial,” including:

•	amending certain trust related agreements, including certain amendments to the administration agreement;

•	initiating actions, claims or lawsuits other than those in the ordinary course to collect amounts owed from the student loans;

•	appointing a successor indenture trustee;

•	removing the indenture trustee; and

•

the amendment, change or modification of the administration agreement or any trust related agreement, except for amendments, changes or modifications that do not either (1) reduce in any manner the amount of, or delay the timing of, or collections of payments with respect to the student loans or (2) materially reduce the underwriting standards with respect to the student loans.

Goal Financial may resign as administrator upon 60 days’ written notice, provided that no resignation will become effective until a successor administrator has assumed Goal Financial’s duties under the administration agreement and the rating agencies confirm that the appointment of a successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

The administrator may be removed immediately upon written notice of termination from a trust or the indenture trustee to the administrator and the rating agencies then rating such trust’s notes if any of the following events occurs:

•

the administrator defaults in the performance of any of its duties under the administration agreement and, after notice of the default, does not cure such default within ten days (or, if the default cannot be cured in such time, does not give within ten days such assurance of cure as shall be reasonably satisfactory to the trust);

•

a court having jurisdiction in the premises enters a decree or order for relief in respect of the administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and the decree or order is not vacated within sixty days or such a court appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

•

the administrator commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the administrator or any substantial part of its property, consents to the taking of possession by any such official of any substantial part of its property, makes any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

If any of the foregoing events occurs, the administrator shall notify the issuer, the indenture trustee and the applicable rating agencies within seven days after the happening of the event. Under the administration agreement, the administrator agrees that it will not commence or consent to a voluntary bankruptcy case (as described above) without the prior written consent of the applicable trusts.

STATEMENTS AS TO COMPLIANCE

The administration agreement will require the administrator to deliver to the trust and indenture trustee an annual compliance report and a certificate signed by an authorized officer of the administrator stating that, to the officer’s knowledge, the administrator has fulfilled its obligations under the administration agreement and has complied with certain servicing criteria identified in the administration agreement. If there has been a material default, the officer’s certificate will describe that default.

The administration agreement will also provide that a firm of independent public accountants will furnish to each trust and the indenture trustee an annual report attesting to the administrator’s certification, as to compliance. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

You may obtain copies of these reports and certificate by sending a written request to the administrator.

DESCRIPTION OF THE NOTES

The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 84 of this prospectus.

FIXED RATE NOTES

The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement. Interest due on fixed rate notes for any accrual period will generally be determined on the basis of a 360-day year consisting of twelve 30-day months.

AUCTION RATE NOTES

The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The auction period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. After the initial auction period, the interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

DETERMINATION OF NOTE INTEREST RATE; AUCTION PROCEDURES. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of a “Dutch Auction.” In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy or hold at a specified interest rate or the principal amount of auction rate notes that they wish to sell.

The broker-dealers submit their clients’ orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming auction period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming auction period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

In the auction, the following types of orders may be submitted:

“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming auction period;

“sell orders”—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

Broker-dealers do not accept “all-or-nothing” bids (i.e., bids whereby the bidder proposes to reject an allocation smaller than the entire quantity bid) or any other type of bid that allows the bidder to avoid auction procedures that require the pro rata allocation of auction rate notes where there are not sufficient sell orders to fill all bids at the clearing rate.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

Before the start of an auction, a broker-dealer may, in its discretion, make available to existing owners and potential owners such broker-dealer’s good faith judgment of the range of likely clearing rates for the auction based on market and other information. This is known as “price talk.” Price talk is not a guaranty, and existing owners and potential owners are free to use it or ignore it.

Broker-dealers are permitted, but not obligated, to submit orders in auctions for their own account either as a bidder or a seller and routinely do so in the auction rate securities market in their sole discretion. If a broker-dealer submits an order for its own account, it would have an advantage over other bidders because the broker-dealer would have knowledge of some or all of the other orders placed through the broker-dealer in that auction and, thus, could determine the rate and size of its order so as to ensure that its order is likely to be accepted in the auction and that the auction is likely to clear at a particular rate. For this reason, and because broker-dealers are appointed and paid by the trust to serve as broker-dealers in the auction, a broker-dealer’s interests in conducting an auction may differ from those of existing owners and potential owners who participate in auctions. A broker-dealer would not have knowledge of orders submitted to the auction agent by any other firm that is, or may in the future be, appointed to accept orders pursuant to a broker-dealer agreement.

Broker-dealers may routinely place one or more bids in an auction for their own account to acquire the auction rate notes for their inventory, to prevent an auction failure (which would result in the auction rate being set at the maximum rate) or an auction from clearing at a rate that such broker-dealer believes does not reflect the market for a trust’s notes. A broker-dealer may place such bids even after obtaining knowledge of some or all of the other orders submitted through it. When bidding for its own account, a broker-dealer may also bid outside or inside the range of rates that it posts in its price talk.

A broker-dealer also may routinely encourage bidding by others in auctions, including to prevent an auction failure or an auction from clearing at a rate that such broker-dealer believes does not reflect the market for the auction rate notes. A broker-dealer may routinely encourage such bids even after obtaining knowledge of some or all of the other orders submitted through it.

The statements herein regarding bidding by a broker-dealer apply only to a broker-dealer’s auction desk and any other business units of the broker-dealer that are not separated from the auction desk by an information barrier designed to limit inappropriate dissemination of bidding information.

In any particular auction, if all of a class of the auction rate notes are the subject of submitted hold orders, the auction rate for the next succeeding auction period will be the all hold rate (such a situation is called an “all hold auction”). When an all hold auction is likely, a broker-dealer may, but is not obligated to, advise existing owners of that fact, which might facilitate the submission of bids by existing owners that would avoid the occurrence of an all hold auction. If a broker-dealer decides to inform existing owners of the likelihood of an all hold auction, it will make that information available to all existing owners at the same time.

If a broker-dealer holds any auction rate notes for its own account on an auction date, such broker-dealer will generally submit a sell order into the auction with respect to such auction rate notes, which would prevent that auction from being an all hold auction. Such broker-dealer may, but is not obligated to, submit bids for its own account in that same auction, as set forth above.

Each particular auction has a formal time deadline by which all bids must be submitted by a broker-dealer to the auction agent. This deadline is called the “submission deadline.” To provide sufficient time to process and submit customer bids to the auction agent before the submission deadline, a broker-dealer imposes an earlier deadline, called the “internal submission deadline,” by which bidders must submit bids to such broker-dealer. The internal submission deadline is subject to change by such broker-dealer. A broker-dealer may allow for correction of clerical errors after the internal submission deadline and prior to the submission deadline. Broker-dealers may submit bids for their own account at any time until the submission deadline. Some auction agents allow for the correction of clerical errors for a specified period of time after the submission deadline.

The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

(a)	Assumptions:

(1) Denominations (Units)= $50,000

(2) Auction period= 28 days

(3) Principal amount outstanding= $50 Million (1000 Units)

(b)	Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
60 Units at 3.02%	100 Units Sell	60 Units at 3.00%
120 Units at 3.05%	200 Units Sell	100 Units at 3.05%

200 Units at 3.10%	400 Units	100 Units at 3.10%
200 Units at 3.12%		100 Units at 3.11%

600 Units		100 Units at 3.14%
200 Units at 3.15%

700 Units

The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

(c)	Auction agent organizes orders in ascending order

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total Units (Units)	Percent
1.	20 (W)	20	2.90%	7.	200 (W)	600	3.10%
2.	40 (W)	60	2.95%	8.	100 (W)	700	3.10%
3.	60 (W)	120	3.00%	9.	100 (W)	800	3.11%
4.	60 (W)	180	3.02%	10.	200 (W)	1000	3.12%
5.	100 (W)	280	3.05%	11.	100 (L)		3.14%
6.	120 (W)	400	3.05%	12.	200 (L)		3.15%
(W) Winning Order		(L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next auction period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis first to current investors and then to potential investors. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

The example assumes that a successful auction has occurred; that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming auction period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming auction period will equal the all hold rate specified in the related prospectus supplement.

If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

MAXIMUM RATE; NET LOAN RATE AND INTEREST CARRY-OVERS. The interest to be paid on auction rate notes will not exceed the maximum rate described in the related prospectus supplement. If the auction rate for a class of auction rate notes is greater than the maximum rate described in a prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate generally will be the least of the LIBOR rate for a comparable period plus a margin, the interest rate on specified U.S. Treasury Securities plus a margin, the interest rate on financial commercial paper for a comparable period plus a margin, the maximum rate permitted by law or the net loan rate, which is based on the weighted average return on the student loans held by the trust.

If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the indenture trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note that is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available. However, if sufficient funds are not available, the carry-over amount will be canceled and will not be paid.

CHANGES IN AUCTION PERIOD. We do not have unrestricted discretion to change the auction period; however, we may, from time to time, change (or consent to a request by a broker-dealer to change) the length of the auction period for a class of auction rate notes without the consent of noteholders in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. We (or a broker-dealer with our consent) may initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, the applicable broker-dealer, each rating agency and the registered owners of the notes at least 10 days prior to the auction date for the notes. The auction period adjustment will take effect only if consented to by the applicable broker-dealer and the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate. In auctions that are subject to a changed auction period, a broker-dealer may place a bid to buy auction rate notes that may effectively place an upper limit on the rate that can be set at the auction at a rate that is below the maximum rate. Such broker-dealer may negotiate a separate fee from the trust in such circumstances.

CHANGES IN THE AUCTION DATE. The applicable broker-dealer, with the written consent of an applicable trust, may specify a different auction date for a class of auction rate notes in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. If the trust consents to the change, the broker-dealer will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, the trust, each rating agency and the registered owners.

Under certain circumstances, if specified in the related prospectus supplement, the auction rate notes may be converted to index rate notes or reset rate notes upon the occurrence of the conditions specified therein.

AUCTION DEALER FEES. The broker-dealers are appointed by each applicable trust to serve as dealers for the related auctions and are paid by the trust for their services pursuant to the broker-dealer agreements between the auction agent and each broker-dealer. The agreements provide that the broker-dealers will receive broker-dealer fees at an annual rate of a percentage of the principal amount of the auction rate notes sold or successfully placed through such broker-dealer. As a result, a broker-dealer’s interests in conducting auctions may differ from those of investors who participate in auctions.

A broker-dealer may share a portion of the broker-dealer fees it receives with other broker-dealers that submit orders through such broker-dealer that such broker-dealer successfully places in the auction. In general, broker-dealers may share with the broker-dealer a portion of the fees they receive from the trust when those dealers submit orders for a broker-dealer (on behalf of such broker-dealer or its customers) into auctions in which such broker-dealer does not serve as a dealer. Similarly, with respect to auctions for other auction rate notes for which such broker-dealer does not serve as a dealer, the other broker-dealers who serve as dealers in those auctions may share broker-dealer fees with a broker-dealer for orders that such broker-dealer submits through those broker-dealers that those broker-dealers successfully place in those auctions.

INDEX RATE NOTES

Each class of index rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for an index rate note. The index may be based on LIBOR, a commercial paper rate, a U.S. 91-day treasury bill rate, the CMT rate, the federal funds rate, the Prime Rate or the European Interbank Offered Rate (EURIBOR). The index rate notes will be dated their date of issuance and will have the stated maturities set forth in the related prospectus supplement.

Index rate notes also may have either or both of the following:

•	a maximum limitation, or ceiling, on its interest rate, and

•	a minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of index rate notes will in no event be higher than any maximum rate permitted by law.

Each trust that issues a class of index rate notes will appoint a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee or the indenture trustee for that series.

For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. The applicable day-count basis for other index rate notes will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•

“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•

“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

•

where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

•

the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

•

the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified in the related prospectus supplement as being the scheduled distribution dates.

LIBOR RATE NOTES. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

For each interest accrual period, LIBOR will be determined by reference to the London interbank offered rate for deposits in U.S. Dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator, referred to herein as a reference bank. The administrator or the indenture trustee will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at lease two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator or the indenture trustee, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

If so provided in the related prospectus supplement, a trust may enter into a LIBOR rate note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the notes at the LIBOR rate. Any payments due from the trust to the counterparty will be made from money in the Collection Fund on any distribution date as provided in the related prospectus supplement.

91-DAY TREASURY BILL RATE NOTES. Interest on the 91-day treasury bill notes will be paid in arrears on each interest payment date. Interest will be paid on 91-day treasury bill notes the first business day following the end of the interest period specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement. Principal will be payable on the 91-day treasury bill notes as specified in the applicable prospectus supplement.

The amount of interest payable on the 91-day treasury bill notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the 91-day treasury bill notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

CMT RATE NOTES. If the notes bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest rate determination date will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that interest rate determination date under the caption “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

•	If the Designated CMT Moneyline Telerate Page is 7051, the rate on that interest rate determination date; or

•

If the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month or the quarter, as specified on the related prospectus supplement, ended immediately before the week in which the related interest rate determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•

If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determinate date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest rate determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

•

If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•

If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation. If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity. If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest rate determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated. If fewer than three leading primary United States government securities dealers selected by the Administrator are quoting as described in the prior paragraph, the CMT Rate will remain the CMT Rate then in effect on that interest rate determination date.

FEDERAL FUNDS RATE NOTES. If the notes bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest rate determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal

Funds Rate for each Saturday and Sunday and for any other that is not a business day shall be the Federal Funds Rate for the preceding business day as determined above.

PRIME RATE NOTES. If the notes bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest rate determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading “Bank Prime Loan.”

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest rate determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•

If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest rate determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest rate determination date.

•

If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest rate determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest rate determination date by three major banks in New York City selected by the administrator.

•	If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest rate determination date.

CP RATE NOTES. Interest on the CP rate notes will be paid as described in the related prospectus supplement. Interest on the CP rate notes will be adjusted daily on each day within any accrual period in the manner described in the related prospectus supplement. For each Saturday, Sunday or other non-business day, the commercial paper rate will be the rate in effect for the immediately preceding business day.

The commercial paper rate will be for any relevant interest rate determination date prior to each related interest rate change date, the Bond Equivalent Yield, set forth below, of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading “Commercial Paper—Financial.” If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the Bond Equivalent Yield of the rate on the relevant interest rate determination date, for commercial paper having the index maturity specified on the remarketing terms determination date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial.”

The bond equivalent yield will be calculated as follows:

Bond Equivalent Yield =	N * D * 100
360 – (D * 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal, and “N” refers to 365 or 366, as applicable.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

“H.15 Daily Update” means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

GBP-LIBOR RATE NOTES. Interest on the GBP-LIBOR rate notes will be paid as described in the related prospectus supplement. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000 are offered at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the reference banks. The administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.

EURIBOR RATE NOTES. Interest on the EURIBOR rate notes will be paid as described in the related prospectus supplement. Three-month EURIBOR, for any accrual period, is the Euro-zone interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the reference banks. The administrator will request the principal Euro-zone office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for the day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

For this purpose:

•	“EURIBOR determination date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•

“Settlement Day” means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

•

“Telerate Page 248” means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	“Reference Banks” means four major banks in the Euro-zone interbank market selected by the administrator.

ORIGINAL ISSUE DISCOUNT NOTES

Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a “zero coupon” and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading “Description of the Notes—Redemption or Purchase Price.” Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See “Material Federal Income Tax Consequences—Taxation of Interest Income on the Notes.”

THE RESET RATE NOTES

GENERAL. The related prospectus supplement will describe the currency and interest rate initially applicable for each class of reset rate notes. From time to time, the currency and interest rate for the notes will be reset using the procedures described below. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and interest rate mode, as a “reset date” and each period in between the reset dates as a “reset period.”

INTEREST. Interest on each class of reset rate notes during each reset period will accrue and be payable either:

•	at an index interest rate (see “—Index Rate Notes,” above), in which case such reset rate notes are said to be in index rate mode;

•	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode; and

•	at a rate determined by auction, in which case the reset rate notes are said to be in auction rate mode.

During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates described in a related prospectus supplement.

Unless otherwise specified in the prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•	If a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•

If a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the actual/actual (ISMA) accrual method as described above under “—Index Rate Notes,” or such other day count convention as may be set forth in a related remarketing terms determination date notice and in the related prospectus supplement.

Interest on a class of reset rate notes during any reset period when they bear an index rate of interest based on LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360 day year. Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates.

Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable quarterly distribution date and end on the day before the next applicable quarterly distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding quarterly distribution date and end on the 24th day of the month of the then-current quarterly distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice.

PRINCIPAL. In general, payments of principal will be made or allocated to any class of reset rate notes on each quarterly distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period, a class of reset rate notes may be structured not to receive payments of principal until the end of the reset period. See “—Index Rate Mode” and “—Fixed Rate Mode” below.

RESET DATES. All reset dates will occur on a quarterly distribution date. Each reset period will be no less than three months and will always end on the day before a quarterly distribution date, as determined by the remarketing agents, in consultation with the administrator, in connection with the establishment of each reset period. However, no reset period may end after the quarterly distribution date which is the final legal maturity date for the applicable class of reset rate notes.

The applicable currency and interest rate on each class of reset rate notes will be reset as of its applicable reset date as determined by:

•

the remarketing agents, in consultation with the administrator, with respect to the reset period, the applicable currency (U.S. Dollars, Euros, pounds sterling or another currency), whether the interest rate is fixed or based on an index and, if based on an index, the applicable interest rate index, the day count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each interest accrual period, whether the reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period, any change in relative priorities with respect to the right to receive payments of principal and the all-hold rate (if applicable); and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest or spread to the chosen interest rate index, as applicable.

The spread will be determined in the manner described below for each reset period.

In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will arrange, on behalf of the trust, for currency swap agreements to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties.

In the event that a class of reset rate notes is reset to bear a fixed rate of interest or a floating rate based upon an index other than LIBOR or the commercial paper rate or a rate determined by auction procedures and the remarketing agents, in consultation with the administrator, determine that entering into a swap agreement with respect to such class of notes would be in the best interests of the trust estate based on current market conditions, the administrator will be responsible for arranging one or more swap agreements to hedge the basis risk that results from the payment of a fixed rate of interest or interest based on an index other than LIBOR, a commercial paper rate or a rate determined by auction procedures on such class of reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. No swap agreement may be entered into unless the indenture trustee receives a rating confirmation from each rating agency then rating the notes that the swap agreement will not adversely affect the ratings on any of the notes.

The administrator and the remarketing agents, in determining the counterparty to any swap agreement, will solicit bids from at least three counterparties and will select the lowest of these bids to provide the swap agreement. If the lowest bidder specifies a notional amount that is less than the outstanding principal amount of the related class of reset rate notes, the administrator and the remarketing agents may select more than one counterparty, but only to the extent that such additional counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of that class of reset rate notes.

In exchange for providing a payment under a swap agreement for the applicable class of reset rate notes, the related counterparty will be entitled to receive on each quarterly distribution date, a payment from the trust estate in an amount, as determined from the bidding process described above, which satisfies the rating agency condition.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars, as more fully described below. If there is a failed remarketing of a class of reset rate notes, however, holders of that class will continue to hold their notes and will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date. Depending on the rate and timing of prepayments on a trust’s student loans and the length of the revolving period, a class of reset rate notes may be repaid earlier than the next related reset date.

REMARKETING TERMS DETERMINATION DATE. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which date we refer to as the remarketing terms determination date, unless notice of exercise of the call option, any purchase option or redemption as described in the related prospectus supplement, has already been given, the remarketing agents, in consultation with the administrator, will establish the following terms for the applicable class of reset rate notes by the remarketing terms determination date:

•	the expected weighted average life of that class of reset rate notes;

•	the name and contact information of the remarketing agents;

•

if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the next reset date and reset period;

•	the interest rate mode (i.e., fixed rate, index rate or auction rate);

•	the applicable currency;

•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in foreign currency mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

•	if in index rate mode, the applicable interest rate index;

•	if in index rate mode, the interval between interest rate change dates;

•	if in index rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, whether there will be a derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

•

if in index rate mode, based on an index other than LIBOR, a commercial paper rate or a rate determined by auction procedures, whether there will be a related derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

•	if in auction rate mode, the length of the initial auction periods;

•	if in auction rate mode, the identities of the auction agent and the initial broker-dealers;

•	the applicable interest accrual period and day-count basis;

•	the reset rate notes all hold rate, if applicable;

•	whether principal payments on such class of reset rate notes will be deferred until the next reset date; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

Any index rate mode other than an index rate based on LIBOR, a commercial paper rate or a rate determined by auction procedures will require confirmation of the existing ratings on the notes.

The remarketing agents will communicate this information by written notice, through DTC, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the remarketing terms determination date. If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the next reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the all hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See “Tender of Reset Rate Notes; Remarketing Procedures” below. If a class of reset rate notes is in foreign exchange mode, either during the then-current reset period or will be reset into foreign exchange mode on the next reset date, the noteholders will be deemed to have tendered their reset rate notes on the reset date, regardless of any desire by such holders to retain their ownership thereof, and no all hold rate will be applicable.

If applicable, the all hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, as defined below, is higher than the all hold rate, all noteholders who delivered a hold notice agreeing to be subject to the all hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the reset rate will be the all hold rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option described below purchases the applicable class of reset rate notes by exercising its call option or the applicable class of reset rate notes have been redeemed, a failed remarketing will be declared on the spread determination date, all holders will retain their notes, the failed remarketing rate for such class of reset rate notes as described in the related prospectus supplement will apply, and a reset period of three months will be established.

Unless notice of the exercise of the call option, any purchase option or redemption as described in the related prospectus supplement has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under “Tender of Reset Rate Notes; Remarketing Procedures” below.

If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable noteholders on the reset date at the applicable failed remarketing rate regardless of any desire to tender their reset rate notes or any mandatory tender. With respect to any failed remarketing, the next reset period will be established as a three-month period.

SPREAD DETERMINATION DATE. On the “spread determination date,” which is three business days prior to the reset date, the remarketing agents will set the applicable spread above or below the applicable index (with respect to reset rate notes that will be in index rate mode during the next reset period) or applicable fixed rate of interest (with respect to reset rate notes that will be in fixed rate mode during the next reset period) in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from a counterparty or counterparties to provide any derivative product or swap agreements for the next reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement.

On each spread determination date, the remarketing agents will send a written notice to each securities depository (with instructions to distribute such notice to its participants in accordance with its procedures), the indenture trustee and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any counterparty or counterparties, including the index rate (or rates) of interest to be due to each selected counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

TIMELINE. The following chart shows a timeline of the remarketing process:

BUSINESS DAYS PRIOR TO RESET DATE	EVENT

THIRTY TO FIFTEEN CALENDAR DAYS PRIOR TO REMARKETING TERMS DETERMINATION DATE	Administrator to provide notices to clearing agencies specifying the identity of the remarketing agents and whether tender of the related reset rate notes is voluntary or mandatory

AT LEAST TWELVE	REMARKETING TERMS DETERMINATION DATE (Notices sent to applicable noteholders stating the terms of the remarketed class of reset rate notes, including any reset rate notes all hold rate)

TEN

NOTICE DATE

(Hold notices due from applicable noteholders or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)

THREE

SPREAD DETERMINATION DATE

(Based on market conditions, the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared;

identity of any counterparty (or counterparties) is determined; last date that notice of exercise of the call option, purchase option or optional redemption may be given)

RESET DATE	RESET DATE (New terms of the remarketed class of reset rate notes become effective)

FAILED REMARKETING. There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the spread or fixed rate) on a remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date or the established rate would exceed the failed remarketing rate;

•

either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•	any failure of the sponsor or one of its designated affiliates, to purchase such class of the reset rate notes on a reset date following the delivery of the related call option notice:

•

one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under “—Foreign Exchange Mode” “—Index Rate Mode” and “—Fixed Rate Mode” below;

•	certain conditions specified in the related remarketing agreement are not satisfied;

•	or any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

•	all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

•	the related reset period will be three months; and

•	any existing interest rate swap agreement will be terminated in accordance with its terms.

In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:

•	all holders of that class will retain their reset rate notes;

•	that class will remain denominated in the then-current non-U.S. Dollar currency;

•

each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the “extension rate”;

•

the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

If there is a failed remarketing of a class of reset rate notes, however, the holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the reset date.

INDEX RATE MODE. If a class of reset rate notes is to be reset in an index rate mode, then during the corresponding reset period that class will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

If the interest rate for a class of reset rate notes will be based on an index other than LIBOR or a commercial paper rate and if the remarketing agents, in consultation with the administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more derivative products with counterparties for the next reset period to hedge against basis risk.

If a class of reset rate notes is to be reset in an index rate mode and principal payments on such class of reset rate notes are to be deferred until the next reset date for such class of reset rate notes, on any quarterly distribution date, principal generally will be allocated to that class and deposited into the Accumulation Fund, where it will remain until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional or mandatory redemption, or, under certain limited circumstances, it is applied as credit enhancement, as provided in the related prospectus supplement. On that reset date, all sums then on deposit in the Accumulation Fund, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the Accumulation Fund and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited into a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date, as described in the related prospectus supplement.

FIXED RATE MODE. If a class of reset rate notes is to be reset to a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding (a) the applicable spread as determined by the remarketing agents on the spread determination date and (b) the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life. However, such fixed rate of interest will not be lower than the related reset rate notes all hold rate and shall not exceed the related failed remarketing rate. Such interest will be allocated on each quarterly distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

After the initial reset period, and if so provided in the applicable remarketing terms notice, principal that would be payable to a class of reset rate notes bearing interest at a fixed rate may be allocated to that class and deposited into the Accumulation Fund, where it will remain until the next reset date for that class of reset rate notes. On that reset date, all sums then on deposit in the Accumulation Fund, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the Accumulation Fund would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the Accumulation Fund and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited to a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date.

In addition, if a class of reset rate notes is to bear a fixed rate of interest and, if the remarketing agents, in consultation with the administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more interest rate swap agreements with one or more counterparties, to facilitate the ability of the trust estate to pay the applicable class interest at its fixed rate. Each such swap agreement in general will terminate at the earlier to occur of the next related reset date or a specified termination event. The floating rate of interest due to the related counterparty, as a swap agreement payment, and other terms of each swap agreement will be subject to the rating agency condition. No swap agreement will be entered into for any reset period where either the related call option has been exercised or there has been a failed remarketing.

FOREIGN EXCHANGE MODE. A class of reset rate noteholders will always receive payments during the reset period in the currency in which the class was originally denominated on the closing date with respect to the initial reset period and on the reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•

to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•

to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

Generally, under any currency swap agreement between a trust and one or more swap counterparties, each swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•

on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•	on or before each distribution date:

•	the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency; and

•

the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement; and

•

with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes resulting from any required delay in payments through Euroclear and Clearstream from and including the related reset date to, but excluding, the earlier of such distribution date and the second business day following the related reset date; and

•

on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each swap counterparty will generally receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the class of reset rate notes in the applicable currency;

•	on or before each distribution date:

•

an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and

•

that swap counterparty’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into the Accumulation Fund and paid to each swap counterparty on or about the next reset date (including all amounts required to be paid or allocated to such class of reset rate notes on the related reset date), but excluding all investment earnings thereon; and

•

on the reset date corresponding to a successful remarketing or an exercise of the call option or a mandatory redemption of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option or mandatory redemption, as applicable, received:

•	from the remarketing agents that the remarketing agents either received directly from the purchasers of the class of reset rate notes being remarketed, if in U.S. Dollars;

•	from the new swap counterparty or counterparties pursuant to any currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or

•	from the holder of the call option, as applicable.

All such currency swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding reset date resulting in a successful remarketing;

•	the purchase of all outstanding notes on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the Accumulation Fund; or

•	the maturity date of the class of reset rate notes.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust’s student loans or an auction of the trust’s student loans by the indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

The terms of all currency swap agreements must not cause the rating agencies then rating the notes to lower their then-current ratings of the notes. The inability to obtain any required currency swap agreement, either as a result of the failure to obtain confirmation of the existing ratings on the notes or otherwise, will, in the absence of an exercise of the call option or a redemption, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the reset date, the class of reset rate notes must be reset to U.S. Dollars on the reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If the class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

If a distribution date for any class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus up to two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the reset date to, but excluding, the actual payment date (which shall not be later than the second business day following such reset date). However, if a currency swap agreement is terminated, the trust will not pay to the noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option or a redemption for that class of reset rate notes as described below, payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate securities.

CALL OPTION. Each class of reset rate notes will be subject, as of each reset date, to a call option held by the sponsor, or certain of its affiliates, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class, less all amounts distributed to the related noteholders as payments of principal up to such reset date, plus any accrued and unpaid interest and any unpaid carry-over interest amounts not paid from the trust estate on the applicable reset date. The call option may be exercised by the sponsor, or its designated affiliates, at any time prior to the determination of the spread or fixed rate or the declaration of a failed remarketing on the spread determination date. Once notice is given, the holder of the call option may not rescind its exercise of such call option. If a call option is exercised, the interest rate on the class of reset rate notes following the reset date of the purchase under the call option will be:

•

if no swap agreement was in effect for that class of reset rate notes during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•

if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the swap counterparties hedging currency and/or basis risk for that class of reset rate notes during the preceding reset period; and

•

a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class of reset rate notes for one or more successive three-month reset periods at the existing interest rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the reset rate notes.

PURCHASE OPTION. If so provided in a prospectus supplement, the sponsor, or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to a class of reset rate notes that is to be redeemed to provide funds to redeem that class of reset rate notes on the related reset date.

The sponsor, or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option on or before the spread determination date and by delivering the purchase price on or before the second business day before the reset date. If the sponsor, or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing will have occurred. The required purchase price will be described in the related prospectus supplement.

TENDER OF RESET RATE NOTES; REMARKETING PROCEDURES. On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named in the prospectus supplement will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator may change the remarketing agents or designate a lead remarketing agent for any class of reset rate notes for any reset period at any time on or before the remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

Unless notice of the exercise of the call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•

inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and next reset period, that such class of reset rate notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•

request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such notes, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related spread determination date (unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or notice of exercise of the call or purchase option or redemption as described in the related prospectus supplement was given with respect to the reset date), such remarketing agency agreement will be supplemented to include all other required terms of the remarketing.

On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each related reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its principal amount, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate notes. If the class of reset rate notes is held in book-entry form, absent a failed remarketing, 100% of the principal amount of such reset rate note will be paid by the remarketing agents in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds, or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of up to two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date on which a failed remarketing occurred, up to and including the reset date resulting in a successful remarketing or an exercise of a call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the reset date to, but excluding, the actual payment date (which shall not be later than the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent. It is currently anticipated that all reset rate notes so purchased by a remarketing agent will be remarketed by it.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the applicable reset rate notes pursuant to any exercise of the call option or a purchase option or redemption. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a reset rate note will be deemed to have elected to tender such reset rate note for purchase by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes of the applicable class at a price equal to 100% of the aggregate principal amount so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal amount of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to certain conditions and termination events customary in transactions of this type, including a condition that no material adverse change in the financial condition of the trust estate has occurred between the remarketing terms determination date and the reset date. If the call option or purchase option is not timely exercised or the reset rate notes are not redeemed and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those notes, then a failed remarketing will be declared by the remarketing agents, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the failed remarketing rate.

No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of any class of notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the sponsor or a servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in a remarketing fee fund in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient funds available on a distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in a Remarketing Fee Fund. Unless otherwise specified in the related prospectus supplement, on each distribution date that is one year or less prior to a reset date, funds will be deposited into a Remarketing Fee Fund, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related prospectus supplement. If the amount on deposit in the remarketing fee fund, after the payment of any remarketing fees therefrom, exceeds the reset period target amount as specified in the related prospectus supplement such excess will be deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement. In addition, all investments on deposit in the Remarketing Fee Fund will be withdrawn on the next distribution date, deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement.

OUTSTANDING PRINCIPAL BALANCE OF THE NOTES

If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each quarterly distribution date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

•	the original denomination of your note; and

•	the applicable pool factor.

Noteholders will receive reports as described in the related prospectus supplement concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See “Summary of the Indenture Provisions—Further Covenants” in this prospectus.

PAYMENT OF THE NOTES

The principal of the notes due at maturity or redemption in whole will be payable upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check mailed on the interest payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such interest payment date, except that, unless definitive notes have been issued, payments of principal and interest on notes the registered owner of which is a nominee of a securities depository will be made by wire transfer to the account designated by such nominee.

MANDATORY REDEMPTION

If so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding or revolving periods described in the related prospectus supplement in an amount equal to the proceeds from the sale of notes or the principal payments on a trust’s student loans, as applicable, held in an Acquisition Fund that have not been used to purchase student loans. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on a trust’s student loans, including principal payments received from guarantee agencies and the principal proceeds from any sale of student loans that is permitted under the indenture, if so provided in a related prospectus supplement. Mandatory redemptions may also be made from interest payments on a trust’s student loans after all other payments and transfers then due from the Collection Fund have been made, subject to certain asset parity ratios, if so provided in a related prospectus supplement.

See “—Notice and Partial Redemption of Notes” below for a discussion of the order in which notes of any trust will be redeemed.

OPTIONAL REDEMPTION

If so provided in the related prospectus supplement, the notes of a series may be subject to redemption, in whole or in part, from available funds, including proceeds from the sale of student loans by a trust, as described in a related prospectus supplement. Any limitations on optional redemptions of the notes of any trust will be described in the prospectus supplement related to that trust. See “—Notice and Partial Redemption of Notes” below for a discussion of the order in which notes of any trust will be redeemed.

EXTRAORDINARY OPTIONAL REDEMPTION

If so provided in the related prospectus supplement, the notes of a series may also be subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the applicable trust estate, on any distribution date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon the trust’s ability to perform its obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See “—Notice and Partial Redemption of Notes” below for a discussion of the order in which the notes of a trust will be redeemed. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

OPTIONAL PURCHASE OF NOTES

If so provided in a related prospectus supplement, the sponsor or another party designated in a prospectus supplement may, but is not required to, purchase or cause to be purchased all of the notes of a series on any distribution date on which the aggregate current principal balance of the notes is less than or equal to a percentage of their initial aggregate principal balance set forth in the prospectus supplement. The purchase will occur on the distribution date following the date on which funds sufficient to pay the purchase price are deposited with the indenture trustee. All notes that are purchased will be cancelled by the indenture trustee.

MANDATORY AUCTION OF TRUST ASSETS

If so provided in a related prospectus supplement, the indenture trustee will offer for sale all of a trust’s student loans when their principal balance decreases to 10% or less of their initial principal balance, or immediately prior to and during the time when a class of auction rate notes is subject to a net loan rate interest limitation. The proceeds of the auction of a trust’s student loans will be used to redeem notes.

REDEMPTION OR PURCHASE PRICE

Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note that is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available. However, if sufficient funds are not available, the carry-over amount will not be paid. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

NOTICE AND PARTIAL REDEMPTION OF NOTES

The indenture trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased not less than 2 days prior to the redemption or purchase date; provided that notice of redemption of any auction rate note will be provided to the registered owner of such note no less than 10 days prior to the redemption date. The related prospectus supplement will describe the manner and priority in which the notes of any trust are to be redeemed or purchased.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

CASH FLOW ASSUMPTIONS Each trust’s notes generally will be repaid from cash flows received on its student loans and other assets. Cash flows for a trust’s student loans are estimated using financial models that incorporate the following general categories of assumptions:

•

INTEREST RATES. Interest rate assumptions for each relevant index are incorporated into cash flow projections, including generally assumptions for the 91-Day Treasury Bill Rate, three-month and one-month LIBOR rates, the 90-Day Financial Commercial Paper Rate and other rates or indexes deemed relevant to a trust’s student loans or notes.

•

BORROWER BEHAVIOR. A variety of borrower payment behaviors are utilized in cash flow projections. The assumptions used relate to prepayment speeds, default rate and reimbursement rate assumptions, borrower delinquency rates, remaining term in each borrower status (i.e., in-school, grace, deferment, forbearance and repayment) and qualification rates for borrower benefits.

•

TRUST REVENUES. Each trust receives payments in respect of its student loans. The timing and amount of such payments are dependent on the borrower behaviors described above. In addition, each trust receives certain payments from the Department of Education that are generally assumed to lag by between 30 and 60 days.

•

TRUST EXPENSES. Cash flow projections also incorporate the expenses applicable to each trust, including trustees’ fees, servicing fees, administration fees and any fees payable to the Department of Education.

These assumptions vary based on the student loans to be securitized by each trust. Generally, a series of cash flows are projected as of a statistical cut-off date for each pool of student loans and are used to determine the structure of the notes to be issued by each trust. Cash flows may also be periodically updated throughout the life of a trust.

PREPAYMENT CONSIDERATIONS Generally, all of a trust’s student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of a trust’s student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes’ final maturity date. Accordingly, in the event that a trust’s student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before this final maturity date, causing a shortening of the notes’ weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

The rate of prepayments on a trust’s student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on a trust’s student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representation and warranties relating to a trust’s student loans, and the servicer is obligated to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of a trust in that student loan and is not cured within the applicable cure period. See “Formation of the Trusts—Acquisition of Student Loans” in this prospectus.

However, scheduled payments with respect to, and maturities of, a trust’s student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal of a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on a trust’s student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments on such student loans. In addition, the maturity of certain of a trust’s student loans may extend beyond the final maturity date for a class of notes.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of a trust’s student loans will be borne entirely by noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indexes are lower at the time noteholders receive payments from a trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Prepayments on pools of student loans can be calculated based on a variety of different prepayment models. The method used to estimate prepayments for each trust will be described in the related prospectus supplement.

Any prepayment model will not purport to describe historical prepayment experience or to predict the prepayment rate of a trust’s student loans. A trust’s student loans will not prepay at any constant percentage, nor will all of a trust’s student loans prepay at the same rate. Investors must make an independent decision regarding the appropriate principal prepayment scenarios to use in deciding whether to purchase a trust’s notes.

YIELD CONSIDERATIONS Interest payments on a trust’s notes will include interest accrued through the last day of the applicable interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your notes, because payments to you will not be made until the distribution date following the applicable interest accrual period.

A class of notes may have fixed, variable or adjustable interest rates that may or may not be based on the interest rates applicable to a trust’s student loans. The prospectus supplement for a trust’s notes will specify the interest rate for each class of notes or, in the case of a variable or adjustable interest rate, the method of determining the interest rate and the effect, if any, of the prepayment of a trust’s student loans on the interest rate of a class of notes.

The yield to maturity of a class of notes will be affected by the rate and timing of payments of principal on a trust’s student loans. The timing of changes in the rate of prepayments on a trust’s student loans may significantly affect an investor’s actual yield to maturity even if the average rate of principal prepayments is consistent with an investor’s expectations. Generally, the earlier a prepayment of principal on a trust’s student loans, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following issuance of the notes would not be fully offset by a subsequent decrease (or increase) in the rate of principal prepayments. Because the rate of principal payments on a trust’s student loans affects the weighted average life and other characteristics of a class of notes, investors should consider carefully their own estimates as to the anticipated prepayment speed on a trust’s student loans and the suitability of the notes to their investment objectives.

SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

GENERAL

The notes a trust issues are secured by and payable solely from that trust’s assets as set forth in a related indenture of trust. The following assets will serve as security for the notes:

•	student loans purchased with money from the Acquisition Fund or otherwise acquired or originated by the trust;

•

revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee or the trust on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

•	all moneys and investments held in the funds created under the indenture; and

•	all applicable rights in and to the agreements to which the trust is party.

In addition, a trust’s assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

The assets of one trust will not be available to pay the debts and obligations of another trust.

FUNDS

The following funds will be created by the trustee under each indenture for the benefit of the registered owners unless otherwise provided in a prospectus supplement:

•	Collection Fund

•	Capitalized Interest Fund

•	Acquisition Fund

•	Reserve Fund

The prospectus supplement for each trust will also describe any other funds or accounts to be established for a series of notes. For any series of notes that contains reset rate notes, one or more accumulation accounts, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. dollars may be established under an indenture.

For any series of notes, money transferred from the servicer to the indenture trustee on account of a trust’s student loans will be deposited into segregated accounts for each trust for the credit of the Collection Fund, the Capitalized Interest Fund, the Acquisition Fund, the Reserve Fund and any other fund created under the indenture. The indenture trustee will invest money held in funds created under the indenture in investment securities (as defined in the indenture) at the direction of an authorized representative of the trust. Generally, such amounts will be invested in money market funds with a rating or ratings equal to or greater than that specified by the rating agencies rating a trust’s notes and as set forth in the indenture. Money in any fund created under an indenture may be pooled for purposes of investment.

ACQUISITION FUND; PURCHASE OF STUDENT LOANS

We will deposit most of the proceeds from the sale of any notes by a trust into the Acquisition Fund created under its indenture. As described in the related prospectus supplement, money on deposit in the Acquisition Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes, and to acquire student loans. Student loans acquired with funds deposited in the Acquisition Fund that are pledged to the trust estate of a trust will be held by the indenture trustee or its agent or bailee and accounted for as a part of the Acquisition Fund. If money held in the Acquisition Fund cannot be used to purchase student loans, then the trust will transfer such funds to the Collection Fund or use those funds to redeem notes as described in the related prospectus supplement.

The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and the indenture trustee will have a security interest in the student loans for and on behalf of the registered owners of the notes a trust issues. The student loans will be held in the name of the eligible lender trustee for the account of each trust, for the benefit of the registered owners of the notes.

A trust, pursuant to the terms of its indenture, may establish a prefunding account as a separate account of the Acquisition Fund. The trust will use funds on deposit in the prefunding account from time to time as described in the related prospectus supplement, including:

•	to purchase portfolios of student loans during a time period specified in the related prospectus supplement;

•

to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the trust and to add other loans to existing consolidation loans held by the trust; and

•

to purchase student loans originated under a master promissory note that allows multiple borrowings and under which each additional loan amends the master promissory note (known as “serial loans”) from sellers. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the trust on the date of issuance of the notes, or acquired during a prefunding period, and must meet other criteria described in the indenture.

After the amount on deposit in the prefunding account has been reduced to zero, the trust may continue to acquire consolidation loans and serial loans if so provided in the related prospectus supplement from collections received on the student loans. If the amount initially deposited into a prefunding account for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the prefunding account may be used to redeem notes or may be transferred to the collection fund, in either case as described in a related prospectus supplement.

If so provided in the related prospectus supplement, principal payments on a trust’s student loans will be transferred from a Collection Fund to the Acquisition Fund and will be used to purchase additional student loans during a revolving period. The characteristics of the student loans a trust may acquire during the revolving period and any limitations to be imposed with respect to the acquisition of additional student loans will be described in the related prospectus supplement.

COLLECTION FUND

The indenture trustee will deposit into the Collection Fund revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or Reserve Fund, from payments on derivative products or swap agreements and any other amounts as each trust may direct.

On each distribution date, money in the Collection Fund will be used to pay interest and principal then due on the notes, and will be paid and transferred to other funds or persons in the order described in the related prospectus supplement. A trust may transfer amounts in the Collection Fund to the Reserve Fund to the extent necessary to restore the Reserve Fund to its specified balance. Money in the Collection Fund may be used to finance add-on consolidation loans and serial loans to a trust’s student loans following the prefunding period, and to pay amounts due to the Department of Education.

If so provided in a prospectus supplement, a trust may use principal payments it receives on student loans to purchase additional student loans during a revolving period. During this revolving period, a trust will pay interest due on a series of notes when it comes due, but will not pay principal on the notes or redeem notes, except as provided in the related prospectus supplement.

RESERVE FUND

The indenture for each trust will establish a Reserve Fund. In connection with the sale of notes, the indenture trustee will make a deposit to the Reserve Fund of a trust in the amount specified in each indenture. On each distribution date, to the extent money in the Collection Fund, the Acquisition Fund and any other fund or account described in a related prospectus supplement is not sufficient to make payment of the trust’s expenses and interest then due on the notes of that trust, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity, on a mandatory sinking fund redemption date or in connection with defeasance of the indenture.

If the Reserve Fund is used as described above, the indenture trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund of the related trust. On any distribution date that the amount in the Reserve Fund exceeds the minimum balance specified in a prospectus supplement, the indenture trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

If so provided in a prospectus supplement, the specified Reserve Fund balance may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the indenture trustee as necessary to make up on a distribution date any deficiency in the amounts to pay note principal or interest.

TRANSFERS FREE OF THE LIEN OF THE INDENTURE

If so provided in a prospectus supplement and an indenture, amounts in the Collection Fund established under an indenture may be released from the indenture and transferred in accordance with the administrator’s instructions if the balance in the Reserve Fund exceeds the specified Reserve Fund balance and if, immediately after taking into account the transfer, the aggregate market value of a trust’s assets will be equal to a percentage of the unpaid principal amount of the notes outstanding specified in a related prospectus supplement. The percentage required may be modified at any time upon receipt of a rating confirmation.

INVESTMENT OF FUNDS HELD BY TRUSTEE

The indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from an authorized representative of the trust. In the absence of an order, and to the extent practicable, the indenture trustee will invest amounts held under an indenture in money market funds.

The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

BOOK-ENTRY REGISTRATION

GENERAL

Except as described below under the caption “Euro-denominated Notes,” investors acquiring beneficial ownership interests in the notes issued in book-entry form may hold their notes in the United States through DTC (as defined under the caption

“—Depositary Institutions” below) or in Europe through Clearstream or Euroclear (each as defined under the caption “—Depositary Institutions” below) if they are participants of such systems.

Principal and interest payments on the notes are to be made to Cede & Co. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from the trust on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and shall be the responsibility of the participant and not of DTC, the indenture trustee or the trusts, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of the applicable trust or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. Under a book-entry format, noteholders may experience a delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., which will forward the payments to its participants who will then forward them to indirect participants or noteholders.

Redemption notices shall be sent to DTC. If less than all of a class of the notes of any series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream and Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

None of the trusts, the sellers, any servicer, the indenture trustee or the underwriters will have any responsibility or obligation to any DTC participants, Clearstream participants or Euroclear participants or the persons for whom they act as nominees with respect to the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant, the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes, the delivery by any DTC participant, Clearstream participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or any other action taken by DTC.

In certain circumstances, a trust may discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates are to be printed and delivered. DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the applicable trust or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

FORM, DENOMINATION AND TRADING

The notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement.

Interests in the notes will be represented by one or more of the following types of global notes:

•	for notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a “U.S. global note certificate”); or

•	for notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a “non-U.S. global note certificate”).

On or about the closing date for the issuance of any class of notes, there will be deposited on behalf of the trust:

•	a U.S. global note certificate for each class of notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

•

one or more corresponding non-U.S. global note certificates with respect to each class of notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream.

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of notes. At all times, with respect to each class of notes, there will be only one U.S. global note certificate and one non-U.S. global note certificate for such notes.

DTC will record electronically the outstanding principal balance of each class of notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s name on the books of its respective depositary which in turn will hold positions in customers’ securities accounts in such depositary’s name on the books of DTC. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of notes other than Euro-denominated notes will be Cede & Co., as nominee of DTC.

The European clearing systems will record electronically the outstanding principal balance of each class of notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers’ securities accounts in the European clearing systems’ respective names on the books of their respective depositaries.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream, as applicable, and their respective direct and indirect participants. Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

IDENTIFICATION NUMBERS AND PAYMENTS TO THE GLOBAL CERTIFICATES

Each trust will apply to DTC for acceptance in its book-entry settlement systems of each class of notes denominated in U.S. Dollars and will apply to Euroclear and Clearstream for acceptance in their respective book-entry settlement systems of each class of notes denominated in a currency other than U.S. Dollars. Each class of notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement. Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.

Because of time zone differences, payments to noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the payment date as described in the related prospectus supplement, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to noteholders holding U.S. Dollar denominated notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders’ interests are held indirectly through participants in European clearing systems.

DEPOSITARY INSTITUTIONS

The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency “ registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Some direct participants and/or their representatives own part of The Depositary Trust & Clearing Corporation, the parent of DTC.

In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Purchases of the notes under the DTC system must be made by or through direct participants, which receive a credit for the notes on DTC records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners shall not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream”), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear operator”), under contract with Euroclear Clearance System plc., a United Kingdom corporation (the “Cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations (see “Material Federal Income Tax Consequences” in this prospectus). Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant European clearing system’s ability to effect such actions on its behalf through DTC.

RESET RATE NOTES

Except as set out herein, book-entry registration of reset rate notes shall generally affect noteholders in the same fashion as holders of notes other than reset rate notes, as described above.

On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of two global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes.

On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the call option has been exercised (and not previously exercised on the immediately preceding reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a reset date for which there has been a successful remarketing (or exercise of the call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems no later than the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the actual payment date, which shall not be later than the second business day following such reset date (but only to the extent such interest payments are actually received from any swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

Except with respect to a reset date, the trusts expect that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system’s participants’ accounts with payment amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trusts also expect that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trusts, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

EURO-DENOMINATED NOTES

We expect to deliver notes denominated in Euros in book-entry form through the facilities of Clearstream and Euroclear against payment in immediately available funds in Euros. We will issue the Euro notes as one or more global notes registered in the name of a common depositary for Clearstream, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the Euro notes and all transfers relating to the Euro notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the Euro notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Euro notes will take place through participants in Clearstream and Euroclear and will settle in same-day funds.

Owners of book-entry interests in the Euro notes will receive payments relating to their notes in Euros. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among the clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. None of the trusts, the sellers, any servicer, Goal Financial, the depositor, the indenture trustee or the underwriters have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the Euro notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the indenture trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Euro note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their Euro notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Euro notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Euro notes through Clearstream and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Euro notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

ADDITIONAL NOTES

If so described in the related prospectus supplement, a trust may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the trust subordinate to class A notes, class B notes or class C notes, if any, then outstanding. In addition, a trust may enter into any interest rate or currency swap agreement it deems necessary or desirable with respect to any or all of the notes issued by that trust. We may take those actions without the approval of the holders of any outstanding notes.

A trust will not issue additional notes unless the following conditions have been satisfied:

•	the trust has entered into a supplemental indenture with the indenture trustee providing the terms and forms of the additional notes;

•

the indenture trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the trust that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes; and

•	the indenture trustee has received an opinion of counsel that issuance of the proposed additional notes will not adversely affect the federal tax treatment of any of a trust’s outstanding notes.

The indenture trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

SUMMARY OF THE INDENTURE PROVISIONS

Each trust will issue notes pursuant to an indenture of trust entered into with an indenture trustee and an eligible lender trustee identified in the related prospectus supplement. We have filed a form of the indenture of trust as an exhibit to the registration statement of which this prospectus is a part. The following is a summary of some of the provisions expected to be contained in each indenture. This summary does not cover every detail contained in the indenture and reference should be made to the indenture for a full and complete statement of its provisions.

PARITY AND PRIORITY OF LIEN

The provisions of each trust’s indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, the class A notes have priority over the class B notes with respect to payments of principal and interest, and the class B notes have priority over the class C notes, if any, with respect to payments of principal and interest.

The revenues and other money, student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

•	will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

•	will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

•

will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

REPRESENTATIONS AND WARRANTIES

Each trust will represent and warrant in its indenture that:

•	it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power to transact the business in which it engages,

•

it has the power, authority and legal right to create and issue the notes and to execute and deliver the indenture and any derivative product or swap agreement, and to make the pledge to the payment of notes and any derivative payments under the indenture,

•

all necessary trust action to authorize the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product or swap agreement has been duly and effectively taken, and

•	the notes in the hands of the registered owners of the notes and amounts payable under any derivative product or swap agreement are and will be valid and enforceable obligations of the trust.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

Except as described under “Summary of the Indenture Provisions—Remedies on Default” and under the limited circumstances described in this paragraph, student loans may not be sold, or otherwise disposed of, by the indenture trustee free from the lien of the indenture while any class A notes are outstanding. Such limited circumstances include the sale of student loans for serialization or consolidation purposes or for transfers to a guarantee agency, a resale of student loans to the depositor following a breach of representations or warranties in the applicable student loan purchase agreement, a resale of student loans to a servicer following a breach of representations or warranties in the applicable servicing agreement or following an optional purchase of the notes or in accordance with a mandatory auction of the student loans, as described in “Description of the Notes—Optional Redemption” and “Description of the Notes—Mandatory Auction of Trust Assets”, respectively. In addition, if money in the Collection Fund is insufficient to fund any add-on consolidation loan, and funds are not otherwise available as described in a prospectus supplement, a trust may sell or otherwise transfer the underlying loan to which the add-on consolidation loan relates free from the lien of the indenture.

FURTHER COVENANTS

Each trust will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest it grants under its indenture.

Upon written request of the indenture trustee, a trust will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the indenture trustee such other information as it may reasonably request. The indenture trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of 66 2/3% of the principal amount of the notes, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

Each year each trust will deliver to the indenture trustee a certification of its compliance with the terms and conditions of its indenture, and in the event of any noncompliance, a description of the nature and status thereof.

STATEMENTS TO NOTEHOLDERS

For each period described in a prospectus supplement, each trust will provide to the indenture trustee, and the indenture trustee will forward to each clearing agency (or in the case of definitive notes any requesting registered owner), a statement setting forth information with respect to its notes and student loans as of the end of such period, including the following:

•	the amount of principal payments made with respect to each class of notes during the preceding period;

•	the amount of interest payments made with respect to each class of notes during the preceding period;

•	the principal balance of student loans as of the close of business on the last day of the preceding period;

•	the aggregate outstanding principal amount of the notes of each class;

•	the interest rate for the applicable class of notes with respect to each distribution date; and

•	the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency.

A copy of these reports will be forwarded by the indenture trustee to each registered noteholder.

ENFORCEMENT OF SERVICING AGREEMENTS

Each trust will diligently enforce all terms, covenants and conditions of any servicing agreement, including the prompt payment of all amounts due to the trust under such servicing agreements. A trust will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by a servicer or a subservicer under a servicing agreement without the written consent of the indenture trustee and notice to the applicable rating agencies. A trust will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

ADDITIONAL COVENANTS WITH RESPECT TO THE HIGHER EDUCATION ACT

We will verify that the indenture trustee under an indenture is an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

Each trust is responsible, directly or through its agents, for each of the following actions with respect to the Higher Education Act:

•

Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

•

Causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

•	Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

•

Complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Higher Education Act, with respect to the student loans; and

•	Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee.

The indenture trustee will have no obligation to administer, service or collect the trust’s student loans or to maintain or monitor the administration, servicing or collection of those loans.

CONTINUED EXISTENCE; SUCCESSOR

Each trust will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. A trust will not sell or otherwise dispose of all or substantially all of its assets (except if such sale or disposition would discharge the indenture in accordance with its terms), consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with such trust. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the trust’s agreements and obligations under the indenture.

EVENTS OF DEFAULT

Each indenture will define the following events as events of default:

•

default in the due and punctual payment of any interest on any note when the same becomes due and payable and such default shall continue for a period of five days, provided that, so long as any class A notes are outstanding, the failure to pay interest on any class B notes or class C notes will not constitute an event of default; provided further that, so long as any class B notes are outstanding, the failure to pay interest on any class C notes will not constitute an event of default;

•

default in the due and punctual payment of the principal of any note when the same becomes due and payable on the final maturity date of the note, provided that, so long as any class A notes are outstanding, the failure to pay principal on any class B notes or class C notes will not constitute an event of default; provided further that, so long as any class B notes are outstanding, the failure to pay principal on any class C notes will not constitute an event of default;

•

default in the performance or observance of any other of the trust’s covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof is given to the trust by the indenture trustee; and

•	the occurrence of an event of bankruptcy.

REMEDIES ON DEFAULT

POSSESSION OF TRUST ESTATE. Upon the happening of any event of default relating to a trust, the indenture trustee may take possession of any portion of the trust estate of that trust that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of that trust or otherwise, conduct such trust’s business and collect and receive all charges, income and revenues of the trust estate. Following any event of default that results in an acceleration of the maturity of the notes, after deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest and residue of the money received by the indenture trustee as follows:

•

First, (a) to the owners of each class of the reset rate notes then denominated in U.S. dollars and then structured not to receive a payment of principal until the end of its related reset period, any amount on deposit for such class (excluding any investment earnings thereon) in reduction of the outstanding amount of such reset rate notes until they are paid in full; and/or (b) to the related currency swap counterparty if any class of the reset rate notes is then denominated in a currency other than U.S. dollars and is then structured not to receive a payment of principal until the end of its related reset period, any amount on deposit for such class of reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding amount of such class of the reset rate notes until they are paid in full;

•	Second, to the trustees for fees and expenses due and owing to the trustees;

•	Third, to each servicer, any auction agent and any broker-dealer, pro rata, for due and unpaid servicing fees, auction agent fees and broker-dealer fees, respectively;

•	Fourth, to the administrator for due and unpaid administration fees;

•

Fifth, pro rata, (a) to the derivative product counterparties, pro rata, in proportion to their respective entitlements under the applicable derivative products without preference or priority, for any due and unpaid derivative product fees and certain priority termination payments, (b) to the class A noteholders (other than holders of reset rate notes when an applicable derivative product is in effect) for amounts due and unpaid on the class A notes for interest, pro rata, without preference or priority of any kind, according to the amounts due and payable on the class A notes for such interest, (c) if a derivative product is then in effect with respect to interest payments to be made to holders of any outstanding reset rate notes, to the counterparty for such derivative product, the amount of any derivative payments due and payable (other than as paid to that counterparty under clause (a) above); and (d) if any derivative product with respect to any outstanding reset rate notes has been terminated, to the related counterparty, the amount of any priority termination payments due to such counterparty;

•

Sixth, (a) if the reset rate notes are denominated in a foreign currency, pro rata (i) to class A noteholders (other than holders of any reset rate notes) for amounts due and unpaid on the class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for principal, and (ii) to the applicable currency swap counterparties an amount sufficient to reduce the U.S. dollar equivalent principal amount of the reset rate notes to zero; or (b) if the reset rate notes are then denominated in U.S. dollars, pro rata to the class A noteholders for amounts due and unpaid on the class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for principal;

•

Seventh, to the class B noteholders for amounts due and unpaid on the class B notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the class B notes for such interest;

•

Eighth, to the class B noteholders for amounts due and unpaid on the class B notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the class B notes for principal;

•	Ninth, to the class A noteholders, pro rata, all auction rate carry-over amounts for such class then due and unpaid;

•	Tenth, to the class B noteholders, pro rata, all auction rate carry-over amounts for such class then due and unpaid;

•

Eleventh, to the derivative product counterparties, in proportion to their entitlements under their respective agreements, pro rata, without preference or priority, any termination payments due and any other unpaid trust derivative payments;

•	Twelfth, to the remarketing agents, if any, for any fees not paid from the remarketing fee fund;

•

Thirteenth, sequentially, first to any remarketing agents, and second to the administrator for any advances made on behalf of the trust, for any costs associated with the remarketing not previously reimbursed; and

•	Fourteenth, to the certificateholders.

If the trust has entered into a currency swap agreement and that agreement terminates, amounts that would have otherwise been paid to the related currency swap counterparty (other than termination payments) will be used to make payments to the related class of the reset rate noteholders equal to the payment that the counterparty would have made. If this occurs, the trust will exchange U.S. dollars for the applicable currency in order to make such distributions.

If an indenture provides for the issuance of class C notes, interest will be paid on those notes before the payments described in paragraph ninth above and carry-over amounts, if any, and principal (in that order of priority) with respect to the class C notes will be paid on those notes before the payments described in priority eleventh above.

SALE OF TRUST ESTATE. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee may proceed to protect and enforce the rights of the indenture trustee or the registered owners in the manner as counsel for the indenture trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The indenture trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority obligations outstanding under the defaulted indenture.

However, the indenture trustee is prohibited from selling the student loans following an event of default, other than a default in the payment of any principal or interest on any note, unless:

•	The holders of all of the highest priority obligations outstanding consent to such sale;

•	The proceeds of such sale are sufficient to pay in full all outstanding obligations at the date of such sale; or

•

The administrator determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the highest priority obligations outstanding.

Such a sale also requires the consent of all the owners of each class of notes that are not the highest priority obligations unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such notes.

APPOINTMENT OF RECEIVER. If an event of default occurs, and all of the outstanding obligations under an indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the registered owners under the indenture, then as a matter of right, the indenture trustee shall be entitled to the appointment of a receiver for the trust estate.

ACCELERATED MATURITY. If an event of default occurs, the indenture trustee or the registered owners of a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under the defaulted indenture may declare the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default may be rescinded upon notice to the trust and the indenture trustee by a majority of the registered owners of the highest priority obligations then outstanding if the trust has paid or deposited with the indenture trustee amounts sufficient to pay all principal and interest due on the obligations and all other amounts that would be payable with respect to the indenture or the obligations if the event or default had not occurred, and all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustees, the servicers, any auction agent and any broker-dealer, and any other event of default has been cured or waived.

DIRECTION OF INDENTURE TRUSTEE. If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the indenture trustee to take any proceedings which in the indenture trustee’s opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

RIGHT TO ENFORCE IN INDENTURE TRUSTEE. No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after the registered owners of the affected trust:

•	have given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof;

•	shall have made written request upon the indenture trustee and the indenture trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name; and

•	the indenture trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

WAIVERS OF EVENTS OF DEFAULT. The indenture trustee may in its discretion waive any event of default under an indenture and rescind any declaration of acceleration of the obligations due under the indenture. The indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the indenture trustee in connection with such default. An event of default with respect to payments due to the indenture trustee for compensation or indemnification may not be waived. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

THE INDENTURE TRUSTEE

ACCEPTANCE OF TRUST. The indenture trustee will accept the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

•	except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture;

•

except during the continuance of an event of default and in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture;

•

in case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

•

before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the indenture trustee.

INDENTURE TRUSTEE MAY ACT THROUGH AGENTS. The indenture trustee may execute any of the trusts or powers under an indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision and monitoring of the work performed. Each trust will pay all reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that trust.

DUTIES OF THE INDENTURE TRUSTEE. The indenture trustee will not make any representations as to the title of the trust in the trust estate or the validity or sufficiency of the indenture or the notes. If no event of default as defined in the indenture has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the indenture trustee is required to examine them to determine whether they are in the form required by the indenture and contain the statements required by the indenture.

The indenture trustee may be held liable for its negligent action or failure to act, or for its misconduct. The indenture trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion conferred by the indenture. The indenture trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

INDEMNIFICATION OF INDENTURE TRUSTEE. The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under an indenture unless properly indemnified and provided with security to its satisfaction. The indenture trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or a trust’s authorized representative.

However, the indenture trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by the applicable trust in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred unless such fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements have resulted from the negligence or willful misconduct of the indenture trustee. If a trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

Each trust will agree to indemnify the indenture trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate. Each trust will indemnify and hold harmless the indenture trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of that trust’s notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading. The indenture trustee will not be liable for, and will be held harmless by a trust from, any liability arising from following any orders, instructions or other directions upon which it is authorized to rely under the indenture or other agreement to which it is a party.

COMPENSATION OF INDENTURE TRUSTEE. Each trust will pay to the indenture trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. The indenture trustee may not change the amount of its annual compensation without giving the applicable trust and the rating agencies at least 90 days’ written notice prior to the beginning of a fiscal year. If not paid by the trust, the indenture trustee will have a lien on all money held pursuant to the indenture, subject only to the prior lien of the obligations for the payment of the principal and interest thereon from the Collection Fund.

RESIGNATION OF INDENTURE TRUSTEE. The indenture trustee may resign and be discharged by giving the trust notice in writing specifying the date on which the resignation is to take effect. If no successor indenture trustee has been appointed by that date or within 90 days of the trust receiving the indenture trustee’s notice, whichever is longer, then the indenture trustee may either (a) appoint a sufficiently qualified temporary successor indenture trustee; or (b) request a court to require the trust to appoint a successor indenture trustee within three days or request a court to appoint a successor indenture trustee itself.

REMOVAL OF INDENTURE TRUSTEE. The indenture trustee may be removed:

•	at any time by the registered owners of a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under an indenture;

•	by the trust for cause or upon the sale or other disposition of the indenture trustee or its trust functions; or

•	by the trust without cause so long as no event of default exists or has existed within the last 30 days.

In the event a indenture trustee is removed, removal shall not become effective until:

•	a successor indenture trustee shall have been appointed; and

•	the successor indenture trustee has accepted that appointment.

SUCCESSOR INDENTURE TRUSTEE. If the indenture trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, the trust may appoint a successor indenture trustee. Each trust will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

Every successor indenture trustee:

•	will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

•	have a reported capital and surplus of not less than $50,000,000;

•	will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

•

will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the student loans originated under the Higher Education Act.

MERGER OF THE INDENTURE TRUSTEE. Any corporation into which the indenture trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, shall be the successor of the indenture trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

SUPPLEMENTAL INDENTURES

SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. A trust can agree with the indenture trustee to enter into any indentures supplemental to an indenture for any of the following purposes without notice to or the consent of owners of the obligations:

•	to cure any ambiguity or formal defect or omission in the indenture;

•	to grant to or confer upon the indenture trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

•	to subject to the indenture additional revenues, properties or collateral;

•

to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

•	to evidence the appointment of a separate or co-indenture trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture;

•

to add provisions to or to amend provisions of the indenture as may be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act, provided that an opinion of counsel is filed with any such supplemental indenture to the effect that such provisions will not impair the existing security of the registered owners of the outstanding obligations;

•

to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee, are not to the prejudice of the registered owners of any of the obligations outstanding under the indenture;

•

to make any changes necessary to comply or obtain more favorable treatment under any current or future law, rule or regulation, including the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

•

to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product and to modify the indenture with respect to a derivative product;

•	to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

•	to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

•	to make any other change which, in the judgment of the indenture trustee, is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the collective aggregate principal amount of the obligations then outstanding under the indenture that are adversely affected thereby, provided that the changes described below may be made in a supplemental indenture only with the consent of the registered owners of all obligations then outstanding that are adversely affected thereby,

•	an extension of the maturity date of the principal of or the interest on any obligation;

•	a reduction in the principal amount of any obligation or the rate of interest thereon;

•	a privilege or priority of any obligation under the indenture over any other obligation;

•	a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture; or

•	the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

The indenture may not be amended to modify the trusts, powers, rights obligations, duties, remedies, immunities and privileges of the indenture trustee without prior written approval of the indenture trustee.

TRUSTS IRREVOCABLE

The trust created by an indenture is irrevocable until the notes and interest thereon and all derivative payments are fully paid or provision is made for their payment as provided in the applicable indenture.

SATISFACTION OF INDENTURE

If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient, together with any money deposited with the indenture trustee, to pay the principal of and interest to become due on the note. However, no such deposit will have the effect described in this paragraph if made during the existence of an event of default unless made with respect to all notes outstanding.

Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under such derivative product has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

DESCRIPTION OF CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

CREDIT ENHANCEMENT

Credit enhancement may be provided with respect to one or more classes of the notes of any series of a trust. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, establishment of a capitalized interest fund or any combination of the foregoing.

The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

NOTE INSURANCE AND SURETY BONDS. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

SUBORDINATE NOTES. The notes each trust issues will be designated class A notes, class B notes or class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the class B noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the class A noteholders, and the rights of the class C noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the class B noteholders and the class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

LETTER OF CREDIT. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

RESERVE FUND. In addition to the Reserve Fund for each trust described in this prospectus under “Security and Sources of Payment for the Notes—Reserve Fund,” one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a trust, together with the reinvestment income on those amounts, will be applied by the indenture trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the indenture trustee.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

CAPITALIZED INTEREST FUND. If so provided in the related prospectus supplement, the indenture trustee will establish and maintain a capitalized interest fund for each series of notes. It will be funded by an initial deposit by the trust. Capitalized interest funds will be available for a specified period of time to provide liquidity requirements resulting from a portion of a trust’s assets earning interest below the rate of interest borne by the related notes issued by the trust and transaction costs. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the capitalized interest fund.

DERIVATIVE PRODUCTS; DERIVATIVE PAYMENTS

If so provided in the prospectus supplement, a trust may enter into interest rate swap agreements consisting of interest rate swaps, rate caps and rate ceilings to help minimize the risk of adverse changes in interest rates. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps to help minimize the risk of adverse changes in the relevant exchange rates.

A derivative product constituting an interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical “notional” principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate—such as LIBOR—for a floating rate obligation based on another referenced interest rate - such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment. Basis rate swaps are a form of interest rate swap in which the two parties swap variable interest rates where those rates are based on different money markets.

Derivative products constituting interest rate caps typically involve a trust making an initial payment to a party, which party agrees to make future payments to the trust if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. A trust also may sell an interest rate cap to a party from which the trust has simultaneously purchased an interest rate cap. The interest rate cap sold by the trust will require the trust to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the trust. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party’s exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the trust typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the trust will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The trust would make an initial payment to the other party for this right. The prospectus supplement will describe the terms of any derivatives to be entered into by the trust.

DESCRIPTION OF THE GUARANTEE AGENCIES

The student loans each trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency’s policies and procedures.

In general, a guarantee agency’s reserve fund is funded principally by federal default fees, claim insurance payments from the Secretary of Education, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency’s administrative expenses.

Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

•	the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

•	the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

•

the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

•

beginning October 1, 2006, limiting the amount of collection costs that may be charged to a borrower to 18.5% of the balance of a defaulted loan that is paid off through consolidation by the borrower, and requiring the guarantee agency to remit 8.5% of the balance of the defaulted loan paid off through consolidation by the borrower to the Secretary of Education; and

•

beginning October 1, 2009, requiring guarantee agencies to remit to the Secretary of Education collection costs that may be charged to a borrower on any proceeds of consolidation of defaulted loans that exceed 45% of the guarantee agency’s total collections on defaulted loans in a Federal fiscal year.

Additionally, the adequacy of a guarantee agency’s reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency’s federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency’s guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency’s reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

There are no assurances as to the Secretary of Education’s actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

GENERAL. A guarantee agency’s right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between the guarantee agency and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student ceases to be enrolled on at least a half-time basis, and during certain deferment periods, subject to the holders’ compliance with all requirements of the Higher Education Act.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

EFFECT OF ANNUAL CLAIMS RATE. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency’s claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

The reimbursement formula for default claims varies depending on when the loan was initially disbursed, as summarized below:

Claims Rate	Federal Payment on loans disbursed prior to 10/1/93	Federal Payment on loans disbursed after 10/01/93	Federal Payment on loans disbursed after 10/01/98
0% up to 5%	100%	98%	95%

5% up to 9%	100% of claims up to 5%; 90% of claims 5% and over	98% of claims up to 5% 88% of claims 5% & over	95% of claims up to 5% 85% of claims 5% & over

9% and over	100% of claims up to 5%; 90% of claims 5% and over up to 9%; 80% of claims 9% and over	98% of claims up to 5% 88% of claims 5% & over, and up to 9% 78% of claims 9% and over	95% of claims up to 5% 85% of claims 5% and over, up to 9% 75% of claims 9% and over

The claims rate is not accumulated from year to year, but is determined solely on the basis of reinsurance claims paid by the Secretary of Education to the guarantee agency in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the Secretary of Education is entitled to receive an equitable share of the payment.

Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the default claim was paid to the lender and an amount currently equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collection activities need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

REHABILITATION OF DEFAULTED LOANS. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then-current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year. Effective July 1, 2006, the guarantee agency may charge the borrower and retain collection costs in an amount not to exceed 18.5% of the balance of the rehabilitated loan.

Effective July 1, 2006, for a loan to be eligible for rehabilitation, the guarantee agency must have received 9 payments made within 20 days of the due date during 10 consecutive months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred.

LOANS SUBJECT TO REPURCHASE

The Higher Education Act requires a lender to repurchase loans from a guarantee agency, under certain circumstances, after the guarantee agency has paid for the loan through the claim process. A lender is required to repurchase:

•	a loan found to be legally unenforceable against the borrower;

•

a loan for which a bankruptcy claim has been paid if the borrower’s bankruptcy is subsequently dismissed by the court or, as a result of the bankruptcy hearing, the loan is considered non-dischargeable and the borrower remains responsible for repayment of the loan;

•	a loan that is subsequently determined not to be in default; or

•	a loan for which a guarantee agency inadvertently paid the claim.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Mayer, Brown, Rowe & Maw LLP, as tax counsel to Goal Capital Funding, LLC. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OF ANY SERIES. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “Service”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

CHARACTERIZATION OF THE TRUST ESTATE

Based upon certain assumptions and certain representations of Goal Capital Funding, LLC, Mayer, Brown, Rowe & Maw LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt, and that the trust which issues the notes will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Mayer, Brown, Rowe & Maw

LLP has rendered its opinion to the effect that this discussion is a summary of material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the beneficial owners of the notes or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

If, instead of treating the transaction as creating secured debt, the transaction were treated as creating a partnership among the beneficial owners, the servicer and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the trust and each beneficial owner would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the beneficial owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

If, alternatively, it were determined that this transaction created an entity other than a trust which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, such entity would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners of note classes treated as equity interests generally would be treated as dividends for tax purposes to the extent of such corporation’s accumulated and current earnings and profits. However, as noted above, Goal Capital Funding, LLC has been advised that the notes will be treated as debt for federal income tax purposes and that each trust organized to issue notes will not be characterized as an association or publicly traded partnership taxable as a corporation.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

Each trust and the registered owners will express in its indenture their intent that, for federal income tax purposes, the notes will be indebtedness secured by the student loans. Each trust and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness for federal income tax purposes. Each trust intends to treat this transaction as a financing reflecting the notes as indebtedness for tax and financial accounting purposes.

In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

Goal Capital Funding, LLC believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and that, as a result, registered owners (or other beneficial owners) of the notes should not be treated as the owners of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, the Service could further assert that the entity created pursuant to the indenture, as the owner of the student loans for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

TAXATION OF INTEREST INCOME ON THE NOTES

Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by beneficial owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. If the notes are deemed to be issued with original issue discount, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimis amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument’s yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest (as defined below) allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated pro rata to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less (“qualified stated interest”). Goal Capital Funding, LLC expects that interest payable with respect to the class A and class B notes will constitute qualified stated interest and will not be treated as original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the class B notes may not be qualified stated interest because such payments are not unconditional and that the class B notes are issued with original issue discount.

Payments of interest received with respect to the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential owners of the notes should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

A purchaser (other than a person who purchases a note upon issuance at the issue price) who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicates that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, Goal Capital Funding, LLC believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes (assuming such entity is not, as a result, taxed as an association), beneficial owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

BACKUP WITHHOLDING

Certain purchasers may be subject to backup withholding at the applicable rate determined by statute with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the indenture trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the indenture trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

STATE, LOCAL OR FOREIGN TAXATION

Goal Capital Funding, LLC makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

LIMITATION ON THE DEDUCTIBILITY OF CERTAIN EXPENSES

Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. None of such miscellaneous itemized deductions are deductible by individuals for purposes of the alternative minimum tax. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then Goal Capital Funding, LLC believes that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each individual who is considering a purchase of the notes should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

TAX-EXEMPT INVESTORS

In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity’s exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the classes of notes of any Series were considered equity for tax purposes and if one or more other classes of notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised Goal Capital Funding, LLC that the notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any tax-exempt beneficial owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by such owner from the calculation of unrelated business taxable income. Each potential tax-exempt owner is urged to consult its own tax advisor regarding the application of these provisions.

SALE OR EXCHANGE OF NOTES

If a beneficial owner sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, the maximum capital gain rate for certain assets held for more than twelve months is 15%. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential beneficial owner of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

SPECIAL TAX CONSEQUENCES TO HOLDERS OF AUCTION RATE NOTES

The following discussion summarizes certain material federal income tax consequences to a beneficial owner pertaining to the auction procedure for setting the interest rate and other terms of auction rate notes. For a general summary of the U.S. federal income tax accounting treatment applicable to holders of auction rate notes, prospective purchasers should refer to “Material Federal Income Tax Consequences—Taxation of Interest Income on the Notes” above.

Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure will not constitute a modification of the notes or a retirement and reissuance of the auction rate notes under applicable Treasury regulations. Accordingly, a beneficial owner of an auction rate note will not realize gain or loss upon an auction reset. In addition, solely for purposes of determining original issue discount thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing original issue discount solely because interest rates are set under the auction procedure, although original issue discount could arise by virtue of the terms of the auction rate notes arrived at in the reset procedure, e.g., if the maximum rate became applicable to the auction rate notes.

If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a beneficial owner of an auction rate note in each accrual period would be a hypothetical amount based upon the issuer’s current borrowing costs for comparable, noncontingent debt instruments (the “noncontingent bond method”), and a beneficial owner of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the beneficial owner’s prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.

SPECIAL TAX CONSEQUENCES TO HOLDERS OF RESET RATE NOTES

The following discussion summarizes certain U.S. federal income tax consequences to a beneficial owner pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars (“foreign exchange reset rate notes”) are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures likely will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars (“U.S. dollar reset rate notes”) will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion below regarding the possible alternative treatment of the reset rate securities, a non-tendering beneficial owner of a U.S. dollar reset rate security likely will not realize gain or loss if the security continues to be denominated in U.S. dollars, and such security will be deemed to remain outstanding until the security is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate security is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the security likely will be treated as retired and reissued upon such reset.

Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining original issue discount thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).

If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to beneficial owners unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, original issue discount, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.

For a summary of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, of beneficial owners of such notes should refer to “Material Federal Income Tax Consequences—Taxation of Interest Income on the Notes” above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion above are correct but is subject to the discussion regarding the possible alternative treatment of the reset rate notes below.

There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing would result in the material modification of such notes and would give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations for purposes of the original issue discount provisions of the Code. See “Material Federal Income Tax Consequences—Special Tax Consequences to Holders of Auction Rate Securities” above for a discussion of such regulations.

It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating original issue discount. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes. Beneficial owners should consult their own tax advisors regarding the proper tax accounting for such an instrument under this alternative characterization. Moreover, in this regard, final Treasury regulations were recently issued addressing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency. These regulations generally require beneficial owners to compute and accrue original issue discount under the noncontingent bond method applicable to U.S. dollar denominated contingent payment debt instruments, and then to translate such amounts under the foreign currency rules described above. Under the noncontingent bond method, the amount treated as taxable interest to a beneficial owner of a reset rate security in each accrual period would be a hypothetical amount based on the issuer’s current borrowing costs for comparable, noncontingent debt instruments, and a beneficial owner of a reset rate security might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the reset rate notes were treated as contingent payment debt instruments under these regulations, the characterization of any non-currency gain or loss upon their sale exchange would be affected. Specifically, any non-currency gain (which otherwise generally would be capital gain) would be treated as ordinary gain, and any non-currency loss (which otherwise generally would be capital loss) would be treated as ordinary loss to the extent of the beneficial owner’s prior ordinary inclusions with respect to the reset rate notes, and the balance generally would be treated as capital loss.

FOREIGN OWNERS OF NOTES

Interest paid (or accrued) to a beneficial owner who is not a U.S. Person (a “Foreign Owner”) general will be considered “portfolio interest,” and generally will not be subject to United States federal withholding tax, if the interest is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and

1.	the Foreign Owner is not actually or constructively a “10 percent shareholder” of the trust or the depositor (including a holder of 10% of the outstanding Certificates) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related Person” within the meaning of the Code:

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any owner of the trust.

To qualify for the portfolio interest exemption, the Foreign Owner must provide the applicable indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is not a U.S. Person and providing the Foreign Owner’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent, in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it either will be subject to United States federal withholding tax at a rate of 30 percent (unless reduced or eliminated pursuant to an applicable tax treaty) or, if such interest income is effectively connected with the conduct of a trade or business in the United States by the Foreign Owner, will be subject to United States federal income tax on a net basis. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable indenture trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

As used in this Prospectus, a “U.S. Person” means:

1.	a citizen or resident of the United States;

2.	a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof;

3.	an estate, the foreign-source income of which is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible to and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in clause (a).

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from July 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

The withholding tax provisions of the Directive could apply to payments on securities made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, as well as entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (as defined below) (each such entity a “Benefit Plan”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United State Department of Labor (the “Plan Assets Regulation”), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions to plan assets contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the trust believes that, at the time of their issuance, the note should not be treated an equity interest in the trust for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, any servicer, the indenture trustee, the Delaware trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan should consult with their advisors regarding the applicability of any such exemption.

Governmental plans, as defined in the Code and ERISA, are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring the notes with the assets of a Benefit Plan or a governmental plan, non-U.S. plan, or church plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) the acquisition and holding of the notes will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law.

A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

AFFILIATIONS AMONG FINANCING PARTICIPANTS

Goal Capital Funding, LLC will be the depositor of each trust and will be the seller of the student loans acquired by each trust with the proceeds of the notes. The depositor will acquire from various affiliates, including affiliates that are party to warehouse financing facilities, student loans for sale to the trust that were originated by Higher Education Finance, LLC. The depositor will own all of the beneficial interests of each trust. Goal Financial, LLC will act as administrator for the trusts and may act as servicer for the loans each trust acquires. Goal Financial, LLC is the sole equity member of the depositor (and therefore indirectly owns each trust) and Higher Education Finance, LLC.

None of the depositor, the sponsor, the administrator or any trust will be affiliated with the eligible lender trustee, indenture trustee or Delaware trustee for any trust.

PLAN OF DISTRIBUTION

The trusts may sell the notes of each series to or through underwriters by “best efforts” underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, a trust may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors’ judgments as to the price of the notes.

In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a trust to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from a trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from a trust will be described, in the applicable prospectus supplement.

A trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

If so indicated in the prospectus supplement, a trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by the sponsor, or its designated affiliates, after its exercise of the call option with respect to that class of notes. In connection with any remarketing of a class of reset rate notes, unless the all-hold rate is in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

If the sponsor, or its designated affiliate, exercises its call option with respect to any class of reset rate notes previously publicly offered by a trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the trust’s student loans that remain outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

LEGAL PROCEEDINGS

None of Goal Capital Funding, LLC, Goal Financial, LLC or the issuing trust is presently the subject of any material claim, lawsuit or proceeding. Goal Financial, LLC is subject to various claims, lawsuits, and proceedings that generally arise in the normal course of business. These matters principally consist of claims by borrowers disputing the manner in which their loans have been processed. On the basis of present information, anticipated insurance coverage, and advice received from counsel, it is the opinion of Goal Financial, LLC’s management that the disposition or ultimate determination of these claims, lawsuits, and proceedings will not have a material adverse effect on Goal Financial, LLC’s business.

LEGAL MATTERS

Certain legal matters will be passed upon by Mayer, Brown, Rowe & Maw LLP, as counsel to the trusts. Other counsel, if any, passing upon legal matters for the trusts or any placement agent or underwriter will be identified in the related prospectus supplement.

RATINGS

It is a condition to the issuance of the notes that they be rated investment grade by at least one nationally recognized statistical rating organization, Moody’s, Standard & Poor, Fitch or DBRS, Inc., in one of its four highest rating categories. The specific ratings required for a class of notes will be described in the related prospectus supplement.

A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes. On a quarterly basis each agency rating the notes is provided with servicing reports describing the performance of the underlying assets in the prior period.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

INCORPORATION OF DOCUMENTS BY REFERENCE; WHERE TO FIND MORE INFORMATION

The depositor may provide, at such time as may be required under relevant SEC rules and regulations, static pool information in response to Item 1105 of Regulation AB through an internet web site. If the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific internet address where such information is posted.

The administrator will prepare periodic reports as described in the prospectus supplement for each series of notes concerning the student loans in the related trust and certain activities of the trust. The reports will be sent to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the notes. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited by our independent accountants.

The trusts are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file with the Securities and Exchange Commission periodic reports, including reports on Forms 8-K and 10-D, an annual report on Form 10-K, and other information as required under SEC rules and regulations.

The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

The administrator will make available on its internet web site at http://goalfinancial.net/investor_relations/investor_home.aspx each trust’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports filed pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically furnished to the SEC.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of notes, upon written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to: Goal Capital Funding, LLC, 9477 Waples Street, Suite 100, San Diego, California 92121, or by phone at (858) 320-6799.

GLOSSARY OF TERMS

Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

“AUTHORIZED REPRESENTATIVE” shall mean, when used with reference to a Goal Capital Funding Trust any officer or board member of any affiliate organization or other entity authorized by the trust agreement to act on such Goal Capital Funding Trust’s behalf.

“BOOK-ENTRY FORM” or “BOOK-ENTRY SYSTEM” means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities “immobilized” to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

“CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“COLLECTION PERIOD” means, with respect to the first distribution date, the period beginning and ending on the dates specified in a related prospectus supplement, and for any subsequent distribution date, the three full calendar months preceding a distribution date or such other periods as may be described in a prospectus supplement.

“COUNTERPARTY” shall mean a third party which is obligated to make payments under a Derivative Product.

“DERIVATIVE PAYMENT DATE” shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which a payment is due and payable under the Derivative Product.

“DERIVATIVE PRODUCT” shall mean a written contract or agreement between a trust and a Counterparty, which provides that the trust’s obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the Counterparty, and:

(a) under which the trust is obligated (whether on a net payment basis or otherwise), on one or more scheduled and specified Derivative Payment Dates, to make payments to a Counterparty in exchange for the Counterparty’s obligation (whether on a net payment basis or otherwise) to make payments to the trust, on one or more scheduled and specified Derivative Payment Dates, in the amounts set forth in the Derivative Product;

(b) for which the trust’s obligation to make payments may be secured by a pledge of and lien on its trust estate on an equal and ratable basis with any class of the trust’s outstanding notes and which payments may be equal in priority with any priority classification of the trust’s outstanding notes; and

(c) under which payments are to be made directly to the indenture trustee for deposit into the Collection Fund.

“DISTRIBUTION DATE” shall mean, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled principal payment with respect thereto.

“ELIGIBLE LENDER” shall mean any “eligible lender,” as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

“EVENT OF BANKRUPTCY” shall mean (a) a trust shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against a trust seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

“FEDERAL REIMBURSEMENT CONTRACTS” shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

“FITCH” shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

“GUARANTEE” or “GUARANTEED” shall mean, with respect to a student loan, the insurance or guarantee by the guarantee agency pursuant to such guarantee agency’s guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guarantee agency for payments made by it on defaulted student loans insured or guaranteed by the guarantee agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

“GUARANTEE AGREEMENTS” shall mean a guaranty or lender agreement between the indenture trustee or eligible lender trustee and any guarantee agency, and any amendments thereto.

“GUARANTEE AGENCY” shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the indenture trustee or eligible lender trustee maintains a guarantee agreement.

“HIGHER EDUCATION ACT” shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

“INDENTURE” shall mean each indenture of trust among a Goal Capital Funding Trust, the eligible lender trustee and the indenture trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

“INSURANCE” or “INSURED” or “INSURING” means, with respect to a student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of all or a portion of the principal of and accrued interest on such student loan.

“INTEREST PERIOD” OR “INTEREST ACCRUAL PERIOD” means, with respect to (a) LIBOR rate notes and any class of the reset rate notes that bears interest at a floating rate of interest, the period from and including the immediately preceding quarterly distribution date for such class of the notes, or in the case of the initial such period the date of issuance, to but excluding such current quarterly distribution date; provided that, if more than one interest rate change date occurs for any class of the reset rate notes within any given interest accrual period, the related rate of interest for the entire interest accrual period shall be as specified in the relevant remarketing terms notice; (b) a class of the reset rate notes bearing a fixed rate of interest and (i) denominated in U.S. dollars, the period from and including the 25th day of the month of the month containing the immediately preceding quarterly distribution date, to and including the 24th day of the month containing the current quarterly distribution date for such class of the reset rate notes, or (ii) denominated in a currency other than U.S. dollars, (A) the period from and including the 25th day of the month containing the immediately preceding quarterly distribution date, to and including the 24th day of the month containing the current quarterly distribution date or (B) as otherwise specified in a related prospectus supplement; and (c) a class of auction rate notes, the initial auction period and each auction period commencing on an auction rate distribution date for the class and ending on the day before (i) the next auction rate distribution date for the class or (ii) the stated maturity of the class, as applicable.

“INTEREST BENEFIT PAYMENT” shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

“MOODY’S” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“NOTES” shall mean a trust’s notes or other obligations issued under an indenture.

“PARTICIPANT” means a member of, or participant in, the depository.

“PRIORITY TERMINATION PAYMENT” means, with respect to any derivative product, any termination payments payable by a trust under such derivative product if a rating confirmation shall have been delivered with respect to the treatment of such termination payments as “priority termination payments.”

“QUARTERLY FUNDING AMOUNT” shall mean, for each applicable quarterly distribution date, the monies deposited into the Remarketing Fee Fund, prior to the payment of interest on any of the notes, for payment of the remarketing agents’ fees.

“RATING AGENCY” shall mean, collectively, S&P, Fitch, Moody’s and DBRS, Inc. and their successors and assigns or any other rating agency requested by a Goal Capital Funding Trust to maintain a rating on any of its notes.

“RATING AGENCY CONDITION” shall mean, with respect to any action, that each rating agency shall have been given prior notice thereof and that each of the rating agencies shall have issued a rating confirmation.

“RATING CONFIRMATION” means a letter from each rating agency then providing a rating for any of the notes, confirming that the action proposed to be taken by a trust will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw the ratings then applicable to the notes issued by that trust.

“REGISTERED OWNER” shall mean the person in whose name a note is registered on the note registration books maintained by the indenture trustee, and shall also mean with respect to a derivative product, any counterparty, unless the context otherwise requires.

“RESET PERIOD TARGET AMOUNT” shall mean an amount for deposit into the Remarketing Fee Fund to be set for the reset rate notes for each reset period, which will not exceed 0.20% per annum of the outstanding principal balance of the reset rate notes, or such other amount that satisfies the rating agency condition.

“REVENUE” or “REVENUES” shall mean all amounts received by the indenture trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the indenture trustee or a trust from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by a trust with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by a trust pursuant to a derivative product.

“S&P” shall mean Standard & Poor’s Rating Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

“SECRETARY” shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

“SELLER” shall mean the depositor and any eligible lender from which the depositor is purchasing or has purchased or agreed to purchase student loans for subsequent sale to a Goal Capital Funding Trust.

“SERVICER” shall mean any servicer or subservicer selected by a trust, including an affiliate of a trust.

“SPECIAL ALLOWANCE PAYMENTS” shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

“SUPPLEMENTAL INDENTURE” shall mean an agreement supplemental to an indenture executed pursuant to an indenture.

“SUPPLEMENTAL INTEREST DEPOSIT AMOUNT” shall mean, for any quarterly distribution date and any Supplemental Interest Fund, an amount that satisfies the rating agency condition.

APPENDIX A

DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

The information in this Appendix A is an integral part of the prospectus and is incorporated in the prospectus.

THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The Higher Education Reconciliation Act of 2005 extended the authorization for the Federal Family Education Loan Program through September 30, 2012. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

Generally, a student is eligible for loans made under the Federal Family Education Loan Program if he or she:

•	has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

•	is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

•	has agreed to notify promptly the holder of the loan of any address change;

•	is not in default on any federal education loans;

•	meets the applicable “needs” requirements; and

•	has not committed a crime involving fraud in obtaining funds under the Higher Education Act which funds have not been fully repaid.

Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

Four types of loans are currently available under the Federal Family Education Loan Program:

•	Subsidized Stafford Loans;

•	Unsubsidized Stafford Loans;

•	PLUS Loans; and

•	Consolidation Loans.

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

The primary loan under the Federal Family Education Loan Program is the subsidized Federal Stafford Loan (the “Subsidized Stafford Loan” or the “Stafford Loan”). Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain unsubsidized Federal Stafford Loans (“Unsubsidized Stafford Loans”). Graduate or professional students and parents of students may be able to obtain federal PLUS Loans (“PLUS Loans”). Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower’s existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Federal Supplemental Loans for Students (“SLS Loans”) to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans.

SUBSIDIZED STAFFORD LOANS

GENERAL. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the Federal SLS Loan and Federal PLUS Loan programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

INTEREST RATES FOR SUBSIDIZED STAFFORD LOANS. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

(1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

(2) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

(3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

(4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

(5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the Federal Family Education Loan Program:

(6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford Loan, 8% per annum, or

(7) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

•	7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (1) above;

•	8% per annum in the case of:

•	a Stafford Loan made to a borrower who has a loan described in clause (3) above;

•	a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above;

•	a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

•

9% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

•	10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During these periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

For Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

For Stafford Loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate is 6.8%. There can be no assurance that the interest rate provisions for these loans will not be further amended.

UNSUBSIDIZED STAFFORD LOANS

GENERAL. The Unsubsidized Stafford Loan program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum for their status (dependent or independent) and their Subsidized Stafford Loan eligibility through the Unsubsidized Stafford Loan program. The general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins and during periods of deferment. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

INTEREST RATES FOR Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

PLUS LOANS

GENERAL. PLUS Loans are made only to borrowers who are graduate or professional students, or parents, and under certain circumstances spouses of remarried parents, of dependent undergraduate students. Effective July 1, 2006, graduate and professional students will also be considered eligible borrowers under the PLUS Loan program. For PLUS Loans made on or after July 1, 1993, the borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, in that federal interest subsidy payments are not available under the PLUS Loan program and special allowance payments are more restricted.

INTEREST RATES FOR PLUS LOANS. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

•	made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

•	made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

•	made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

•

made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.25% per annum (but not to exceed 12% per annum);

•

made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.1% per annum (but not to exceed 10% per annum);

•	made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum;

•

made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum); or

•	made on or after July 1, 2006, is 8.5%.

SLS LOANS

GENERAL. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students’ parents were unable to obtain a PLUS Loan and were also unable to provide the students’ expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

INTEREST RATES FOR SLS LOANS. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

CONSOLIDATION LOANS

GENERAL. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Consolidation Loans also may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, as well as loans made pursuant to the Federal Perkins (formally “National Direct Student Loan”) and Health Professional Student Loan programs. To be eligible for a Consolidation Loan, a borrower must:

•	have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs; and

•	be in repayment status or in a grace period; or

•	be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

If requested by the borrower, an eligible lender may combine SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The combined loans will bear interest at a rate equal to the weighted average of the rates of the included loans. Such combination will not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993 but before July 1, 2006, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Consolidation Loan during the 180-day period following the origination of the Consolidation Loan.

INTEREST RATES FOR CONSOLIDATION LOANS. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans for which the application is received on or after October 1, 1998 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. For a discussion of required payments that reduce the return on Consolidation Loans, see “Fees—Rebate Fees on Consolidation Loans” in this Appendix A.

MAXIMUM LOAN AMOUNTS

Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

LOAN LIMITS FOR SUBSIDIZED STAFFORD AND UNSUBSIDIZED STAFFORD LOANS. Subsidized Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year if the loan is made prior to July 1, 2007, and up to $3,500 in an academic year if the loan is made on or after July 1, 2007. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year if the loan is made prior to July 1, 2007, and up to $4,500 in an academic year if the loan is made on or after July 1, 2007. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. Independent graduate and independent undergraduate students are also eligible for additional Unsubsidized Stafford Loan Funds. Maximum additional Unsubsidized Stafford Loan funds are $4,000 for first and second-year undergraduates, $5,000 for additional years of undergraduate education and $10,000 for graduate students. The maximum additional Unsubsidized Stafford Loan amount for graduate students increases to $12,000 on July 1, 2007. The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000 ($46,000 for independent students, of which only $23,000 may be Subsidized Stafford Loans). The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including the portion of a Consolidation Loan used to repay such loans for a graduate and professional student, including loans for undergraduate education, is $138,500, of which only $65,500 may be Subsidized Stafford Loans. This amount increases to $140,500 on July 1, 2007. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

LOAN LIMITS FOR PLUS LOANS. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student’s unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

LOAN LIMITS FOR SLS LOANS. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under “Subsidized Federal Stafford Loans.”

DISBURSEMENT REQUIREMENTS

The Higher Education Act now requires that most Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins, unless the school is a low cohort default rate school.

REPAYMENT

REPAYMENT PERIODS. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower’s outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but begins upon expiration of the applicable grace period. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the “grace periods.”

In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may postpone repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

INCOME-SENSITIVE REPAYMENT SCHEDULES. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. A trust may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

DEFERMENT PERIODS. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

•

during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

•	during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

•	during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

•

during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code;

•

during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

•

during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

•	during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

•

during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

•	during a period, not in excess of 6 months, while the borrower is on parental leave; and

•	only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a “teacher shortage area” (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

•

during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

•	during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

•

during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower’s educational debt burden and his or her income.

Borrowers who obtain loans for which the first disbursement is made on or after July 1, 2001, may obtain deferments during a period not in excess of three years while serving on active military duty during a war or other military operation or national emergency or while performing qualifying National Guard duty during a war or other military operation or national emergency, or the borrower is on active military duty or the borrower is in reserve status and called to active duty.

Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

FORBEARANCE PERIOD. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower’s debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower’s gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a “national service position” under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender’s option. Forbearance also extends the ten year maximum term.

INTEREST PAYMENTS DURING GRACE, DEFERMENT AND FORBEARANCE PERIODS. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized.

FEES

GUARANTEE FEE AND FEDERAL DEFAULT FEE. For loans for which the date of guarantee of principal is before July 1, 2006, a guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. For loans for which the date of guarantee of principal is on or after July 1, 2006, a guarantee agency is required to deposit into the Federal Student Loan Reserve Fund a Federal default fee in an amount equal to 1.0% of the principal amount of the loan. The fee is to be either deducted from the proceeds of the loan or paid from other non-Federal sources. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

ORIGINATION FEE. An eligible lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in the amount equal to the percentage of the principal amount of the loan shown below:

•	3% with respect to loans for which the first disbursement of principal is made before July 1, 2006;

•	2% with respect to loans for which the first disbursement of principal is made on or after July 1, 2006, and before July 1, 2007;

•	1.5% with respect to loans for which the first disbursement of principal is made on or after July 1, 2007, and before July 1, 2008;

•	1.0% with respect to loans for which the first disbursement of principal is made on or after July 1, 2008, and before July 1, 2009;

•	0.5% with respect to loans for which the first disbursement of principal is made on or after July 1, 2009, and before July 1, 2010; and

•	0.0% with respect to loans for which the first disbursement of principal is made on or after July 1, 2010.

An eligible lender is required to charge the borrower of a PLUS Loan an origination fee of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

LENDER ORIGINATION FEE. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

REBATE FEE ON CONSOLIDATION LOANS. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

INTEREST SUBSIDY PAYMENTS

Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders’ compliance with all requirements of the Higher Education Act. Only Subsidized Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Subsidized Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays subsidized Federal Family Education Loan Program loans or similar subsidized loans made under the direct loan program. The portion of the Consolidation Loan that repays HEAL loans is not eligible for interest subsidy, regardless of the date the Consolidation Loan was made. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency’s guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period.

SPECIAL ALLOWANCE PAYMENTS

The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

Date of Loans	Annualized SAP Rate
On or after October 1, 1981	T-Bill Rate less Applicable Interest Rate + 3.5%
On or after November 16, 1986	T-Bill Rate less Applicable Interest Rate + 3.25%
On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995	T-Bill Rate less Applicable Interest Rate + 3.1%[1]
On or after July 1, 1998	T-Bill Rate less Applicable Interest Rate + 2.8%[2]
On or after January 1, 2000	3-Month Commercial Paper Rate less
Applicable Interest Rate + 2.34%[3]

[1]	Substitute 2.5% in this formula while loans are in-school, grace or deferment status.
[2]	Substitute 2.2% in this formula while such loans are in-school, grace or deferment status.
[3]	Substitute 1.74% in this formula while such loans are in-school, grace or deferment status.

PLUS, SLS AND CONSOLIDATION LOANS. The formula for special allowance payments on PLUS, SLS and Consolidation Loans are as follows:

Date of Loans	Annualized SAP Rate
On or after October 1, 1992	T-Bill Rate less applicable Interest Rate + 3.1%
On or after January 1, 2000	3-Month Commercial Paper Rate less applicable Interest Rate + 2.64%

For PLUS and SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in quarters during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See “PLUS Loans” and “SLS Loans” in this appendix. Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994, and on any PLUS Loans made on or after July 1, 1998 and before January 1, 2000, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12% per annum. The portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

RECAPTURE OF EXCESS INTEREST. The Higher Education Reconciliation Act of 2005 provides that, with respect to a loan for which the first disbursement of principal is made on or after April 1, 2006, if the applicable interest rate for any 3 month period exceeds the special allowance support level applicable to such loan for such period, then an adjustment shall be made by calculating the excess interest and crediting such amounts to the government not less often than annually. The amount of any adjustment of interest for any quarter will be equal to:

•	the applicable interest rate minus the special allowance support level for the loan, multiplied by

•	the average daily principal balance of the loan during the quarter, divided by

•	four

SPECIAL ALLOWANCE PAYMENTS FOR LOANS FINANCED BY TAX—EXEMPT BONDS. The effective formulas for special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. The formula for special allowance payments for loans financed with the proceeds of tax-exempt obligations originally issued prior to October 1, 1993 is:

T-Bill Rate less Applicable Interest Rate + 3.5%

2

provided that the special allowance applicable to the loans may not be less than 9 1/2% less the Applicable Interest Rate. Special rules apply with respect to special allowance payments made on loans

•	originated or acquired with funds obtained from the refunding of tax-exempt obligations issued prior to October 1, 1993, or

•	originated or acquired with funds obtained from collections on other loans made or purchased with funds obtained from tax-exempt obligations initially issued prior to October 1, 1993.

Amounts derived from recoveries of principal on loans eligible to receive a minimum 9 1/2% special allowance payment may only be used to originate or acquire additional loans by a unit of a state or local government, or non-profit entity not owned or controlled by or under common ownership of a for-profit entity and held directly or through any subsidiary, affiliate or trustee, which entity has a total unpaid balance of principal equal to or less than $100,000,000 on loans for which special allowances were paid in the most recent quarterly payment prior to September 30, 2005. Such entities may originate or acquire additional loans with amounts derived from recoveries of principal until December 31, 2010. Loans acquired with the proceeds of tax-exempt obligations originally issued after October 1, 1993 receive special allowance payments made on other loans.

ADJUSTMENTS TO SPECIAL ALLOWANCE PAYMENTS. Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments. The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

DIRECT LOANS

The 1993 Amendments authorized a program of “direct loans,” to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the “phase-in” of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary’s authority to select additional institutions to achieve balanced school representation.

The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

APPENDIX B

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

The information in this Appendix B is an integral part of the prospectus and is incorporated in the prospectus.

Except in certain limited circumstances, the securities offered under the related prospectus supplement will be available only in book-entry form as “Global Securities.” Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under “Book-Entry Registration—Reset Notes”) will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary, cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

All U.S. dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the U.S. dollar-denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold their positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary to DTC participant’s account against delivery of the Global Securities.

After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to DTC seller on the settlement date. Thus, to DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred to the respective clearing system, through the respective depositary, to a Depository Trust Company participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Security holder or his agent files by submitting the appropriate form to the person through whom it holds the Global Securities (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective from the date signed to the last day of the third succeeding calendar year.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a “Foreign Trust,” as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. For example, the withholding rules applicable to a partner in a partnership that holds Global Securities depend on the status of the partner and the activities of the partnership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$1,200,000,000

STUDENT LOAN ASSET-BACKED NOTES

GOAL CAPITAL FUNDING TRUST 2007-1

Issuing Trust

GOAL CAPITAL FUNDING, LLC

Depositor

GOAL FINANCIAL, LLC

Sponsor and Administrator

PROSPECTUS SUPPLEMENT

JOINT BOOK-RUNNING MANAGERS

Banc of America Securities LLC	Deutsche Bank Securities

CO-MANAGERS
Barclays Capital	JPMorgan

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                 , 2007